                                            UNITED STATES CAN COMPANY,

                                                      Issuer

                                               U.S. CAN CORPORATION,

                                                 Parent Guarantor

                                 WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION

                                                      Trustee

                                                     INDENTURE

                                             Dated as of July 22, 2003

                                               --------------------

                                       107/8% Senior Secured Notes Due 2010

CHI:1233900.5

                                               CROSS-REFERENCE TABLE

TIA                                                                             INDENTURE
SECTION                                                                SECTION

310(a) (1)          .....................................................               7.10
(a) (2)             .....................................................               7.10
(a) (3)             .....................................................               N.A.
(a) (4)             .....................................................               N.A.
(b)                 .....................................................               7.08; 7.10
(c)                 .....................................................               N.A.
311(a)              .....................................................               7.11
(b)                 .....................................................               7.11
(c)                 .....................................................               N.A.
312(a)              .....................................................               2.05
(b)                 .....................................................               12.03
(c)                 .....................................................               12.03
313(a)              .....................................................               7.06
(b)(1)              .....................................................               10.04
(b)(2)              .....................................................               7.06
(c)                 .....................................................               12.02
(d)                 .....................................................               7.06
314(a)              .....................................................               4.02;
                    .....................................................               4.11; 12.02
(b)                 .....................................................               10.02
(c)(1)              .....................................................               12.04
(c)(2)              .....................................................               12.04
(c)(3)              .....................................................               N.A.
(d)                 .....................................................               10.04; 12.02
(e)                 .....................................................               12.05
(f)                 .....................................................               4.11
315(a)              .....................................................               7.01
(b)                 .....................................................               7.05; 12.02
(c)                 .....................................................               7.01
(d)                 .....................................................               7.01
(e)                 .....................................................               6.11
316(a)(last sentence)....................................................               12.06
(a)(1)(A)           .....................................................               6.05
(a)(1)(B)           .....................................................               6.04
(a)(2)              .....................................................               N.A.
(b)                 .....................................................               6.07
317(a)(1)           .....................................................               6.08
(a)(2)              .....................................................               6.09
(b)                 .....................................................               2.04
318(a)              .....................................................               12.01

         ........."N.A." means Not Applicable.

----------------

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

                                                      - iv -

CHI:1233900.5
                                                    OF CONTENTS

ARTICLE 1

ARTICLE 2

ARTICLE 3

ARTICLE 4

                           COVENANTS.............................................................................30
         SECTION 4.01.         Payment of Securities.............................................................30
         SECTION 4.02.         Commission Reports................................................................30
         SECTION 4.03.         Limitation on Indebtedness........................................................30
         SECTION 4.04.         Limitation on Restricted Payments.................................................30
         SECTION 4.05.         Limitation on Dividends and Other Payment Restrictions Affecting Restricted

ARTICLE 5

                           SURVIVING ENTITY......................................................................39
         SECTION 5.01.         Merger, Consolidation and Sale of Assets..........................................39

ARTICLE 6

ARTICLE 7

ARTICLE 8

ARTICLE 9

ARTICLE 10

         SECTION 10.06.        Authorization of Actions To Be Taken by the Trustee Under the Security Documents..59
         SECTION 10.07.        Authorization of Receipt of Funds by the Trustee Under the Second Priority

ARTICLE 11

ARTICLE 12

Exhibit A   -  Form of Initial Notes
Exhibit B   -  Form of Exchange Note

                                                      - 35 -

CHI:1233900.5
                  INDENTURE,  dated as of July 22, 2003,  among UNITED STATES CAN COMPANY,  a Delaware  corporation
(the  "Company"),  U.S. CAN  CORPORATION,  a Delaware  corporation and the Company's sole  stockholder (the "Parent
Guarantor"),  the Subsidiary  Guarantors (as defined herein) and WELLS FARGO BANK MINNESOTA,  NATIONAL ASSOCIATION,
a national banking association (the "Trustee").

                  Each party  agrees as follows for the benefit of the other  parties and for the equal and ratable benefit of the Holders (as defined  herein) of (i) the  Company's  107/8%  Senior  Secured Notes Due 2010 issued on the date  hereof,  (ii) any  Additional  Notes (as defined  herein) that may be issued on any other Issue Date (all such Securities in clauses (i) and (ii) being referred to collectively as the "Initial  Notes"),  (iii) if and when issued in exchange  for the  Initial  Notes,  the  Company's  Series B 107/8%  Senior  Secured  Notes Due 2010 (the
"Exchange  Notes").  $125,000,000  in  aggregate  principal  amount will be  initially  issued on the date  hereof.
Subject to the conditions set forth herein, the Company may issue additional Securities.

ARTICLE 1.........

                                    DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01......Definitions.
                  -----------

                  "Additional  Assets"  means (i) any  property  or assets  (other  than  Indebtedness  and Capital
Stock) that are used or intended to be used in a Related  Business;  (ii) Capital  Stock of a Person that becomes a
Restricted  Subsidiary as a result of the  acquisition  of such Capital Stock by the Company or another  Restricted
Subsidiary;  or (iii)  Capital  Stock  constituting  a  minority  interest  in any  Person  that at such  time is a
Restricted Subsidiary;  provided,  however, that, in the case of clauses (ii) and (iii), such Restricted Subsidiary is primarily engaged in a Related Business.

                  "Additional  Notes" means such  Initial  Notes  initially  issued  subsequent  to the date hereof pursuant to Article II and in compliance with Section 4.03 and Section 4.13.

                  "Adjusted EBITDA" means, for any period, an amount equal to:

                  (i)      the net income (after  taxes) for such period of each party to the Credit  Agreement and its  Subsidiaries  (the "Credit  Parties") on a  consolidated  basis,  as determined in accordance  with  generally accepted  accounting  principles  ("Credit  Agreement Net Income"),  (excluding the effect of any  extraordinary or other  non-recurring  gains (including any gain from the sale of property not in the ordinary course of business)), except as permitted below, plus

                  (ii)     an amount  which in the  determination  of Credit  Agreement  Net Income for such period has been deducted for (a) interest  expense for such period (whether cash or non-cash),  (b) total Federal,  state, foreign or other  income or  franchise  taxes for such  period,  (c) any cash or non-cash  charges  (excluding  any non-cash  restructuring  charges  that are used to write  down the  value  of  accounts  receivable  or  inventory)
incurred in connection with plant closings or

consolidations  ("Restructuring  Charges"),  (d) all  depreciation  and  amortization  charges,  all  extraordinary non-cash  losses  from the sale of  property  (except to the extent  included  in  Restructuring  Charges)  and all non-cash  charges  related to the  write-off of  goodwill,  and (e) non-cash  charges  related to the  write-off of inventory during the fourth fiscal quarter of 2001 in an amount not to exceed $3,200,000, minus

                  (iii)    any cash losses  associated  with the  Restructuring  Charges that were actually paid in cash during such period,  all as determined in accordance  with GAAP, in excess of  $25,000,000,  in the aggregate, incurred pursuant to programs initiated after December 18, 2001, minus

                  (iv)     reserve  reversals taken in connection with  Restructuring  Charges for prior periods to the  extent  such  Restructuring  Charges  were  previously  added  back to  Credit  Agreement  Net  Income  in the calculation of Adjusted EBITDA, plus

                  (v)      all  costs  associated  with  (i)  the  financial  advisor  retained  under  the  Second
Amendment  to Credit  Agreement,  dated  December 18, 2001 and (ii) the advisor  retained by the Credit  Parties in
December 2001 to review their European operations.

                  "Affiliate"  of any  specified  Person  means  (i) any  other  Person,  directly  or  indirectly, controlling  or controlled by or under direct or indirect  common  control with such  specified  Person or (ii) any other Person who is a director or officer (a) of such  specified  Person,  (b) of any  subsidiary of such specified
Person or (c) of any Person  described in clause (i) above.  For the purposes of this  definition,  "control"  when used with respect to any Person means the power to direct the management  and policies of such Person,  directly or indirectly,  whether  through  the  ownership  of  voting  securities,  by  contract  or  otherwise;  and the terms
"controlling"  and  "controlled"  have meanings  correlative to the  foregoing.  For purposes of Section 4.07 only,
"Affiliate"  shall also mean any beneficial  owner of shares  representing 10% or more of the total voting power of the Voting Stock (on a fully  diluted  basis) of the Company or of rights or warrants to purchase such Voting Stock
(whether or not  currently  exercisable)  and any Person who would be an  Affiliate  of any such  beneficial  owner pursuant to the first sentence of this definition.

                  "Asset  Disposition"  means any direct or indirect sale including a lease,  transfer,  conveyance or other  disposition (or series of related sales,  leases,  transfers,  conveyances or  dispositions) of shares of
Capital  Stock of a Restricted  Subsidiary  (other than  directors'  qualifying  shares),  property or other assets
(each referred to for the purposes of this definition as a "disposition")  by the Company,  the Parent Guarantor or any of the Restricted  Subsidiaries  other than (a) a disposition  by a Restricted  Subsidiary to the Company or by
the Company or a Restricted  Subsidiary to a Wholly Owned  Subsidiary,  (b) a disposition  of property or assets at
Fair Market  Value in the  ordinary  course of business of the Company or any of the  Restricted  Subsidiaries,  as
applicable,  (c) a  disposition  with a Fair Market Value and a sale price of less than $5 million,  (d)  operating leases  entered in the ordinary  course of business or a  Sale/Leaseback  Transaction,  (e) for purposes of Section
4.06,  only, a disposition  subject to the  limitations set forth under Section 4.04 and (f) when used with respect to the Company or any Guarantor,  any Asset  Disposition  pursuant to Section 5.01 which  constitutes a disposition of all or substantially all of the Company's or such Guarantor's property.

                  "Attributable   Indebtedness"   means  Indebtedness  deemed  to  be  Incurred  in  respect  of  a
Sale/Leaseback  Transaction  and shall be, at the date of  determination,  the  present  value  (discounted  at the actual rate of interest implicit in such transaction,  compounded  annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback  Transaction  (including any period for which such lease has been extended).

                  "Average  Life"  means,  as of the date of  determination,  with respect to any  Indebtedness  or
Preferred  Stock,  the  quotient  obtained by dividing (i) the sum of the products of the numbers of years from the date of  determination  to the  dates of each  successive  scheduled  principal  payment  of such  Indebtedness  or redemption  or similar  payment with respect to such  Preferred  Stock  multiplied by the amount of such payment by
(ii) the sum of all such payments.

                  "Bank  Indebtedness"  means  any and all  amounts  payable  under  or in  respect  of the  Credit
Agreement from time to time, whether  outstanding on the Issue Date or thereafter  incurred,  including  principal, premium (if any),  interest  (including  interest  accruing on or after the filing of any petition in bankruptcy or for  reorganization  relating to the Company or any Guarantor  whether or not a claim for  post-filing  interest is allowed  in such  proceedings),  fees,  charges,  expenses,  reimbursement  obligations,  guarantees  and all other amounts payable thereunder or in respect thereof.

                  "Board of Directors"  means,  as applicable,  the Board of Directors of the Company or the Parent
Guarantor, or any committee thereof duly authorized to act on behalf of such Board of Directors.

                  "Business  Day" shall mean any Monday,  Tuesday,  Wednesday,  Thursday,  or Friday which is not a
Legal Holiday.

                  "Capital  Expenditure  Indebtedness"  means  Indebtedness  issued  to  finance  the  purchase  or construction  of any  assets  acquired  or  constructed  after the Issue Date (i) to the  extent  the  purchase  or construction  prices for such assets are or should be included in  "addition to property,  plant or  equipment"  in accordance  with GAAP,  (ii) if the  acquisition or construction of such assets is not part of any acquisition of a person  or  business  unit and  (iii) if such  Indebtedness  is  Incurred  within  360 days of the  acquisition  or completion of construction of such assets.

                  "Capital  Stock"  of any  Person  means  any and  all  shares,  interests,  rights  to  purchase, warrants,  options,  participations  or other  equivalents of or interests in (however  designated)  equity of such
Person,  including any Preferred  Stock,  but excluding any debt securities  convertible or exchangeable  into such equity.

                  "Capitalized  Lease  Obligations"  means an  obligation  that is  required to be  classified  and accounted for as a capitalized  lease for financial  reporting  purposes in accordance with GAAP; and the amount of
Indebtedness  represented by such  obligation  shall be the  capitalized  amount of such  obligation  determined in accordance  with GAAP; and the Stated  Maturity  thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated  by the lessee  without payment of a penalty.

                  "Certified  Resolution"  means a duly adopted  resolution of the Board of Directors in full force and effect at the time of  determination  and certified as such by the  Secretary or an Assistant  Secretary of the
Company or the Parent Guarantor, as applicable.

                  "Change of Control" means the occurrence of any of the following  events:  (a) prior to the first
Public Equity  Offering that results in a Public  Market,  (i) the  Permitted  Holders cease to be the  "beneficial owners" (as defined in Rule 13d-3 under the Exchange Act,  except that a Person will be deemed to have  "beneficial ownership"  of all  shares  that any such  Person  has the right to  acquire,  whether  such  right is  exercisable immediately or only after the passage of time),  directly or indirectly,  of at least 40% of the total voting power of the Voting Stock of the Company or the Parent  Guarantor,  whether as a result of the issuance of  securities of the Company or the Parent Guarantor,  any merger,  consolidation,  liquidation or dissolution of the Company or the
Parent  Guarantor,  any direct or indirect  transfer of securities by the Permitted  Holders or otherwise,  or (ii)
any  "person"  or "group"  (as such terms are used in Section  13(d) or Section  14(d) of the  Exchange  Act or any
successor  provisions to either of the foregoing,  including any group acting for the purpose of acquiring,  voting or disposing of securities  within the meaning of Rule 13d-5(b)(1)  under the Exchange Act) becomes the "beneficial owner" (as defined  above),  directly or  indirectly,  of more Voting Stock of the Company or the Parent  Guarantor than is "beneficially  owned" by the Permitted  Holders (for purposes of this clause (a) the Permitted Holders will be deemed to beneficially own any Voting Stock of a specified  corporation held by a parent  corporation so long as the Permitted Holders  beneficially  own,  directly or indirectly,  in the aggregate a majority of the total voting power of the Voting  Stock of such parent  corporation);  (b) on or after the first  Public  Equity  Offering  that results in a Public  Market,  if any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the
Exchange Act or any successor  provisions to either of the  foregoing),  including any group acting for the purpose of  acquiring,  holding,  voting or  disposing  of  securities  within the  meaning of Rule  13d-5(b)(1)  under the
Exchange  Act,  other  than  one  or  more  Permitted  Holders  or an  underwriter  engaged  in a  firm  commitment underwriting in connection with a public  offering of the Voting Stock of the Company or the Parent  Guarantor,  is
or becomes the  "beneficial  owner" (as such term is used in Rules 13d-3 and 13d-5 under the Exchange  Act,  except that a person shall be deemed to have  "beneficial  ownership"  of all shares that any such person has the right to acquire,  whether  such  right is  exercisable  immediately  or only  after  the  passage  of  time),  directly  or indirectly,  of more  than  50% of the  total  voting  power  of the  Voting  Stock of the  Company  or the  Parent
Guarantor;  (c) the Company or the Parent  Guarantor  consolidates  or merges with or into any other Person,  other than a  consolidation  or merger (i) with a Wholly Owned  Subsidiary  or a Permitted  Holder or (ii)  pursuant to a transaction  in which the  outstanding  Voting  Stock of the  Company or the Parent  Guarantor  is changed  into or exchanged for cash,  securities  or other  property  with the effect that (x) the  outstanding  Voting Stock of the
Company or the Parent  Guarantor  is changed into or  exchanged  for other Voting Stock of the Company,  the Parent
Guarantor  or the  surviving  corporation,  or (y) the  beneficial  owners of the  outstanding  Voting Stock of the
Company or the Parent Guarantor  immediately prior to such  transaction,  beneficially own, directly or indirectly, more than 50% of the total voting  power of the Voting Stock of the  surviving  corporation  immediately  following such  transaction,  (d) the  Company,  the Parent  Guarantor  or any of the  Restricted  Subsidiaries,  directly or indirectly,  sells, assigns, conveys,  transfers,  leases, or otherwise disposes of, in one transaction or a series of related  transactions,  all or substantially all of the property or assets of the Company,  the Parent Guarantor and the Restricted  Subsidiaries  to any Person or group of related  Persons (as such term is used in Section 13(d)
of the  Exchange  Act),  other than the  Company,  a Wholly  Owned  Subsidiary  or a Permitted  Holder;  or (e) the
stockholders  of the Company or the Parent  Guarantor shall have approved any plan of liquidation or dissolution of the Company or the Parent Guarantor,  as the case may be. For purposes of this definition,  the collective  parties to the Stockholder  Agreement,  as such may be amended from time to time,  shall not constitute a "group" solely as a result of being parties to the Stockholder Agreement.

                  "Closing Date" means July 22, 2003.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Collateral"  means,  collectively,  all of the  property  and assets  that are from time to time subject to or required to be subject to the Liens created under the Second Priority Security Documents.

                  "Collateral Agent" means the agent for the Holders under the Second Priority Security Documents.

                  "Commission" means the United States Securities and Exchange Commission.

                  "Company"  means the party named as such in this  Indenture  until a  successor  replaces it and, thereafter,  means the successor and, for purposes of any provision  contained herein and required by the TIA, each other obligor on the indenture securities.

                  "Company  Order"  means a written  order signed in the name of the Company by its Chairman of the
Board,  its  President or a Vice  President,  and by its  Treasurer,  an Assistant  Treasurer,  its Secretary or an
Assistant Secretary, and delivered to the Trustee.

                  "Consolidated  Coverage  Ratio"  as of any  date of  determination  means  the  ratio  of (i) the aggregate  amount of EBITDA for the period of the most recent four  consecutive  fiscal quarters ending at least 30 days prior to the date of such  determination to (ii) Consolidated  Interest Expense for such four fiscal quarters;
provided,  however,  that (a) if the Company or any Restricted Subsidiary has Incurred any Indebtedness (other than revolving  credit  borrowings  made in the ordinary  course of business  for working  capital  purposes)  since the beginning of such period that remains  outstanding,  or if the transaction giving rise to the need to calculate the
Consolidated  Coverage Ratio is an Incurrence of  Indebtedness,  or both,  Consolidated  Interest  Expense for such period shall be calculated  after giving effect on a pro forma basis to such  Indebtedness as if such  Indebtedness had  been  Incurred  on the  first  day of such  period,  and  the  discharge  of any  other  Indebtedness  repaid, repurchased,  defeased or otherwise  discharged with the proceeds of such new Indebtedness as if such discharge had occurred  on the first  day of such  period;  (b) if,  since the  beginning  of such  period,  the  Company  or any
Restricted  Subsidiary  shall have made any Asset  Disposition,  or if the  transaction  giving rise to the need to calculate the Consolidated  Coverage Ratio is an Asset Disposition,  the EBITDA for such period shall be reduced by an amount  equal to the EBITDA (if  positive)  directly  attributable  to the assets  which are the subject of such
Asset  Disposition  for such  period,  or  increased  by an  amount  equal to the  EBITDA  (if  negative)  directly attributable  thereto for such period,  as if such Asset  Disposition had occurred on the first day of such period, and  Consolidated  Interest  Expense  for such  period  shall be  reduced  by an amount  equal to the  Consolidated
Interest Expense  directly  attributable to any  Indebtedness of the Company or any Restricted  Subsidiary  repaid, repurchased,  defeased  or  otherwise  discharged  with  respect  to the  Company  and  its  continuing  Restricted
Subsidiaries  in connection with such Asset  Disposition for such period as if such Asset  Disposition had occurred on the first day of such period (or, if the Capital Stock of any Restricted  Subsidiary is sold,  the  Consolidated
Interest  Expense  for such  period as if such  Asset  Disposition  had  occurred  on the first day of such  period directly  attributable  to the  Indebtedness  of such  Restricted  Subsidiary  to the  extent the  Company  and its continuing  Restricted  Subsidiaries are no longer liable for such Indebtedness after such sale); (c) if, since the beginning  of such period the Company or any  Restricted  Subsidiary  (by merger or  otherwise)  shall have made an
Investment in any Restricted  Subsidiary (or any Person which becomes a Restricted  Subsidiary),  or an acquisition of assets  (including any acquisition of assets  occurring in connection  with a transaction  causing a calculation to be made hereunder)  which  constitutes all or substantially  all of an operating unit of a business,  EBITDA and
Consolidated  Interest  Expense  for such  period  shall be  calculated  after  giving  pro  forma  effect  thereto
(including the Incurrence of any  Indebtedness)  as if such Investment or acquisition  occurred on the first day of such  period;  and (d) if since the  beginning  of such period any Person  (that  subsequently  became a Restricted
Subsidiary  or was merged  with or into the  Company  or any  Restricted  Subsidiary  since the  beginning  of such period) shall have made any Asset  Disposition  or any Investment  that would have required an adjustment  pursuant to clause  (b) or (c) above if made by the  Company or a  Restricted  Subsidiary  during  such  period,  EBITDA and
Consolidated  Interest  Expense for such period shall be  calculated  after  giving pro forma effect  thereto as if such Asset  Disposition or Investment  occurred on the first day of such period.  For purposes of this  definition, whenever pro forma effect is to be given to an acquisition of assets,  the pro forma  calculations of the amount of income  or  earnings  relating  thereto  and the  amount  of  Consolidated  Interest  Expense  associated  with any
Indebtedness  Incurred in connection  therewith  shall be  determined  in good faith by a responsible  financial or accounting  officer  of  the  Company  and  as  further  contemplated  by  the  definition  of  pro  forma.  If any
Indebtedness  bears a floating rate of interest and is being given pro forma effect,  the interest  expense on such
Indebtedness  shall be calculated  as if the rate in effect on the date of  determination  had been the  applicable rate for the entire period  (taking into account any Interest Rate  Agreement  applicable to such  Indebtedness  if such Interest Rate Agreement has a remaining term in excess of 12 months).

                  "Consolidated  Interest  Expense"  means,  for any  period,  the total  interest  expense  of the
Company and its Restricted  Subsidiaries  determined in accordance  with GAAP,  plus, to the extent not included in such interest expense,  (i) interest expense  attributable to Capitalized Lease  Obligations,  (ii) amortization of debt discount and debt issuance cost, (iii)  capitalized  interest,  (iv) non-cash  interest  expense,  (v) accrued interest,  (vi)  commissions,  discounts  and other  fees and  charges  owed with  respect to letters of credit and bankers' acceptance  financing,  (vii) to the extent any Indebtedness of any Person is Guaranteed by the Company or
any Restricted  Subsidiary,  the aggregate amount of interest  related to such Guarantee  actually paid or required by GAAP to be accrued in the  Company's  financial  statements,  (viii) net costs  associated  with  Interest  Rate
Agreements and Currency  Exchange  Agreements  (including,  in each case,  amortization of fees), (ix) the interest portion of any  deferred  obligation,  (x)  Preferred  Stock  Dividends  in respect of all  Preferred  Stock of the
Company  and its  Restricted  Subsidiaries  and  Redeemable  Stock of the  Company  held by Persons  other than the
Company or a Wholly Owned  Subsidiary,  (xi) fees payable in  connection  with  financings  to the extent not being amortized as contemplated by (ii) above,  including  commitment,  availability  and similar fees and (xii) the cash contributions  to any employee stock ownership plan or similar trust to the extent such  contributions  are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection  with  Indebtedness
Incurred by such plan or trust.

                  "Consolidated  Net Income"  means,  for any period,  the net income (loss) of the Company and its
Subsidiaries  determined  in  accordance  with GAAP;  provided,  however,  that there shall not be included in such
Consolidated  Net Income (i) any net income  (loss) of any Person if such  Person is not a  Restricted  Subsidiary, except that (a) subject to the limitations  contained in clause (iv) below,  the Company's equity in the net income of any such Person for such period shall be included in such  Consolidated  Net Income up to the  aggregate  amount of cash  actually  distributed  by such Person  during such period to the Company or a Restricted  Subsidiary  as a dividend  or  other  distribution  (subject,  in the  case of a  dividend  or other  distribution  to a  Restricted
Subsidiary,  to the limitations  contained in clause (iii) below) and (b) the Company's equity in a net loss of any such Person  (including  an  Unrestricted  Subsidiary)  for such  period  shall be  included  in  determining  such
Consolidated  Net Income to the extent  funded in cash by the  Company,  (ii)  except as  required by the pro forma requirements of the definition of "Consolidated  Coverage  Ratio",  any net income (loss) of any Person acquired by the  Company  or a  Subsidiary  in a pooling of  interests  transaction  for any  period  prior to the date of such acquisition,  (iii)  any  net  income  (loss)  of any  Restricted  Subsidiary  if such  Subsidiary  is  subject  to restrictions,  directly  or  indirectly,  on the  payment  of  dividends  or the  making of  distributions  by such
Restricted  Subsidiary,  directly or  indirectly,  to the Company  (other than  pursuant to the Credit  Agreement), except that (a) subject to the limitations  contained in clause (iv) below,  the Company's equity in the net income of any such  Restricted  Subsidiary  for such period  shall be included in such  Consolidated  Net Income up to the aggregate amount of cash that could have been distributed by such Restricted  Subsidiary  during such period to the
Company or another Restricted  Subsidiary as a dividend  (subject,  in the case of a dividend to another Restricted
Subsidiary,  to the  limitation  contained in this clause) and (b) the  Company's  equity in a net loss of any such
Restricted  Subsidiary  for such period shall be included in determining  such  Consolidated  Net Income,  (iv) any gain or loss realized  upon the sale or other  disposition  of any  property,  plant or equipment of the Company or its  consolidated  Subsidiaries  (including  pursuant  to any  Sale/Leaseback  Transaction)  which  is not  sold or otherwise  disposed of in the  ordinary  course of business  and any gain or loss  realized  upon the sale or other disposition of any Capital Stock of any Person,  (v) any extraordinary  gain or loss, (vi) the cumulative effect of a change in accounting  principles and (vii) non-cash  compensation charges incurred as a result of the issuance of employee stock options or restricted stock for less than fair market value.

                  "Credit  Agreement"  means that certain  Credit  Agreement,  dated  October 4, 2000,  as amended, among the Company and the  Guarantors  and the syndicate of lenders named  therein,  together with any  guarantees, collateral  documents or other  instruments  or  agreements  executed in connection  therewith,  as the same may be
amended,  supplemented  or  otherwise  modified  from  time  to  time  and  any  renewal,  extensions,   revisions,
restructuring,  refinancings  or  replacements  thereof  (whether  with the original  agent or agents or lenders or other  agents or lenders  and  whether  pursuant  to the  original  credit  agreement  or  another  credit or other agreement or indenture).

                  "Currency  Exchange  Agreement"  means,  in respect of any  Person,  any  foreign  currency  swap agreement  or other  agreement  pursuant  to which  the  Company,  the  Parent  Guarantor  or any of the  Company's
Subsidiaries hedge their exposure to foreign currency exchange rates in connection with their business operations.

                  "Default"  means any event  which is, or after  notice or  passage  of time or both  would be, an
Event of Default.

                  "Disinterested  Director"  means a director  of the Company  other than a director  (i) who is an employee  of the Company or a  Subsidiary  of the  Company or (ii) who is a party,  or who is a director,  officer, employee or Affiliate  (or is related by blood or marriage to any such Person) of a party,  to the  transaction  in question, and who is, in fact, independent in respect of such transaction.

                  "Disqualified  Stock"  of a  Person  means  Redeemable  Stock  of such  Person  as to  which  the maturity,  mandatory  redemption,  conversion or exchange or redemption at the option of the holder thereof occurs, or may occur, on or prior to the first anniversary of the Stated Maturity of the Securities.

                  "Domestic  Restricted  Subsidiary"  means any  Restricted  Subsidiary of the Company other than a
Foreign Restricted Subsidiary.

                  "Domestic Subsidiary" means any subsidiary of the Company other than a Foreign Subsidiary.

                  "EBITDA" means,  for any period,  the sum for such period of Consolidated Net Income plus, to the extent  reflected  in the income  statement  of such Person for such period from which  Consolidated  Net Income is determined,  without duplication,  (i) Consolidated  Interest Expense,  (ii) net provision for plant closing costs,
(iii) income tax expense,  (iv)  depreciation  expense,  (v) amortization  expense,  (vi) any charge related to any premium or penalty paid in connection  with  redeeming or retiring any  Indebtedness  prior to its Stated  Maturity and (vii) any other non-cash  charges to the extent  deducted from or reflected in  Consolidated  Net Income except for any non-cash charges that represent  accruals of, or reserves for, cash  disbursements to be made in any future accounting  period  (less any  non-cash  items  increasing  Consolidated  Net Income for such  period that were not accrued in the ordinary course of business).

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Fair  Market  Value"  means,  with  respect to any asset or  property,  the price which could be negotiated in an arm's length free market  transaction,  for cash,  between a willing  seller and a willing  buyer, neither of whom is under undue  pressure or  compulsion  to complete  the  transaction.  Fair Market Value shall be determined,  except as otherwise provided,  (i) if such property or asset has a Fair Market Value of less than $3.0 million,  by any  Officer of the Company or (ii) if such  property  or asset has a Fair  Market  Value in excess of
$3.0  million,  by a majority of the Board of Directors and  evidenced by a Certified  Resolution,  dated within 30 days of the relevant transaction.

                  "First Lien  Indebtedness"  means Indebtedness that is not by its terms junior or subordinated in right of  payment  to the  Securities  and is  secured  by a Lien  that has  priority  over the Lien  securing  the
Securities and is permitted under Section 4.13.

                  "First  Priority  Security  Documents"  means,  collectively,  the  security  agreements,  pledge agreements,  mortgages,  deeds of trust,  pledges,  collateral  assignments and other  agreements or instruments as amended,  supplemented,  replaced  or  otherwise  modified  from time to time,  that  evidence or create a security interest in any or all of the Collateral to secure Bank  Indebtedness  under the Credit Agreement and interest rate and foreign hedging obligations provided by lenders under the Credit Agreement.

                  "Foreign  Restricted  Subsidiary"  means any  Restricted  Subsidiary  of the Company  that is not organized under the laws of the United States of America or any state thereof or the District of Columbia.

                  "Foreign Significant  Subsidiary" means any foreign Restricted  Subsidiary of the Company meeting the standards  specified in Rule 1-02(w) of Regulation S-X  promulgated by the Commission as in effect on the Issue
Date.

                  "Foreign  Subsidiary"  means any  Subsidiary of the Company that is not organized  under the laws of the United States of America or any state thereof or the District of Columbia.

                  "GAAP" means  generally  accepted  accounting  principles  in the United  States of America as in effect as of the Issue Date,  including  those set forth in (i) the opinions and  pronouncements  of the Accounting
Principles Board of the American Institute of Certified Public  Accountants,  (ii) statements and pronouncements of the  Financial  Accounting  Standards  Board and (iii) such other  statements by such other entity as approved by a significant  segment of the  accounting  profession.  All ratios and  computations  based on GAAP contained in this
Indenture shall be computed in conformity with GAAP consistently applied.

                  "Guarantee"  means  any  obligation,   contingent  or  otherwise,  of  any  Person,  directly  or indirectly,  guaranteeing any  Indebtedness or other  obligation of any other Person and any obligation,  direct or indirect,  contingent  or  otherwise,  of such Person (i) to  purchase  or pay (or advance or supply  funds for the purchase or payment of) such  Indebtedness or other  obligation of such other Person (whether  arising by virtue of partnership  arrangements,  or by agreement to keep-well,  to purchase assets,  goods,  securities or services,  to take-or-pay,  or to maintain  financial  statement  conditions  or  otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such  Indebtedness  or other  obligation  of the payment  thereof or to protect  such obligee  against  loss in respect  thereof (in whole or in part);  provided,  however,  that the term
"Guarantee" shall not include  endorsements for collection or deposit in the ordinary course of business.  The term
"Guarantee" used as a verb has a corresponding meaning.

                  "Guarantors" means the Parent Guarantor and the Subsidiary Guarantors, collectively.

                  "Holder" means the Person in whose name a Security is registered on the Registrar's books.

                  "Incur"  means  issue,  assume,  Guarantee,  incur or  otherwise  become  liable  for;  provided, however,  that any  Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary
(whether by merger,  consolidation,  acquisition or otherwise) shall be deemed to be incurred by such Subsidiary at the  time it  becomes  a  Subsidiary.  The  terms  "Incurred",  "Incurrence"  and  "Incurring"  shall  each  have a correlative meaning.

                  "Indebtedness"  means,  with  respect  to  any  Person  on any  date  of  determination  (without duplication),  (i) the  principal  of and premium (if any) in respect of  indebtedness  of such Person for borrowed money;  (ii) the  principal of and premium (if any) in respect of  obligations  of such Person  evidenced by bonds, debentures,  notes or  other  similar  instruments;  (iii)  all  Capitalized  Lease  Obligations  and  Attributable
Indebtedness  of such Person;  (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services  (except Trade  Payables),  which purchase price is due more than six months after the date of placing such property in service or taking  delivery and title thereto or the completion of such services;  (v) all obligations of such Person in respect of letters of credit,  banker's  acceptances or other similar  instruments or credit  transactions  (including  reimbursement  obligations  with respect  thereto),  other than  obligations with respect to letters of credit securing  obligations  (other than  obligations  described in clauses (i) through (iv)
above)  entered  into in the  ordinary  course of business of such Person to the extent such  letters of credit are not drawn upon,  or, if and to the extent drawn upon,  such drawing is reimbursed no later than the third  Business
Day  following  receipt by such  Person of a demand for  reimbursement  following  payment on the letter of credit;
(vi) the amount of all  obligations of such Person with respect to the  redemption,  repayment or other  repurchase of any  Disqualified  Stock or, with respect to any Subsidiary  that is not a Subsidiary  Guarantor,  any Preferred
Stock (but excluding,  in each case, any accrued  dividends);  (vii) all Indebtedness of other Persons secured by a
Lien on any asset of such Person,  whether or not such Indebtedness is assumed by such Person;  provided,  however, that the amount of such  Indebtedness  shall be the lesser of (a) the fair market  value of such asset at such date of determination  and (b) the amount of such  Indebtedness of such other Persons;  (viii) all Indebtedness of other
Persons  to the  extent  Guaranteed  by such  Person;  and  (ix)  to the  extent  not  otherwise  included  in this definition, net obligations in respect of Interest Rate Agreements and Currency Exchange Agreements.

                  The amount of  Indebtedness  of any Person at any date shall be the  outstanding  balance at such date of all  unconditional  obligations as described  above and the maximum  liability,  upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

                  "Indenture"  means  this  instrument  as  originally  executed  or as it may from time to time be supplemented  or amended by one or more  indentures  supplemental  hereto  entered into pursuant to the  applicable provisions  hereof,  including,  for all  purposes of this  instrument  and any such  supplemental  indenture,  the provisions  of the TIA that  are  deemed  to be a part of and  govern  this  instrument  and any such  supplemental indenture, respectively.

                  "Initial Purchasers" means Salomon Smith Barney Inc. and Banc of America Securities LLC.

                  "Intercreditor  Agreement " means the lien  intercreditor  agreement,  dated as of July 22, 2003, among the Trustee,  Bank of America,  N .A., in its capacity as agent for the financial  institutions  party to the
Credit Agreement,  the Company, the Parent Guarantor,  and the Subsidiary  Guarantors,  as the same may be amended, supplemented,  restated,  replaced or otherwise  modified  from time to time  (whether  with the original  agent or agents or lenders or other agents or lenders under the Credit Agreement).

                  "Interest  Rate  Agreement"  means,  in respect of a Person,  any interest  rate swap  agreement, interest rate option agreement,  interest rate cap agreement,  interest rate collar agreement,  interest rate floor agreement or other similar agreement or arrangement.

                  "Investment"  in any Person means any direct or indirect  advance,  loan (other than  advances to customers in the ordinary course of business that are recorded as accounts  receivable or trade  receivables on the balance sheet of such Person) or other extension of credit  (including by way of Guarantee or similar  arrangement)
or capital  contribution  to (by means of any  transfer  of cash or other  property  to others or any  payment  for property  or  services  for the  account or use of  others),  or any  purchase  or  acquisition  of Capital  Stock,
Indebtedness  or  other  similar  instruments  issued  by  such  Person.  For  purposes  of  Section  4.09  and the limitations set forth in Section 4.04, (i) "Investment"  shall include the portion  (proportionate to the Company's equity  interest in such  Subsidiary)  of the Fair Market Value of the net assets of any  Subsidiary of the Company at the time that such  Subsidiary  is  designated an  Unrestricted  Subsidiary;  provided,  however,  that,  upon a redesignation  of such  Subsidiary  as a Restricted  Subsidiary,  the Company shall be deemed to continue to have a permanent  "Investment"  in an  Unrestricted  Subsidiary  in an amount  (if  positive)  equal to (a) the  Company's
"Investment"  in such  Subsidiary  at the time of such  redesignation  less (b) the portion  (proportionate  to the
Company's  equity  interest in such  Subsidiary)  of the Fair Market Value of the net assets of such  Subsidiary at the time that such Subsidiary is so redesignated a Restricted  Subsidiary;  and (ii) any property transferred to or from an  Unrestricted  Subsidiary  shall be  valued  at its Fair  Market  Value  at the time of such  transfer.  In determining  the amount of any  Investment  in respect of any property or assets other than cash,  such property or asset shall be valued at its Fair Market Value at the time of such Investment  (unless otherwise  specified in this definition),  as determined in good faith by the Board of Directors,  whose  determination  shall be evidenced by a
Certified Resolution.

                  "Issue Date" means the date on which the Initial Notes are originally issued.

                  "Lien" means any mortgage,  pledge,  security interest,  encumbrance,  lien or charge of any kind
(including  any  conditional  sale or other  title  retention  agreement  or lease in the  nature  thereof)  or any
Sale/Leaseback Transaction.

                  "Net Available Cash" from an Asset Disposition  means cash payments received  (including any cash payments  received  by way of  deferred  payment of  principal  pursuant  to a note or  installment  receivable  or otherwise,  but  only as and  when  received,  but  excluding  any  other  consideration  received  in the  form of assumption by the acquiring  Person of Indebtedness or other  obligations  relating to such properties or assets or received  in any other  noncash  form)  therefrom,  in each case,  net of (i) all legal,  title and  recording  tax expenses,  commissions and other fees and expenses incurred, and all federal, state, provincial,  foreign and local taxes required to be paid or accrued as a liability  under GAAP, as a consequence of such Asset  Disposition,  (ii)
all  payments  made on any  Indebtedness  that is  secured by any assets  subject  to such  Asset  Disposition,  in accordance  with the  terms of any Lien upon  such  assets,  or which  must by its  terms,  or in order to obtain a necessary  consent to such Asset  Disposition,  or by applicable law, be repaid out of the proceeds from such Asset
Disposition,  (iii) all  distributions  and other  payments  required  to be made to minority  interest  holders in
Subsidiaries  or joint  ventures  as a result of such  Asset  Disposition  and (iv) the  deduction  of  appropriate amounts to be provided by the seller as a reserve,  in accordance  with GAAP,  against any  liabilities  associated with the assets  disposed of in such Asset  Disposition  and retained by the Company or any  Restricted  Subsidiary after such Asset Disposition.

                  "Net Cash  Proceeds",  with  respect to any  issuance  or sale of Capital  Stock,  means the cash proceeds of such issuance or sale net of attorneys' fees,  accountants'  fees,  underwriters' or placement  agents'
fees,  discounts or commissions and brokerage,  consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

                  "Officer" means the Chairman of the Board,  President,  Chief Executive Officer,  Chief Operating
Officer, Senior Vice President, Chief Financial Officer, Treasurer or Controller of the Company.

                  "Officers'  Certificate"  means a  certificate  signed by two Officers at least one of whom shall be the principal executive officer, principal accounting officer or principal financial officer of the Company.

                  "Opinion  of  Counsel"  means a written  opinion  from legal  counsel  who is  acceptable  to the
Trustee.  The counsel may be counsel to the Company or an employee of or counsel to the Trustee.

                  "Parent  Guarantor"  means U.S.  Can  Corporation,  the  Company's  sole  stockholder  and parent corporation.

                  "pari  passu" as applied to the  ranking of any  Indebtedness  of a Person in  relation  to other
Indebtedness of such Person,  means that each such  Indebtedness  either (1) is not subordinate in right of payment to any  Indebtedness or (2) is subordinate in right of payment to the same  Indebtedness as is the other, and is so subordinate to the same extent,  and is not  subordinate  in right of payment to each other or to any  Indebtedness as to which the other is not so subordinate.

                  "Pari Passu  Indebtedness"  means any  Indebtedness  that is not  subordinated to the Securities, the Parent Guarantor's or such Subsidiary Guarantor's Guarantee, as the case may be.

                  "Permitted  Holder" means Berkshire  Partners LLC (and its Affiliates) or any Person of which the foregoing  "beneficially  owns" (as  defined in Rules  13d-3 and 13d-5 under the  Exchange  Act) voting  securities representing  at least 75% of the total voting power of all classes of Capital  Stock of such Person  (exclusive of any matters as to which class voting rights exist).

                  "Permitted  Indebtedness" means (i) Indebtedness  Incurred by the Company or Guarantors if, after giving pro forma effect to the  Incurrence and  application  of the proceeds  thereof,  the  Consolidated  Coverage
Ratio  exceeds  2.0 to 1.0;  (ii)  Indebtedness  Incurred  by the  Company  or any of its  Restricted  Subsidiaries
pursuant to the Credit  Agreement in an amount  outstanding  at any time not to exceed $325.0  million  (reduced by any required  permanent  repayments of the principal  amount of  Indebtedness  under the Credit  Agreement with the
proceeds  of  Asset  Dispositions  that  are  accompanied  by  a  corresponding   permanent   commitment  reduction
thereunder);  provided  that  Indebtedness  Incurred  pursuant to the Credit  Agreement  by the  Company's  Foreign
Restricted  Subsidiaries  at any one time  outstanding  shall not exceed $75  million;  (iii)  Capital  Expenditure
Indebtedness  Incurred by the Company or any of its Restricted  Subsidiaries in an aggregate  principal  amount not to  exceed  $15  million  in any  fiscal  year of the  Company;  (iv)  Indebtedness  of the  Company  or any of its
Restricted  Subsidiaries  under Interest Rate  Agreements and Currency  Exchange  Agreements,  entered into for the purpose of limiting  interest  rate or foreign  exchange  risk, as the case may be,  provided that the  obligations under Interest Rate Agreements are related to payment  obligations on Permitted  Indebtedness  and provided further that  obligations  under  Currency  Exchange  Agreements  are entered  into in  connection  with  foreign  business transactions in the ordinary course of business;  (v)  Indebtedness of the Company to any Restricted  Subsidiary or
of any Restricted  Subsidiary to the Company or any other  Restricted  Subsidiary for so long as such  Indebtedness is held by the  Company or such  Restricted  Subsidiary,  in each case  subject  to no Lien held by a Person  other than the  Company  or a  Restricted  Subsidiary  other than  Permitted  Liens;  provided  that,  such  intercompany indebtedness is expressly  subordinated in right of payment to the Notes and Guarantees and provided  further that, if as of any  date  any  Person  other  than  the  Company  or a  Restricted  Subsidiary  owns or  holds  any  such
Indebtedness  or holds a Lien in  respect  of such  Indebtedness,  such date  shall be  deemed  the  incurrence  of
Indebtedness not constituting  Permitted  Indebtedness  (under any clause other than clause (i) of this definition)
by the issuer of such  Indebtedness;  (vi)  Indebtedness  evidenced by the Initial Notes and the  Guarantees not to exceed the $125 million  initially  outstanding  on the date hereof;  (vii)  Indebtedness  outstanding  immediately after the issuance of the Initial Notes on the date hereof and the  application of the proceeds  thereof reduced by the amount of any  scheduled  amortization  payments or  mandatory  prepayments  when  actually  paid or  permanent reductions thereon;  (viii) Refinancing  Indebtedness  incurred with respect to Indebtedness referred to in clauses
(i), (iii),  (vi),  (vii) and (xiii) of this  paragraph;  (ix)  Indebtedness  incurred by the Company or any of its
Restricted  Subsidiaries  constituting  reimbursement  obligations  with respect to letters of credit issued in the ordinary course of business,  including, without limitation,  letters of credit in respect of workers' compensation claims or self-insurance,  or other Indebtedness with respect to reimbursement type obligations  regarding workers'
compensation  claims and letters of credit and bankers  acceptances  for the purchase of inventory and other goods;
(x) Indebtedness  arising from agreements of the Company or a Restricted  Subsidiary providing for indemnification, adjustment of purchase  price,  or other similar  obligations  (exclusive of any Guarantee of  Indebtedness  of the purchaser  in such  transaction),  in each case,  incurred or assumed in  connection  with the  disposition  of any business,  assets or a Restricted  Subsidiary  of the Company,  provided  that the maximum  assumable  liability in respect of all such  Indebtedness  shall at no time exceed the gross proceeds  actually received by the Company and its Restricted  Subsidiaries in connection with such  disposition;  (xi)  obligations in respect of performance and surety bonds and completion  guarantees provided by the Company or any Restricted  Subsidiary of the Company in the
ordinary course of business;  (xii)  Indebtedness of Foreign  Subsidiaries  not borrowed under the Credit Agreement in an amount  outstanding at any time not to exceed $75 million,  including any guarantees  thereof by the Company, provided,  however,  that the amount of  Indebtedness  of Foreign  Subsidiaries  outstanding at any particular time under this clause  (xii) in excess of $30 million  shall reduce on a  dollar-for-dollar  basis both the amount that may be borrowed at that time under the Credit  Agreement  referred to in clause (ii) of this  definition  and under the sub-facility  available to Foreign  Subsidiaries under the Credit Agreement;  (xiii)  Indebtedness in an amount not to exceed $7 million  that is  incurred  or  assumed by the  Company or a  Subsidiary  in  connection  with its acquisition  of the majority  interest in the Company's  Formametal  S.A.  joint  venture in  Argentina;  and (xiv)
Indebtedness  of the Company or a Guarantor not otherwise  permitted to be incurred  pursuant to Section 4.03 in an aggregate principal amount not to exceed at any one time outstanding $15.0 million.

                  "Permitted  Investment" means an Investment by the Company or any Restricted  Subsidiary in (i) a
Restricted Subsidiary or a Person which will, upon the making of such Investment,  become a Restricted  Subsidiary;
provided,  however,  that the primary business of such Restricted  Subsidiary is a Related  Business;  (ii) another
Person if as a result of such  Investment  such other Person is merged or  consolidated  with or into, or transfers or conveys all or  substantially  all its assets to, the Company or a  Restricted  Subsidiary;  provided,  however, that such Person's  primary  business is a Related  Business;  (iii) Temporary Cash  Investments;  (iv) receivables owing to the Company or any Restricted  Subsidiary,  if created or acquired in the ordinary  course of business and payable or dischargeable  in accordance with customary trade terms;  provided,  however,  that such trade terms may include such  concessionary  trade terms as the Company or any such Restricted  Subsidiary  deems  reasonable under the  circumstances;  (v)  payroll,  travel and similar  advances to cover  matters that are expected at the time of such  advances  ultimately  to be treated as expenses  for  accounting  purposes  and that are made in the ordinary course of business;  (vi) loans or advances to employees made in the ordinary  course of business of the Company or such  Restricted  Subsidiary,  as the case may be, not to exceed $1.0  million per employee and $3.0 million in the aggregate;  (vii) stock,  obligations or securities  received in settlement of debts created in the ordinary course of  business  and owing to the  Company or any  Restricted  Subsidiary  or in  satisfaction  of  judgments;  (viii)
Investments  in foreign joint ventures in an aggregate  amount not to exceed $5.0 million;  and (ix) any securities received or other  Investments  made as a result of the receipt of non-cash  consideration  received in  connection with an Asset  Disposition  that was made pursuant to and in compliance  with the  provisions of Section 4.06 or in connection with any other disposition of assets not constituting an Asset Disposition.

                  "Permitted  Liens"  means,  with  respect to any  Person,  (i) pledges or deposits by such Person under workers'  compensation laws,  unemployment  insurance laws or similar legislation,  or good faith deposits in connection  with bids,  tenders,  contracts  (other than for the payment of  Indebtedness)  or leases to which such
Person is a party,  or deposits to secure  public or  statutory  obligations  of such Person or deposits of cash or
United States  government  bonds to secure surety or appeal bonds to which such Person is a party,  or deposits and other  Liens as  security  for taxes or import  duties or for the  payment of rent,  in each case,  Incurred in the ordinary course of business;  (ii) Liens imposed by law, such as carriers',  warehousemen's  and mechanics'  liens, in each case,  for sums not yet due or being  contested in good faith by  appropriate  proceedings,  or other Liens arising  out of  judgments  or awards  against  such  Person  with  respect  to which  such  Person  shall  then be prosecuting an appeal or other  proceedings for review;  (iii) Liens for property taxes not yet delinquent or which are being  contested in good faith by  appropriate  proceedings;  (iv) Liens in favor of issuers of surety bonds or letters of credit  issued  pursuant to the request of and for the account of such Person in the ordinary  course of its business;  (v) minor survey exceptions,  minor encumbrances,  easements or reservations of, or rights of others for, licenses,  rights-of-way,  sewers,  electric lines,  telegraph and telephone lines and other similar purposes, or zoning or other  restrictions as to the use of real property or Liens  incidental to the conduct of the business of such Person or to the ownership of its properties  which were not Incurred in connection with  Indebtedness  and which do not in the aggregate  materially  adversely affect the value of said properties or materially impair their use in the  operation  of the  business of such  Person;  (vi) Liens  existing  on the Issue  Date;  (vii) Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary;  provided,  however, that any such Lien may not extend to any other  property  owned by the  Company,  the  Parent  Guarantor  or any  Restricted
Subsidiary;  provided  further,  that such Liens are not  Incurred in  anticipation  of or in  connection  with the transaction  or series of related  transactions  pursuant  to which such  Person  became a  Restricted  Subsidiary;
(viii) Liens on property at the time the Company,  the Parent  Guarantor  or a  Subsidiary  acquired the  property, including any acquisition by means of a merger or consolidation  with or into the Company,  the Parent Guarantor or any  Restricted  Subsidiary;  provided,  however,  that any such Lien may not extend to any other property owned by the  Company,  the  Parent  Guarantor  or any  Restricted  Subsidiary;  provided  further,  that such Liens are not
Incurred in  anticipation  of or in connection  with the  acquisition  of such  property;  (ix) Liens securing Bank
Indebtedness  permitted to be incurred  pursuant to clause (ii) of the definition of Permitted  Indebtedness on any tangible  or  intangible  asset or  property of the Company or any  Restricted  Subsidiary,  whether  such asset or property is real, personal or mixed;  provided,  that any such Lien on such asset or property shall also be granted for the  benefit of the Holders of the  Securities  and such Lien shall be junior  only to the Liens  securing  the
Bank  Indebtedness  and other Permitted  Liens, and any  intercreditor  agreement or other agreement  pertaining to relative rights in such Collateral  shall not be any less favorable than the  Intercreditor  Agreement as in effect at such time or as last in effect;  (x) Liens securing the  Securities  and the  Guarantees in an amount  initially not to exceed $125 million  outstanding on the Issue Date;  (xi) Liens securing  Capital  Expenditure  Indebtedness permitted to be incurred  pursuant to clause (iii) of the definition of "Permitted  Indebtedness,"  provided,  that if such Capital  Expenditure  Indebtedness is incurred under the Credit  Agreement,  any such Lien on such asset or property  shall also be granted  for the  benefit of the  Holders of the  Securities  and such Lien shall be junior only to the Liens securing the Bank  Indebtedness  and other Permitted Liens,  and any  intercreditor  agreement or other  agreement  pertaining  to  relative  rights  in such  Collateral  shall not be any less  favorable  than the
Intercreditor  Agreement  as in effect at such time or as last in effect;  (xii)  Liens to secure any  refinancing, refunding,  extension,  renewal or replacement (or successive  refinancings,  refundings,  extensions,  renewals or replacements) as a whole, or in part, of any Indebtedness  secured by any Lien referred to in clauses (vi),  (vii),
(viii), (xi) and (xxiii) of this definition;  provided,  however, that (a) such new Lien shall be limited to all or part of the same  property  that  secured  the  original  Lien (plus  improvements  on such  property)  and (b) the
Indebtedness  secured  by such Lien at such time is not  increased  to any amount  greater  than the sum of (1) the outstanding  principal amount or, if greater,  committed  amount of the Indebtedness  described under clauses (vi),
(vii),  (viii) and (xi) at the time the  original  Lien became a  Permitted  Lien under this  Indenture  and (2) an amount  necessary  to pay any fees and  expenses,  including  premiums,  related  to such  refinancing,  refunding, extension,  renewal or replacement;  and provided further, that if any Lien permitted under clauses (xi) or (xxiii)
of this definition secures Bank Indebtedness,  such Lien may secure the Bank Indebtedness as refinanced,  refunded, replaced,  renewed,  repaid or extended from time to time without regard to the foregoing provisions of this clause
(xii);  (xiii) Liens in favor of the Company or the  Guarantors;  (xiv) Liens upon  specific  items of inventory or other goods and proceeds of any Person  securing such Person's  obligations in respect of bankers'  acceptances and letters of credit  issued or created  for the  account of such  Person to  facilitate  the  purchase,  shipment  or storage of such  inventory or other goods  incurred in the  ordinary  course of  business;  (xv) Liens  encumbering deposits made to secure obligations  arising from statutory,  regulatory,  contractual or warranty  requirements of the  Company  or any of its  Restricted  Subsidiaries,  including  rights of offset  and  set-off  incurred  in the ordinary  course of  business;  (xvi)  Liens on assets of the  Company or any  Restricted  Subsidiary  arising as a result of a  Sale/Leaseback  Transaction  with  respect  to such  assets;  provided,  that the  proceeds  from such
Sale/Leaseback  Transaction are applied to the repayment of Indebtedness or acquisition of Additional  Assets,  all pursuant to Section 4.06;  (xvii) Liens  securing  Indebtedness  of Foreign  Subsidiaries  permitted to be incurred pursuant to clause  (xii) of the  definition  of Permitted  Indebtedness;  (xviii)  leases or subleases  granted to others and entered into in the  ordinary  course of business;  (xix) Liens to secure the  performance  of statutory obligations  and Liens imposed by law,  surety or appeal bonds,  performance  bonds or other  obligations of a like nature  incurred in the ordinary  course of business (xx) Liens  securing any Interest Rate  Agreement  provided by lenders  under the Credit  Facility;  (xxi) Liens  granted by any Foreign  Subsidiary  to vendors of materials  and supplies  to secure  the  purchase  price of such  materials  and  supplies;  (xxii)  Liens  securing  Indebtedness permitted to be incurred  pursuant to the  definition  of  "Permitted  Indebtedness"  on any tangible or intangible asset or property of the Company or any  Restricted  Subsidiary,  whether such asset or property is real,  personal or mixed,  in an aggregate  amount not to exceed at anyone time  outstanding $30 million;  provided,  that any such
Lien on such asset or property  shall also be granted for the  benefit of the  Holders of the  Securities  and such
Lien  shall be  junior  only to the  Liens  securing  the Bank  Indebtedness  and other  Permitted  Liens,  and any intercreditor  agreement or other agreement  pertaining to the relative rights in such Collateral  shall not be any less favorable than the Intercreditor  Agreement as in effect at such time or as last in effect;  and (xxiii) Liens not otherwise  permitted to be incurred  pursuant to clauses (i) through (xxii) above,  in an aggregate  amount not to exceed at the time of incurrence 5% of the Company's  Tangible  Assets  provided,  that if such Lien is incurred under the Credit  Agreement,  any such Lien on such asset or property  shall also be granted for the benefit of the
Holders of the  Securities  and such Lien shall be junior  only to the Liens  securing  the Bank  Indebtedness  and other Permitted Liens,  and any  intercreditor  agreement or other agreement  pertaining to relative rights in such
Collateral  shall not be any less favorable than the  Intercreditor  Agreement that is in effect at such time or as last in effect.

                  "Person"  means  any   individual,   corporation,   partnership,   joint  venture,   association,
joint-stock  company,  trust,  unincorporated  organization,  government  or any  agency or  political  subdivision thereof or any other entity.

                  "Preferred  Stock",  as applied to the Capital Stock of any  corporation,  means Capital Stock of any class or  classes  (however  designated)  which is  preferred  as to the  payment  of  dividends,  or as to the distribution  of assets upon any voluntary or involuntary  liquidation or  dissolution  of such  corporation,  over shares of Capital Stock of any other class of such corporation.

                  "Preferred  Stock  Dividends"  means all dividends with respect to Preferred  Stock of Restricted
Subsidiaries  held by  Persons  other  than the  Company  or a Wholly  Owned  Subsidiary.  The  amount  of any such dividend  shall be equal to the quotient of such  dividend  divided by the  difference  between one and the maximum statutory  federal income tax rate  (expressed as a decimal  number between 1 and 0) then  applicable to the issuer of such Preferred Stock.

                  "Principal" of a Security means the principal of the Security plus the premium,  if any,  payable on the Security which is due or overdue or is to become due at the relevant time.

                  "pro forma" means,  with respect to any  calculation  made or required to be made pursuant to the terms hereof,  a calculation in accordance with Article 11 of Regulation S-X  promulgated  under the Securities Act
(to the extent applicable).

                  "Public Equity  Offering" means an  underwritten  public offering of Capital Stock of the Company
(other than Disqualified  Stock) pursuant to a registration  statement filed with the Commission in accordance with the  Securities  Act or a firm  commitment  private  placement  of Capital  Stock (other than  Disqualified  Stock)
pursuant to an agreement  that  requires the  registration  of the resale of such Capital  Stock (or Capital  Stock issued upon conversion thereof) contemporaneously with the issuance thereof or as soon as practical thereafter.

                  "Public  Market" means any time after (a) a Public Equity  Offering has been  consummated and (b)
at least 10.0% of the total issued and  outstanding  common stock of the Company has been  distributed  by means of an effective  registration  statement  under the  Securities Act or sales pursuant to Rule 144 under the Securities
Act.

                  "Record Date" means the date(s) specified as the record date on the face of any Security.

                  "Redeemable  Stock" means,  with respect to any Person,  any Capital Stock which by its terms (or by the terms of any security into which it is  convertible or for which it is  exchangeable)  or upon the happening of any event (i) matures or is mandatorily  redeemable pursuant to a sinking fund obligation or otherwise,  (ii) is convertible or exchangeable  for  Indebtedness  or Disqualified  Stock, or (iii) is redeemable at the option of the holder thereof, in whole or in part.

                  "Refinancing  Indebtedness"  means  Indebtedness  that  refunds,  refinances,  replaces,  renews, repays or extends (including pursuant to any defeasance or discharge  mechanism)  (collectively,  "refinances," and
"refinanced" shall have a correlative meaning) any Indebtedness  existing on the date of this Indenture or Incurred in compliance  with this Indenture  (including  Indebtedness  of the Company that  refinances  Indebtedness  of any
Restricted  Subsidiary and  Indebtedness  of any Restricted  Subsidiary  that  refinances  Indebtedness  of another
Restricted  Subsidiary) including Indebtedness that refinances Refinancing  Indebtedness;  provided,  however, that
(i) the Refinancing  Indebtedness  has a Stated  Maturity no earlier than the Stated  Maturity of the  Indebtedness being refinanced,  (ii) the Refinancing  Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred  that is equal to or greater than the Average Life of the  Indebtedness  being  refinanced,  (iii) such
Refinancing  Indebtedness is Incurred in an aggregate  principal amount (or if issued with original issue discount, an  aggregate  issue  price)  that is equal to or less than the  aggregate  principal  amount  (or if  issued  with original issue discount,  the aggregate  accreted value) then outstanding of the Indebtedness being refinanced plus an amount  necessary to pay any fees and expenses,  including  premiums,  relating to such  refinancing and (iv) if the Indebtedness of the Company or a Restricted  Subsidiary being refinanced is subordinated to other  Indebtedness of the Company or a Restricted  Subsidiary in any respect,  such Refinancing  Indebtedness is subordinated at least to the same extent;  provided further,  however,  that Refinancing  Indebtedness shall not include (a) Indebtedness of a Subsidiary  that  refinances  Indebtedness  of the Company or (b)  Indebtedness of the Company or a Restricted
Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary.

                  "Registration  Rights  Agreement"  means (i) with respect to the Initial Notes issued on the date hereof, the Registration Rights Agreement,  dated July 22, 2003, among the Company,  the Guarantors and the Initial
Purchasers,  as such agreement may be amended,  modified,  or supplemented from time to time in accordance with the terms thereof and (ii) with respect to any Additional  Notes, any registration  rights agreement entered into among the Company,  any  Guarantors  and the relevant  initial  purchasers or  underwriters,  as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof.

                  "Related  Business" means any business related,  or complementary (as determined in good faith by the Board of Directors), to the business of the Company and the Restricted Subsidiaries on the Issue Date.

                  "Representative"  means the trustee,  agent or representative (if any) for an issue of Pari Passu
Indebtedness.

                  "Restricted Investment" means any Investment other than a Permitted Investment.

                  "Restricted  Subsidiary"  means (i) U.S.C.  Europe N.V.,  (ii) U.S.C.  Europe  Netherlands  B.V.,
(iii) U.S.C.  Holding U.K.  Ltd.,  (iv) U.K. Can Ltd.,  (v) U.S.C.  Europe U.K.  Ltd.,  (vi) U.S.C.  Europe Italia,
S.r.l.,  (vii) U.S.C.  France  Holding,  S.A.S.,  (viii) USC Aerosols  France,  S.A.S.,  (ix) USC May  Verpackungen
Holding Inc., (x) U.S.C.  Aerosoldosen  Deutschland GmbH, (xi) U.S.C. Can Espana Holding SCpA, (xii) U.S.C.  Europe
Espana SA, (xiii) May  Verpackungen  GmbH & Co. KG, (xiv) Wilhelm Wessel Nachfl.  Blechemballagenfabrik  GmbH & Co.
KG, (xv) May Verpackungen  Verwaltung GmbH, (xvi) May Can Company GmbH, (xvii)  Wessel-Emballagen GmbH, (xviii) any other  direct or indirect  Subsidiary  of the Company  that is not  designated  by the Board of  Directors to be an
Unrestricted  Subsidiary and (xix) an Unrestricted  Subsidiary  that is redesignated as a Restricted  Subsidiary as permitted pursuant to the definition of "Unrestricted Subsidiary."

                  "Sale/Leaseback  Transaction"  means an  arrangement  relating to property now owned or hereafter acquired whereby the Company,  the Parent Guarantor or a Restricted  Subsidiary transfers such property to a Person and the Company, the Parent Guarantor or a Restricted Subsidiary leases it from such Person.

                  "Second  Priority  Security  Documents"  means,  collectively,  the security  agreements,  pledge agreements,  mortgages,  deeds of trust,  pledges,  collateral  assignments and other  agreements or instruments as amended supplemented,  replaced or otherwise modified from time to time, among the Company,  certain other grantors and the  Trustee,  that  evidence  or create a security  interest in any or all of the  Collateral  in favor of the
Trustee and any Holders of the Notes.

                  "Secured  Debt to Adjusted  EBITDA Ratio" means,  as of any date of  determination,  the ratio of the  aggregate  amount of Secured  Pari Passu  Indebtedness  as of such date to the  aggregate  amount of  Adjusted
EBITDA for the period of the most  recent four  consecutive  fiscal  quarters  ending at least 30 days prior to the date of such determination.

                  "Secured  Pari Passu  Indebtedness"  means Pari Passu  Indebtedness  of the  Company,  the Parent
Guarantor or a Subsidiary Guarantor that is secured by a Lien permitted under Section 4.13.

                  "Securities"  means the Initial Notes and any other securities  authenticated and delivered under this Indenture.  For all purposes of this Indenture,  the term "Securities"  shall include any Exchange Notes to be issued and exchanged for any Initial Notes pursuant to a Registration  Rights  Agreement and this  Indenture.  From and after the issuance of any  Additional  Notes (but not for  purposes of  determining  whether  such  issuance is permitted  hereunder),  "Securities"  shall include such  Additional  Notes for purposes of this  Indenture and all
Exchange Notes from time to time issued with respect to any Initial Notes that constitute  such  Additional  Notes.
All Securities,  including any such Additional  Notes,  shall vote together as one series of Securities  under this
Indenture.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Security  Documents" mean,  collectively  (i) the First Priority  Security  Documents;  (ii) the
Second Priority Security Documents; and (iii) the Intercreditor Agreement.

                  "Stated  Maturity"  means,  with respect to any security,  the date specified in such security as the fixed date on which the payment of principal of such  security is due and  payable,  including  pursuant to any mandatory  redemption  provision (but excluding any provision  providing for the repurchase of such security at the option of the holder  thereof upon the  happening of any  contingency  beyond the control of the issuer unless such contingency has occurred).

                  "Stockholder  Agreement" means that certain Stockholder  Agreement by and among the common equity stockholders of the Parent Guarantor,  including the Permitted Holders,  certain management investors and the other
Persons listed therein, as in effect on the date of this Indenture.

                  "Subordinated  Notes"  means  the 12?%  Senior  Subordinated  Notes  Due  October  1, 2010 of the
Company and the 101/8% Senior Subordinated Notes Due 2006 of the Parent Guarantor.

                  "Subordinated  Obligation" means (i) any Indebtedness of the Company (whether  outstanding on the date of this  Indenture  or  thereafter  Incurred)  that is  subordinate  or  junior  in  right of  payment  to the
Securities  or (ii) any  Indebtedness  of the  Guarantors  (whether  outstanding  on the date of this  Indenture or thereafter  Incurred)  that is  subordinate  or  junior  in  right  of  payment  to the  Guarantees  or  (iii)  any
Disqualified Stock of the Company or the Guarantors.

                  "Subsidiary" or "subsidiary" of any specified  Person means any corporation,  partnership,  joint venture,  association or other business  entity,  whether now existing or hereafter  organized or acquired,  (i) in the case of a  corporation,  of which at least 50% of the total  voting  power of the Voting  Stock is held by such first-named  Person or any of its  Subsidiaries  and such  first-named  Person or any of its  Subsidiaries  has the power to  direct  the  management,  policies  and  affairs  thereof;  or (ii) in the case of a  partnership,  joint venture,  association,  or other  business  entity,  with  respect to which such  first-named  Person or any of its
Subsidiaries  has the power to direct or cause the  direction  of the  management  and  policies  of such entity by contract or  otherwise if in  accordance  with GAAP such entity is  consolidated  with the  first-named  Person for financial statement purposes.

                  "Subsidiary  Guarantors"  means (i) USC May  Verpackungen  Holding  Inc.  and (ii) each  Domestic
Restricted  Subsidiary that in the future executes a supplemental  indenture in which such Subsidiary  agrees to be bound  by the  terms  of this  Indenture  as a  Subsidiary  Guarantor,  provided  that any  Person  constituting  a
Subsidiary  Guarantor as described  above shall cease to  constitute a  Subsidiary  Guarantor  when its  respective
Subsidiary Guarantee is released in accordance with the terms of this Indenture.

                  "Tangible  Assets"  means the  aggregate  amount of assets  (less  applicable  reserves and other properly deductible items) after deducting therefrom all goodwill,  trade names, trademarks,  patents,  unamortized debt discount and expense (to the extent included in said aggregate  amount of assets) and other like  intangibles, all as set forth in the most recent  consolidated  balance  sheet of the Company and  computed in  accordance  with
GAAP.  Tangible  Assets shall be  calculated  after  giving  effect to the  transaction  giving rise to the need to calculate Tangible Assets.

                  "Temporary  Cash  Investments"  means any of the following:  (i)  investments in U.S.  Government
Obligations  maturing  within  one  year of the date of  acquisition  thereof,  (ii)  investments  in time  deposit accounts,  certificates  of deposit and money market  deposits  maturing within one year of the date of acquisition thereof,  issued by a bank or trust  company  which is organized  under the laws of the United States of America or any state thereof having capital,  surplus and undivided profits  aggregating in excess of $500.0 million and whose long-term  debt (or that of the parent of such bank or trust  company) is rated "A-3" or A- or higher  according to
Moody's  Investors  Service,  Inc.  or  Standard  and Poor's  (or such  similar  equivalent  rating by at least one
"nationally  recognized  statistical rating organization" (as defined in Rule 436 under the Securities Act)), (iii)
repurchase  obligations  with a term of not more than 7 days for  underlying  securities of the types  described in clause (i) above  entered  into with a bank  meeting  the  qualifications  described  in clause  (ii)  above,  (iv)
investments  in  commercial  paper,  maturing not more than six months after the date of  acquisition,  issued by a corporation  (other than an  Affiliate  of the Company)  organized  and in  existence  under the laws of the United
States of  America  with a rating  at the time as of which  any  investment  therein  is made of "P-1" (or  higher)
according to Moody's Investors  Service,  Inc. or "A-1" (or higher) according to Standard and Poor's and (v) mutual funds whose assets consist primarily of Investments of the type described in clauses (i) through (iv) above.

                  "TIA" means the Trust  Indenture  Act of 1939 (15 U.S.C.  Section  77aaa-77bbbb)  as in effect on the date of this  Indenture;  provided,  however,  that,  in the event the Trust  Indenture  Act of 1939 is amended after such date,  "TIA" means, to the extent  required by any such  amendment,  the Trust Indenture Act of 1939, as may be amended from time to time.

                  "Trade Payables" means,  with respect to any Person,  any accounts payable or any indebtedness or monetary  obligation to trade  creditors  created,  assumed or  Guaranteed  by such Person  arising in the ordinary course of business of such Person in connection with the acquisition of goods or services.

                  "Transfer  Restricted  Securities"  means Securities that bear or are required to bear the legend set forth in the third and fourth paragraphs of Exhibit A hereto.
                                                ---------

                  "Trust  Officer"  means the Chairman of the Board,  the  President or any other  officer or other representative of the Trustee assigned by the Trustee to administer its corporate trust matters.

                  "Trustee"  means the party  named as such in this  Indenture  until a  successor  replaces  it in accordance with the provisions of this Indenture and, thereafter, means such successor.

                  "Uniform  Commercial  Code" means the New York Uniform  Commercial Code as in effect from time to time.

                  "Unrestricted  Subsidiary"  means  (i)  any  Subsidiary  of  the  Company  that  at the  time  of determination  shall be  designated an  Unrestricted  Subsidiary by the Board of Directors as permitted or required pursuant to Section 4.09 and not thereafter  redesignated as a Restricted  Subsidiary as permitted pursuant thereto and (ii) any Subsidiary of an Unrestricted Subsidiary.

                  "U.S.  Government  Obligations"  means  direct  obligations  (or  certificates   representing  an
ownership  interest in such obligations) of the United States of America  (including any agency or  instrumentality thereof)  for the  payment of which the full faith and credit of the United  States of America is pledged and which are not callable or redeemable at the issuer's option.

                  "Voting  Stock" of a  corporation  means all classes of Capital  Stock of such  corporation  then outstanding and normally entitled to vote in the election of directors.

                  "Wholly Owned  Subsidiary"  means a Restricted  Subsidiary of the Company,  all the Capital Stock
of which (other than directors' qualifying shares) is owned by the Company or another Wholly Owned Subsidiary.

SECTION 1.02......Other Definitions.
                  -----------------

TERM     .........                                                     DEFINED IN
         .........                                                     SECTION

"Adjusted Net Assets"..................................................         11.02
"Bankruptcy Law".......................................................6.01
"covenant defeasance option"...........................................           8.01
"Custodian"............................................................           6.01
"DTC"..................................................................           2.12
"Event of Default".....................................................           6.01
"Excess Proceeds"......................................................4.06
"Exchange Notes".......................................................Recital
"Funding Guarantor"....................................................          11.02
"Guarantees"...........................................................          11.01
"incorporated provision"...............................................          12.01
"Initial Notes"........................................................        Recital
"legal defeasance option"..............................................           8.01
"Legal Holiday"........................................................12.08
"Letter of Representations"............................................          12.01
"Offer"................................................................           4.06
"Offer Date"...........................................................           4.06
"Offered Price"........................................................4.06
"Paying Agent".........................................................2.03
"Purchase Date"........................................................4.06
"Registrar"............................................................           2.03
"Restricted Payment"...................................................           4.04
"Security Amount"......................................................4.06
"Surviving Entity".....................................................           5.01

SECTION 1.03......Incorporation  by Reference of Trust  Indenture  Act. This  Indenture is subject to the mandatory
                  ----------------------------------------------------
provisions  of the TIA which are  incorporated  by reference in and made a part of this  Indenture.  The  following
TIA terms have the following meanings:

                  "indenture securities" means the Securities.

                  "indenture security holder" means a Holder.

                  "indenture to be qualified" means this Indenture.

                  "indenture trustee" or "institutional trustee" means the Trustee.

                  "obligor" on the  indenture  securities  means the Company and any other obligor on the indenture securities.

                  All  other  TIA  terms  used in this  Indenture  that  are  defined  by the TIA,  defined  by TIA reference to another statute or defined by Commission rule have the meanings assigned to them by such definitions.

SECTION 1.04......Rules of Construction.  Unless the context otherwise requires:
                  ---------------------

(i)......a term has the meaning assigned to it;

(ii)     an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(iii)    "or" is not exclusive;

(iv)     "including" means including without limitation;

(v)      words in the singular include the plural and words in the plural include the singular;

(vi)     unsecured  Indebtedness  shall not be deemed to be  subordinate or junior to secured  Indebtedness  merely by virtue of its  nature as unsecured Indebtedness;

(vii)    the  principal  amount of any  noninterest  bearing or other  discount  security  at any date shall be the principal  amount  thereof that would be shown on a balance  sheet of the issuer dated such date  prepared in  accordance  with  GAAP and  accretion  of  principal  on such  security  shall not be deemed to be the
         Incurrence of Indebtedness but shall be included in Consolidated Interest Expense; and

(viii)   the principal amount of any Preferred Stock shall be the greater of (i) the maximum  liquidation  value of such  Preferred  Stock,  or (ii) the maximum  mandatory  redemption  or  mandatory  repurchase  price with respect to such Preferred Stock.

ARTICLE 2.........

                                                  THE SECURITIES

SECTION 2.01......Form and Dating.  The Initial  Notes and the Trustee's  certificate  of  authentication  shall be
                  ---------------
substantially  in the  form  of  Exhibit  A which  is  hereby  incorporated  in and  expressly  made a part of this
                                 ----------
Indenture.  The Exchange Notes and the Trustee's  certificate of authentication  shall be substantially in the form of Exhibit B, which is hereby  incorporated  in and expressly  made a part of this  Indenture.  The  Securities may
   ---------
have notations,  legends or endorsements  required by law, stock exchange rule,  agreements to which the Company is subject,  if any, or usage,  provided that any such notation,  legend or endorsement is in a form acceptable to the
Company.  Each Security  shall be dated the date of its  authentication.  The terms of the  Securities set forth in
Exhibit A and  Exhibit B are part of the terms of this  Indenture.  Any  Additional  Securities  shall be issued in
---------      ---------
the form of either (i) Exhibit A, if such Security is a Transfer  Restricted  Security,  or (ii) Exhibit B, if such
                       ---------                                                                 ---------
Security is not a Transfer Restricted Security.

SECTION 2.02......Execution and  Authentication.  Two Officers  shall sign the Securities for the Company by manual
                  -----------------------------
or facsimile signature.

                  If an Officer  whose  signature  is on a  Security  no longer  holds that  office at the time the
Trustee authenticates the Security, the Security shall be valid nevertheless.

                  A Security  shall not be valid until an authorized  signatory of the Trustee  manually  signs the certificate of  authentication  on the Security.  The signature shall be conclusive  evidence that the Security has been authenticated under this Indenture.

                  At any time and from  time to time  after the  execution  and  delivery  of this  Indenture,  the
Company may deliver Securities executed by the Company to the Trustee for  authentication,  together with a Company
Order for the  authentication  and delivery of such  Securities;  and the Trustee in  accordance  with such Company
Order shall authenticate and deliver such Securities as provided in this Indenture and not otherwise.

                  The Trustee shall  authenticate  and make available for delivery upon a Company Order (i) Initial
Notes for  original  issue on the date hereof in an aggregate  principal  amount of  $125,000,000,  (ii) subject to
Section  4.03 and  Section  4.13,  Additional  Notes  and  (iii)  Exchange  Notes  for  issue  only  pursuant  to a
Registration  Rights  Agreement  and for  Initial  Notes for a like  principal  amount of Initial  Notes  exchanged pursuant thereto.  Such Company Order shall specify the amount of the Securities to be  authenticated,  the date on which the original issue of Securities is to be  authenticated  and whether the Securities are to be Initial Notes,
Additional Notes or Exchange Notes.

                  The  Trustee  may  appoint  an  authenticating  agent  reasonably  acceptable  to the  Company to authenticate  the  Securities.  Unless  limited  by the  terms of such  appointment,  an  authenticating  agent may authenticate  Securities  whenever the Trustee may do so. Each  reference in this  Indenture to  authentication  by the Trustee includes  authentication by such agent. An  authenticating  agent has the same rights as any Registrar,
Paying Agent or agent for service of notices and demands.

SECTION 2.03......Registrar  and Paying  Agent.  The Company  shall  maintain an office or agency where  Securities
                  ----------------------------
may be presented  for  registration  of transfer or for exchange  (the  "Registrar")  and an office or agency where
Securities  may be  presented  for  payment  (the  "Paying  Agent").  The  Registrar  shall keep a register  of the
Securities  and of their  transfer and  exchange.  The Company may have one or more  co-registrars  and one or more additional  paying agents;  provided,  however,  that so long as Wells Fargo Bank Minnesota,  National  Association shall be the  Trustee,  without the consent of the  Trustee,  there shall be no more than one  Registrar  or Paying
Agent.  The term "Paying Agent" includes any additional paying agent.

                  The Company shall enter into an appropriate  agency  agreement  with any Registrar,  Paying Agent or co-registrar  not a party to this Indenture,  which shall  incorporate the terms of the TIA. The agreement shall implement  the  provisions  of this  Indenture  that relate to such agent.  The Company shall notify the Trustee of the name and  address of any such  agent.  If the  Company  fails to  maintain a  Registrar  or Paying  Agent,  the
Trustee  shall act as such and shall be entitled to  appropriate  compensation  therefor  pursuant to Section 7.07.
The Company or any of its domestically  incorporated Wholly Owned Subsidiaries may act as Paying Agent,  Registrar,
co-registrar or transfer agent.

                  The Registrar may require a Holder,  among other things, to furnish appropriate  endorsements and transfer  documents,  and the Company may require a Holder to pay any taxes and fees  required by law or  permitted by the Indenture.  The Registrar is not required to transfer or exchange any Security  selected for redemption,  or any  Security  for a period of 15 days before a selection  of  Securities  to be  redeemed,  or any  Security for a period of 15 days before an interest  payment  date.  The Holder of a Security  may be treated as the owner of such
Security for all purposes.

                  No service charge shall be made for any  registration of transfer of Securities,  but the Company may require payment of a sum sufficient to cover any transfer tax or other similar  governmental  charge payable in connection therewith.

                  The Company  initially  appoints the Trustee as Registrar and Paying Agent in connection with the
Securities.

SECTION 2.04......Paying  Agent  To Hold  Money in  Trust.  On or  prior  to each  due  date of the  principal  and
                  ---------------------------------------
interest on any Security,  the Company shall deposit with the Paying Agent a sum  sufficient to pay such  principal and interest  when so becoming  due. The Company  shall require each Paying Agent (other than the Trustee) to agree in writing  that the Paying  Agent  shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying  Agent for the payment of  principal  of or interest on the  Securities  and shall notify the Trustee of any default by the Company in making any such  payment.  If the Company or a Subsidiary  acts as Paying  Agent,  it shall  segregate  the money held by it as Paying  Agent and hold it as a separate  trust  fund.  The Company at any time may require a Paying  Agent to pay all money held by it to the Trustee and to account for any funds  disbursed by the Paying Agent.  Upon  complying with this Section,  the Paying Agent shall have no further  liability for the money delivered to the Trustee.

SECTION 2.05......Holder Lists.  The Trustee shall preserve in as current a form as is reasonably  practicable  the
                  ------------
most recent list available to it of the names and addresses of Holders.  If the Trustee is not the  Registrar,  the
Company  shall furnish to the Trustee,  in writing at least five  Business  Days before each interest  payment date and at such other  times as the  Trustee  may  request in  writing,  a list in such form and as of such date as the
Trustee may reasonably require of the names and addresses of Holders.

SECTION 2.06......Replacement  Securities.  If a  mutilated  Security is  surrendered  to the  Registrar  or if the
                  -----------------------
Holder of a Security  claims that the Security has been lost,  destroyed or  wrongfully  taken,  the Company  shall issue and the Trustee  shall  authenticate  a  replacement  Security if the  requirements  of Section  8-405 of the
Uniform  Commercial Code are met and the Holder  satisfies any other  reasonable  requirements  of the Trustee.  If required by the Trustee or the Company,  such Holder shall furnish an indemnity bond  sufficient in the judgment of the  Company  and the  Trustee to protect the  Company,  the  Trustee,  the Paying  Agent,  the  Registrar  and any
co-registrar  from any loss which any of them may suffer if a Security  is  replaced.  The  Company and the Trustee may charge the Holder for their expenses in replacing a Security.

                  Every replacement Security is an additional obligation of the Company.

SECTION 2.07......Outstanding  Securities.  Securities outstanding at any time are all Securities  authenticated by
                  -----------------------
the Trustee except for those canceled by it, those  delivered to it for  cancellation  and those  described in this
Section as not  outstanding.  A Security  does not cease to be  outstanding  because the Company or an Affiliate of the Company holds the Security.

                  If a Security  is replaced  pursuant  to Section  2.06,  it ceases to be  outstanding  unless the
Trustee  and the Company  receive  proof  satisfactory  to them that the  replaced  Security is held by a bona fide purchaser,  in which event the  replacement  Security shall cease to be  outstanding,  subject to the provisions of
Section 8-405 of the Uniform Commercial Code.

                  If the principal  amount of any Security is considered  paid under Section 4.01 hereof,  it shall cease to be outstanding on such date and interest on the Security shall cease to accrue.

                  If the Paying Agent  segregates  and holds in trust,  in  accordance  with this  Indenture,  on a redemption  date or maturity date money  sufficient  to pay all  principal  and interest  payable on that date with respect to the  Securities  (or portions  thereof) to be redeemed or  maturing,  as the case may be, and the Paying
Agent is not  prohibited  from  paying  such  money to the  Holders  on that  date  pursuant  to the  terms of this
Indenture,  then on and after that date such Securities (or portions  thereof) cease to be outstanding and interest on them ceases to accrue.

SECTION 2.08......Temporary  Securities.  Until  definitive  Securities  are ready for  delivery,  the  Company may
                  ---------------------
prepare and the Trustee shall authenticate  temporary  Securities.  Temporary  Securities shall be substantially in the form of definitive  Securities but may have  variations  that the Company  considers  appropriate for temporary
Securities.  Without  unreasonable  delay, the Company shall prepare and the Trustee shall authenticate  definitive
Securities and deliver them in exchange for temporary Securities.

SECTION 2.09......Cancellation.  The Company at any time may deliver  Securities  to the Trustee for  cancellation.
                  ------------
The  Registrar  and the  Paying  Agent  shall  forward  to the  Trustee  any  Securities  surrendered  to them  for registration  of transfer,  exchange or payment.  The Trustee and no one else shall cancel and destroy  (subject to the record  retention  requirements of the Exchange Act) all Securities  surrendered for  registration of transfer, exchange,  payment or cancellation  and deliver a certificate of such  destruction to the Company.  The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation.

SECTION 2.10......Defaulted  Interest.  If the Company  defaults in a payment of  interest on the  Securities,  the
                  -------------------
Company  shall pay  defaulted  interest  (plus  interest on such  defaulted  interest to the extent  lawful) in any lawful manner.  The Company may pay the defaulted  interest to the Persons who are Holders on a subsequent  special record  date.  The Company  shall fix or cause to be fixed any such  special  record  date and payment  date to the reasonable  satisfaction  of the  Trustee and shall  promptly  mail to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

SECTION 2.11......CUSIP  Numbers.  The  Company,  in issuing the  Securities,  shall use "CUSIP"  numbers,  and the
                  --------------
Trustee shall use "CUSIP"  numbers in notices of redemption as a convenience to Holders;  provided,  however,  that any such notice may state that no  representation  is made as to the  correctness of such numbers either as printed on the  Securities or as contained in any notice of a redemption  and that reliance may be placed only on the other identification  numbers printed on the Securities,  and any such redemption  shall not be affected by any defect in or omission of such numbers.

SECTION 2.12......Securities  Depository.  In order to  facilitate  the transfer of the  Securities  by book entry,
                  ----------------------
the  Securities  may be registered in the name of Cede & Co., as nominee of The  Depository  Trust Company  ("DTC")
(or such other nominee as DTC shall  specify from time to time).  Prior to such  registration,  the Company and the
Trustee will  execute and deliver a Letter of  Representations  to DTC (as may be in effect from time to time,  the
"Letter of  Representations").  All  payments of  principal  of,  redemption  premium,  if any, and interest on the
Securities so registered in the name of DTC's nominee and all notices with respect  thereto,  including  notices of full or  partial  redemption,  shall be made and given at the times and in the  manner  set forth in the  Letter of
Representations.  The terms and  provisions  of the  Letter of  Representations  shall  govern the  procedures  for payment  on and  redemption  of  Securities  in the  event of any  inconsistency  between  the  provisions  of this
Indenture and the Letter of  Representations;  provided,  however,  that the terms and  provisions of the Letter of
Representations  shall in no manner  affect  the  rights of  Holders  to receive  any  payments  of  principal  of, redemption premium, if any, and interest on the Securities.

                  The book-entry  registration  system for all or a portion of the Securities may be terminated and certificates  delivered to and registered in the name of the beneficial  owners of the Securities,  under either of the following circumstances:

                  (i)      DTC  notifies  the Company  that it is  unwilling  or unable to continue as a depository for the Securities or has ceased to be a clearing agency  registered  under the Exchange
                           Act, and in either event the Company  thereupon fails to appoint a successor  depository within 120 days after the date of such notice; or

                  (ii)     the  Company  at  its  option  elects  to  cause  the  issuance  of  the  Securities  in certificated form.

                  In the event a successor  securities  depository is appointed by the Company, the Securities will be registered in the name of such successor  securities  depository or its nominee.  In the event  certificates are required to be issued to beneficial  owners,  the Company and the Trustee shall be fully  protected in relying upon a certificate of DTC or any DTC  participant as to the identity of and the principal  amount of Securities  held by such beneficial owners.

ARTICLE 3.........

                                                    REDEMPTION

SECTION 3.01......Notices to Trustee.  If the Company  elects to redeem  Securities  pursuant to paragraph 6 of the
                  ------------------
Securities,  it shall notify the Trustee in writing of the redemption  date, the principal  amount of Securities to be redeemed and the paragraph of the Securities pursuant to which the redemption will occur.

                  The Company  shall give each notice to the Trustee  provided for in this Section at least 45 days before the redemption  date unless the Trustee  consents to a shorter  period.  Such notice shall be accompanied by an  Officers'  Certificate  and an Opinion of Counsel  from the  Company to the effect  that such  redemption  will comply with the conditions herein.

SECTION 3.02......Selection of  Securities  To Be Redeemed.  If fewer than all the  Securities  are to be redeemed,
                  ----------------------------------------
the Trustee  shall  select the  Securities  to be redeemed  pro rata or by lot or by a method  that  complies  with applicable  legal  and  securities  exchange  requirements,  if any,  and  that  the  Trustee  considers  fair  and appropriate  and in  accordance  with methods  generally  used at the time of selection by  fiduciaries  in similar circumstances.  The  Trustee  shall make the  selection  from  outstanding  Securities  not  previously  called for
redemption.   The  Trustee  may  select  for  redemption   portions  of  the  principal  of  Securities  that  have
denominations  larger than  $1,000.  Securities  and  portions of them the Trustee  selects  shall be in amounts of
$1,000  or a whole  multiple  of  $1,000.  Provisions  of this  Indenture  that  apply  to  Securities  called  for redemption  also apply to portions of Securities  called for  redemption.  If fewer than all the  Securities are to be redeemed with the proceeds of a Public Equity  Offering,  the Trustee shall select the Securities to be redeemed pro rata,  or nearly pro rata as is  practicable,  unless such method is  prohibited.  The Trustee shall notify the
Company promptly of the Securities or portions of Securities to be redeemed.

SECTION 3.03......Notice of  Redemption.  At least 30 days but not more than 60 days  before a date for  redemption
                  ---------------------
of Securities,  the Company shall mail a notice of redemption by  first-class  mail to each Holder of Securities to be redeemed.

                  The notice shall identify the Securities to be redeemed and shall state:

(i)      the redemption date;

(ii)     the redemption price;

(iii)    the name and address of the Paying Agent;

(iv)     that  Securities  called for redemption  must be surrendered to the Paying Agent to collect the redemption price;

(v)      if fewer  than all the  outstanding  Securities  are to be  redeemed,  the  identification  and  principal amounts of the particular Securities to be redeemed;

(vi)     that,  unless the Company  defaults in making such  redemption  payment or the Paying Agent is  prohibited from making such  payment  pursuant to the terms of this  Indenture,  interest on  Securities  (or portion thereof) called for redemption ceases to accrue on and after the redemption date; and

(vii)    that no  representation  is made as to the  correctness  or  accuracy of the CUSIP  number  listed in such notice or printed on the Securities.

                  At the  Company's  written  request,  the  Trustee  shall  give the notice of  redemption  in the
Company's  name and at the  Company's  expense.  In such event,  the  Company  shall  provide the Trustee  with the information required by this Section at least 45 days before the redemption date.

SECTION 3.04......Effect of Notice of  Redemption.  Once  notice of  redemption  is mailed,  Securities  called for
                  -------------------------------
redemption  become due and payable on the redemption  date and at the redemption  price stated in the notice.  Upon surrender to the Paying Agent,  such Securities  shall be paid at the redemption  price stated in the notice,  plus accrued  interest to the  redemption  date.  Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

SECTION 3.05......Deposit of  Redemption  Price.  On or prior to the  redemption  date,  the Company  shall deposit
                  -----------------------------
with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent,  shall  segregate and hold in trust)
money  sufficient  to pay the  redemption  price of and accrued  interest on all  Securities to be redeemed on that date other than  Securities  or portions of  Securities  called for  redemption  which have been  delivered  by the
Company to the Trustee for cancellation.

SECTION 3.06......Securities  Redeemed  in Part.  Upon  surrender  of a  Security  that is  redeemed  in part,  the
                  -----------------------------
Company shall execute and the Trustee shall  authenticate for the Holder (at the Company's  expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

SECTION 3.07......Optional Redemption.
                  -------------------

(i)      Except as set forth in clause (ii) of this Section  3.07,  the Company shall not have the option to redeem the  Securities  pursuant  to this  Section  3.07 prior to July 15,  2007.  On and after  such  date,  the
         Company  shall  have the  option to redeem  the  Securities,  in whole at any time or in part from time to time,  at the  redemption  prices  (expressed  as  percentages  of principal  amount) set forth below plus accrued and unpaid  interest  thereon,  if any,  through the  applicable  redemption  date (subject to the right of Holders of record on the  relevant  Record  Date to receive  interest  on the  relevant  interest payment date), if redeemed  during the  twelve-month  period  beginning on July 15, of the years indicated
         below:

Year                                                               Percentage
----                                                               ----------
2007.........................................................        105.438%
2008.........................................................        102.719%
2009 and thereafter..........................................        100.000%
(ii)     Notwithstanding  the  provisions  of clause  (i) of this  Section  3.07,  at any time on or prior July 15,
         2006,  the Company shall have the option to redeem,  with the net cash proceeds to the Company from one or more Public Equity  Offerings,  up to 35% of the aggregate  principal amount of Securities at a redemption price equal to 110.875% of the aggregate  principal  amount thereof plus accrued and unpaid  interest,  if any,  through  the  redemption  date;  provided  that at least 65% of the  aggregate  principal  amount of
         Securities remains  outstanding  immediately after the occurrence of such redemption and provided further, that such  redemption  occurs  within not more than 180 days after the date of the  closing of such Public
         Equity Offering.

(iii)    Any  redemption  pursuant to this Section 3.07 shall be made  pursuant to the  provisions  of Section 3.01 through 3.06 hereof.

ARTICLE 4.........

                                                     COVENANTS

SECTION 4.01......Payment of  Securities.  The Company  shall  promptly  pay the  principal  of and interest on the
                  ----------------------
Securities on the dates and in the manner  provided in the  Securities  and in this Indenture due on such due date.
Principal  and interest  shall be  considered  paid on the date due if on such date the Trustee or the Paying Agent holds in  accordance  with this  Indenture  money  sufficient  to pay all  principal  and interest then due and the
Trustee or the Paying Agent,  as the case may be, is not  prohibited  from paying such money to the Holders on that date pursuant to the terms of this Indenture.

                  The  Company  shall pay  interest  on overdue  principal  at the rate  specified  therefor in the
Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

SECTION 4.02......Commission  Reports.  The  Company  shall  file  with the  Trustee  and  provide  Holders  at the
                  -------------------
Company's  expense,  within 15 days  after it files  them with the  Commission,  copies  of the  Company's  annual, quarterly and other  reports,  documents and  information  that the Company is required to file with the Commission pursuant to Sections 13 or 15(d) of the Exchange  Act.  Notwithstanding  that the Company may not be subject to the reporting  requirements  of Sections 13 or 15(d) of the Exchange Act, the Company  shall file with the  Commission, to the extent  permitted,  and  provide the Trustee and  Holders  with the  annual,  quarterly  and other  reports, documents  and  information  specified in Sections 13 and 15(d) of the Exchange  Act. The Company shall comply with the other provisions of Section 314(a) of the TIA.

SECTION 4.03......Limitation  on  Indebtedness.  The  Company  shall  not,  and shall  not  permit  any  Restricted
                  ----------------------------
Subsidiary to, directly or indirectly, Incur any Indebtedness, unless such Indebtedness is Permitted Indebtedness.

SECTION 4.04......Limitation on Restricted Payments.
                  ---------------------------------

(i)      The Company shall not, and shall not permit any  Restricted  Subsidiary  to,  directly or  indirectly  (a)
         declare or pay any dividend on, or make any  distribution  in respect of, any Capital Stock of the Company or the Parent  Guarantor,  as the case may be, except for  dividends or  distributions  payable  solely in
         Capital Stock (other than Disqualified  Stock),  of the Company or the Parent  Guarantor,  as the case may be; (b)  purchase,  redeem,  retire or acquire  for value any  Capital  Stock of the  Company,  the Parent
         Guarantor or any Subsidiary of the Company or the Parent Guarantor  (other than a Restricted  Subsidiary);
         (c) make any principal payment on, or purchase,  repurchase,  redeem,  defease or acquire for value, prior
         to  scheduled  maturity,   scheduled  repayment  or  scheduled  sinking  fund  payment,  any  Subordinated
         Obligation;  or (d) make any  Investment  (other than  Permitted  Investments)  in any  Person,  (any such dividend, distribution,  purchase, redemption,  repurchase,  defeasance, other acquisition,  retirement or
         Investment  being herein referred to as a "Restricted  Payment") if at the time of and after giving effect to the proposed Restricted Payment:

                  (1) any Default or Event of Default has occurred and is continuing;

                  (2) the Company  could not Incur at least  $1.00 of  additional  Indebtedness  pursuant to clause
         (i) of the definition of Permitted Indebtedness; or

                  (3) the aggregate  amount  expended or declared for all Restricted  Payments after the Issue Date exceeds (without duplication) the sum of:

                           (A)      50% of the  Consolidated  Net Income accrued during the period  (treated as one accounting  period)  from the first day of the fiscal  quarter in which the Issue Date  occurs to the end of the most  recent  fiscal  quarter  ending  at least 30 days  prior to the date of such
                  Restricted  Payment (or, in case such  Consolidated Net Income shall be a deficit,  minus 100% of such deficit);

                           (B)      100% of the  aggregate Net Cash Proceeds plus the Fair Market Value of property other than cash  received by the Company  from the  issuance  or sale of its  respective  Capital
                  Stock  (excluding  the  issuance  or sale of  Disqualified  Stock)  subsequent  to the Issue Date
                  (other than an issuance or a sale to a Subsidiary of the Company or an employee  stock  ownership plan or trust);

                           (C)      the amount by which Indebtedness of the Company or the Restricted  Subsidiaries
                  is reduced on the  Company's  balance  sheet upon the  conversion  or  exchange  (other than by a
                  Subsidiary)  subsequent to the Issue Date, of any  Indebtedness  of the Company or the Restricted
                  Subsidiaries  that is  convertible  or  exchangeable,  or is exchanged,  for Capital Stock (other than Disqualified Stock) of the Company;

                           (D)      an amount equal to the net reduction in Investments  resulting from  dividends, distributions,  repayments  of loans or advances or other  transfers of assets (to the extent not included  in  Consolidated  Net  Income),  in  each  case,  to  the  Company  or  any  Restricted
                  Subsidiary,  not to exceed  the  amount of  Investments  previously  made that were  included  as
                  Restricted Payments; and

                           (E)      50% of the gain realized by the Company or any Restricted  Subsidiary  from the cash sale (other than to the Company or a Restricted  Subsidiary) of Restricted  Investments made by the Company or any  Restricted  Subsidiary  after  issuance  of the Initial  Notes on the date hereof to the extent not included in Consolidated Net Income.

(ii)     The provisions of Section 4.04(i) shall not prevent the Company or a Restricted Subsidiary from:

                                    (a)     paying a  dividend  on its  Capital  Stock  within  60 days  after  the declaration  thereof,  if, on the declaration  date, the Company could have paid such dividend in compliance with this Indenture;

                                    (b)     redeeming,  repurchasing,  defeasing,  acquiring or retiring for value,
                  Subordinated  Obligations in exchange for or from proceeds of Refinancing  Indebtedness permitted by clause (viii) of the definition of Permitted Indebtedness;

                                    (c)     acquiring,   redeeming  or  retiring   Capital  Stock  or  Subordinated
                  Obligations  of the Company in exchange for, or in  connection  with a  substantially  concurrent issuance of, Capital Stock (other than Disqualified Stock) of the Company;

                                    (d)     repurchasing   or  redeeming  (or  paying  a  dividend  to  the  Parent
                  Guarantor  to enable  the  Parent  Guarantor  to  purchase  or  redeem)  shares of, or options to purchase  shares of, Capital Stock of the Company or the Parent  Guarantor or stock  appreciation rights from  officers,  directors  and  employees  (or the heirs of such persons) of the Company, the Parent  Guarantor or any Restricted  Subsidiary  whose  employment has terminated or who have died or retired or become disabled or upon the vesting of stock  appreciation  rights, so long as the  aggregate  amount of such  payments  in any fiscal  year does not exceed the sum of (i) $2.5 million  plus (ii) the  proceeds  of any "key  man"  life  insurance  policies  purchased  by the
                  Company for the specific purpose of making such  repurchases or redemptions,  it being understood that the  cancellation of Indebtedness  owed by management to the Company in connection with such repurchase or redemption shall not be deemed to be a Restricted Payment;

                                    (e)     any  purchase  of   Subordinated   Obligations   from  Excess  Proceeds
                  remaining  after an Offer made  pursuant to Section  4.06 to the extent  permitted to be used for general corporate purposes;

                                    (f)     cash  dividends  to the Parent  Guarantor  in amounts  equal to (i) the amounts  required for the Parent  Guarantor  to pay any  Federal,  state or local income taxes to the  extent  that such  income  taxes are  attributable  to the  income  of the  Company  and its
                  Subsidiaries,  (ii) the amounts  required  for the Parent  Guarantor to pay  franchise  taxes and other fees required to maintain its legal  existence,  (iii) an amount not to exceed  $200,000 in any  fiscal  year to permit  the Parent  Guarantor  to pay  corporate  expenses  incurred  in the ordinary course of business and (iv)  reasonable and customary  costs and expenses  incident to a public  offering of the common  stock of the Parent  Guarantor  to the extent  that the  proceeds therefrom are intended to be contributed to the Company;

                                    (g)     repurchases  of  Capital  Stock  deemed to occur upon the  exercise  of employee  stock  options if such  Capital  Stock is  surrendered  in lieu of the  exercise  price thereof;

                                    (h)     the payment of any dividend by a Restricted  Subsidiary  of the Company to the holders of its equity interests on a pro rata basis;

                                    (i)     applying  not in  excess  of  $30  million  (plus  any  purchase  price attributable to accrued interest  thereon) to repurchasing,  redeeming,  defeasing,  acquiring or retiring for value Subordinated  Notes,  provided that after giving pro forma effect, the Secured
                  Debt to Adjusted EBITDA Ratio is less than or equal to 4.5 to 1; and

                                    (j)     so long as no Event of Default shall have  occurred and be  continuing, other Restricted  Payments not otherwise  permitted pursuant to this covenant up to $10.0 million in the aggregate.

(iii)    Proceeds of Capital Stock used to make  Restricted  Payments  described in Section  4.04(ii)(c)  shall not increase  the amount  available  for  Restricted  Payments.  The  Restricted  Payments  made  pursuant  to
         Sections  4.04(ii)(b),  (c), (d)(ii),  (e), (f), (g), (h) and (j) shall not be included in the calculation of subsequent  Restricted  Payments.  Restricted  Payments made pursuant to Sections  4.04(ii)(a),  (d)(i)
         and (i) shall be included in the calculation of subsequent Restricted Payments.

SECTION 4.05......Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries.
                  ----------------------------------------------------------------------------------------

(i)      The Company shall not, and shall not permit any Restricted  Subsidiary to,  directly or indirectly,  cause to exist or become  effective or enter into any encumbrance or restriction  (other than pursuant to law or regulation)  on  the  ability  of any  Restricted  Subsidiary  (a) to pay  dividends  or  make  any  other distributions  in respect of its Capital Stock or pay any debt or other  obligation owed to the Company or any other  Restricted  Subsidiary;  (b) to make loans or advances  to the Company or any other  Restricted
         Subsidiary;  or (c) to  transfer  any of its  property  or assets to the  Company or any other  Restricted
         Subsidiary.

(ii)     The  provisions  of Section  4.05(i)  shall not apply:  (a) with respect to Sections  4.05(i)(a),  (b) and
         (c),  to  encumbrances  and  restrictions  (1) in  existence  under or by  reason of any  agreements  (not otherwise  described in clause (3) below) in effect on the Issue Date; (2) relating to  Indebtedness  of a
         Restricted  Subsidiary  and  existing at such  Restricted  Subsidiary  at the time it became a  Restricted
         Subsidiary if such  encumbrance or restriction  was not created in connection  with or in  anticipation of the transaction or series of related  transactions  pursuant to which such Restricted  Subsidiary became a
         Restricted  Subsidiary  or was acquired by the Company;  (3)  pursuant to the Credit  Agreement,  provided that such  restrictions  or  encumbrances  are not more  restrictive  with  respect to dividend  and other payment  restrictions  than those  contained in the Credit  Agreement as in effect on the Issue Date;  (4)
         pursuant to the Indenture,  the Securities and the Security Documents;  (5) which result from the renewal, refinancing,  extension or amendment of an agreement referred to in Sections  4.05(ii)(a)(1),  (2) and (6)
         and in Sections  4.05(ii)(b)(1) and (2), provided that such encumbrances or restrictions,  when taken as a whole,  are no more  restrictive to such  Restricted  Subsidiary and are not materially  less favorable to the Holders  than those under or  pursuant to the  agreement  evidencing  the  Indebtedness  so  extended, renewed,  refinanced or replaced;  or (6) relating to Refinancing  Indebtedness  Incurred  pursuant to the definition  of  Permitted  Indebtedness;  and (b) with  respect to  Section  4.05(i)(c)  only,  to (1) any encumbrance  or  restriction  relating  to  Indebtedness  that is  permitted  to be  Incurred  and secured pursuant  to  Sections  4.03 and 4.13 that  limits  the right of the  debtor to  dispose  of the assets or
         property  securing  such  Indebtedness;   (2)  any  encumbrance  or  restriction  in  connection  with  an acquisition of property,  so long as such  encumbrance  or  restriction  relates solely to the property so acquired and was not created in connection  with or in  anticipation  of such  acquisition;  (3) customary non-assignment and non-transfer  provisions in leases,  contracts or licenses entered into in the ordinary course of business;  (4) customary  restrictions  contained in asset sale agreements limiting the transfer of such  assets  pending  the  closing of such sale;  (5) Liens  permitted  pursuant  to Section  4.13 and
         restrictions  in  the  agreements  creating  such  Liens;  (6)  any  agreement  or  instrument   governing
         Indebtedness  of  a  Foreign  Subsidiary  now  or  hereafter   outstanding  if  it  constitutes  Permitted
         Indebtedness,  and (7) any amendments to any of the foregoing  that,  when taken as a whole,  are not more restrictive than those contained in the agreement being amended.

SECTION 4.06......Limitation on Asset Dispositions.
                  --------------------------------

(i)      The Company  shall not,  and shall not permit any  Restricted  Subsidiary  to, make any Asset  Disposition unless (a) the Company or such  Restricted  Subsidiary  receives  consideration  at the time of such Asset
         Disposition  at least  equal to the Fair  Market  Value of the  shares  and  assets  subject to such Asset
         Disposition;  (b) at least 75% of the  consideration  thereof  received by the Company or such  Restricted
         Subsidiary is in the form of cash or cash  equivalents,  provided,  however,  that any securities or notes received by the Company or such Restricted  Subsidiary in connection with such Asset  Disposition that are converted by the Company or such Restricted  Subsidiary into cash or cash  equivalents  within 10 business days of the date of such  Asset  Disposition  shall be deemed to be cash  equivalents;  (c) if such  Asset
         Disposition  involves the transfer of Collateral,  (i) such Asset Disposition complies with the applicable provisions of the Security  Documents and (ii) all consideration  (other than cash) received in such Asset
         Disposition  (including  Additional Assets) shall be expressly made subject to the Lien under the Security
         Documents;  (d) the Company  delivers an Officers'  Certificate to the Trustee  certifying that such Asset
         Disposition  complies  with  subclauses  (a) and (b); and (e) an amount equal to 100% of the Net Available
         Cash from such Asset  Disposition is applied by the Company (or such Restricted  Subsidiary) (1) first, to the extent the Company elects (or is required by the terms of the Credit Agreement),  to prepay,  repay or purchase Bank  Indebtedness  or other First Lien  Indebtedness of the Company or the Guarantors or, if the
         Asset  Disposition  is made by a Foreign  Restricted  Subsidiary,  Pari  Passu  Indebtedness  of a Foreign
         Restricted  Subsidiary,  within  270 days  from the  later of the date of such  Asset  Disposition  or the receipt of such Net Available Cash; provided,  however, that in connection with any prepayment,  repayment or purchase of  Indebtedness  pursuant to this  subclause (1), the Company or such  Restricted  Subsidiary will retire  such  Indebtedness  and will cause the related  loan  commitment,  if any, to be  permanently reduced in an amount equal to the principal  amount so prepaid,  repaid or purchased;  (2) second,  to the extent of the balance of Net Available Cash after  application in accordance  with  sub-subclause  (1), to the extent the Company or such Restricted  Subsidiary  elects, to reinvest in Additional Assets (including by means of an  Investment  in  Additional  Assets by the  Company  or a  Restricted  Subsidiary  with Net
         Available Cash received by the Company or another  Restricted  Subsidiary)  within 270 days from the later of such Asset  Disposition or the receipt of such Net Available  Cash; and (3) third, to the extent of the balance of such Net  Available  Cash after  application  in  accordance  with  sub-subclauses  (1) and (2)
         (which balance  constitutes  "Excess  Proceeds"),  to make an Offer (as defined in the next  paragraph) to purchase  Securities  pursuant  to and  subject to the  conditions  of the  following  paragraph.  Pending application  of Net Available Cash pursuant to this  provision,  such Net Available Cash shall be invested in Temporary Cash Investments or used to reduce revolving credit borrowings of Bank Indebtedness.

(ii)     When the  aggregate  amount of Excess  Proceeds  exceeds $15 million,  the Company  shall apply the Excess
         Proceeds  to the  repayment  of the  Securities  pursuant to an offer to purchase  (an  "Offer")  from all
         Holders in accordance with the procedures set forth in this Indenture in the principal  amount  (expressed as a multiple of $1,000) of  Securities  that may be purchased  out of an amount (the  "Security  Amount")
         equal to such Excess  Proceeds.  The offer price for the Securities  shall be payable in cash in an amount equal to 100% of the principal amount of the Securities plus accrued and unpaid  interest,  if any, to the date (the  "Offer  Date")  such  Offer is  consummated  (the  "Offered  Price"),  in  accordance  with the procedures  set  forth  in  this  Indenture.  To the  extent  that  the  aggregate  Offered  Price  of the
         Securities  tendered pursuant to the Offer is less than the Security Amount relating thereto,  the Company may use any remaining Excess Proceeds for general corporate  purposes.  If the aggregate  principal amount of Securities  surrendered by holders  thereof  exceeds the amount of Excess  Proceeds,  the Trustee shall select the  Securities  to be purchased on a pro rata basis.  Upon the  completion  of the purchase of all the Securities  tendered  pursuant to an Offer, the amount of Excess  Proceeds,  if any, shall be reset at zero.

(iii)    (a) Within 10 days after the Company  becomes  obligated to make an Offer,  the Company  shall  deliver to the Trustee and mail to each Holder a written notice of its Offer to purchase  Securities,  in whole or in part,  (subject  to  proration  as  hereinafter  described  in the event the Offer is  oversubscribed)  in integral  multiples of $1,000 of principal  amount,  at the applicable  purchase  price.  The notice shall specify a  purchase  date not less than 30 days nor more than 60 days after the date of such  notice  (the
         "Purchase Date") and all instructions and materials  necessary to tender Securities pursuant to the Offer, together with the information contained in Section 4.06(iii)(b).

(b)      Not later than the date upon which  written  notice of an Offer is  delivered  to the  Trustee as provided below,  the Company shall deliver to the Trustee an Officers'  Certificate  as to (i) the Offered  Price,  (ii) the
allocation of the Net  Available  Cash from the Asset  Dispositions  pursuant to which such Offer is being made and
(iii) the  compliance of such  allocation  with the provisions of this  Indenture.  On such date, the Company shall also  irrevocably  deposit  with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying
Agent,  segregate and hold in trust) in Temporary Cash  Investments an amount equal to the Offered Price to be held for payment in accordance with the provisions of this Indenture.

(c)      If the terms of any  outstanding  Pari Passu  Indebtedness  of the  Company  require the Company to make a similar  offer to  purchase  to all  holders  of such Pari  Passu  Indebtedness  with the  proceeds  from any Asset
Disposition,  the Excess  Proceeds  available to fund an Offer to the Holders of  Securities  shall be reduced on a pro rata basis to reflect the Company's offer to purchase obligation under such Pari Passu Indebtedness.

(d)      The  Company  shall  comply,  to the extent  applicable,  with the  requirements  of Section  14(e) of the
Exchange  Act and any other  securities  laws or  regulations  in  connection  with the  repurchase  of  Securities pursuant to this Section 4.06. To the extent that the  provisions of any securities  laws or  regulations  conflict with the  provisions  of this Section  4.06,  the Company  shall  comply with the  applicable  securities  laws and regulations and shall not be deemed to have breached its obligations under this Section 4.06 by virtue thereof.

SECTION 4.07......Limitation on Transactions with Affiliates.
                  ------------------------------------------

(i)      The  Company  shall not,  and shall not permit any  Restricted  Subsidiary  to,  directly  or  indirectly, conduct  any  business or enter into any  transaction  or series of related  transactions  with or for the benefit of any Affiliate,  unless (a) the terms of such transaction or series of related  transactions are
         (1) set forth in writing and (2) no less  favorable  to the  Company or such  Restricted  Subsidiary  than those that could  reasonably  be obtained at such time in a comparable  arm's length  transaction  with an unrelated  third party;  (b) with respect to a  transaction  or series of related  transactions  involving aggregate  payments or value in excess of $3.0  million,  the Board of Directors  (including a majority of the Disinterested  Directors thereof) approves such transaction or series of related  transactions and, in its good faith judgment,  believes that such transaction or series of related  transactions  complies with
         Section  4.07(i)(a),  as  evidenced  by a Certified  Resolution  delivered  to the  Trustee;  and (c) with respect to a  transaction  or series of related  transactions  involving  aggregate  payments  or value in excess of $15.0 million,  the Company shall, prior to the consummation  thereof,  obtain a written opinion of a nationally recognized  accounting,  appraisal or investment banking firm stating that the transaction is fair to the Company or such  Restricted  Subsidiary  from a  financial  point of view and file the same with the Trustee.

(ii)     Section  4.07(i) shall not prohibit (a) any  Restricted  Payment  permitted to be paid pursuant to Section
         4.04,  (b) any  issuance  of  securities,  or other  payments,  awards or grants  in cash,  securities  or otherwise  pursuant to, or the funding of,  employment  arrangements,  stock  options and stock  ownership plans approved by the Board of Directors  (including a majority of the Disinterested  Directors  thereof),
         (c) any  transaction  pursuant  to any  agreement  in  existence  on the Issue  Date or any  amendment  or replacement  thereof that,  taken in its entirety,  is no less favorable to the Company than the agreement as in effect on the Issue Date,  (d) loans or advances to employees in the ordinary  course of business of the Company,  not to exceed $1.0 million per employee and $3.0 million in the  aggregate,  (e) the payment of indemnities  provided for by the Company's charter,  by-laws and written agreements and reasonable fees to directors of the Company,  the Parent  Guarantor and the Restricted  Subsidiaries who are not employees of the Company,  the Parent  Guarantor or the Restricted  Subsidiaries,  (f) any  transaction  between the
         Company and a Restricted  Subsidiary  or between  Restricted  Subsidiaries,  (g) the making of payments to
         Citigroup  Global  Markets  Inc.  (formerly  known as Salomon  Smith Barney  Inc.) or its  Affiliates  for
         investment banking or other financial services, (h) fees,  compensation,  and indemnities under employment arrangements  entered  into by the  Company  or its  Restricted  Subsidiaries  in the  ordinary  course of business,  and (i)  issuance  of Capital  Stock  (other  than  Disqualified  Stock) of the Company and the granting of registration rights with respect thereto.

SECTION 4.08......Change of Control.
                  -----------------

(i)      Upon a Change of Control,  each Holder shall have the right to require that the Company  repurchase all or any part of such Holder's  Securities at a repurchase  price in cash equal to 101% of the principal amount thereof  plus accrued and unpaid  interest  thereon,  if any,  through the date of  repurchase.  If at the time of such  Change of Control  the terms of the Bank  Indebtedness  or other  Indebtedness  restrict  or prohibit the  repurchase  of Securities  pursuant to this Section  4.08,  then prior to the mailing of the notice to Holders  provided for Section  4.08(ii)  below,  but in any event within 30 days  following  any
         Change of  Control,  the  Company  covenants  to (a)  repay in full all Bank  Indebtedness  or such  other
         Indebtedness to the extent  required to permit the repurchase of Securities  pursuant to this provision or
         (b) obtain the  requisite  consent under the  agreements  governing  the Bank  Indebtedness  or such other
         Indebtedness to permit the repurchase of the Securities as provided for in Section 4.08(ii).

(ii)     Within 30 days  following  any Change of Control,  the Company  shall send,  by  first-class  mail to each
         Holder, a notice to each Holder with a copy to the Trustee stating:

(a)      that a Change of  Control  has  occurred  and that such  Holder has the right to  require  the  Company to purchase such Holder's  Securities at a purchase  price in cash equal to 101% of the principal  amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase;

(b)      the  purchase  date  (which  shall be no  earlier  than 30 days nor later  than 60 days from the date such notice is mailed); and

(c)      the instructions  determined by the Company,  consistent with this Section 4.08, that a Holder must follow in order to have its  Securities  purchased,  together with the  information  contained in Section  4.08(iii)  (and including any related materials).

(iii)    Holders  electing to have a Security  purchased  will be  required  to  surrender  the  Security,  with an appropriate  form duly  completed,  to the  Company at the address  specified  in the notice at least five
         Business  Days prior to the  purchase  date.  Holders will be entitled to withdraw  their  election if the
         Trustee or the  Company  receives  not later than  three  Business  Days  prior to the  purchase  date,  a telegram,  telex,  facsimile  transmission  or letter setting forth the name of the Holder,  the principal amount of the Security that was  delivered for purchase by the Holder and a statement  that such Holder is withdrawing its election to have such Security purchased.

(iv)     On the purchase date, all Securities  purchased by the Company under this provision  shall be delivered by the Trustee  for  cancellation,  and the  Company  shall pay the  purchase  price plus  accrued and unpaid interest thereon, if any, to the Holders entitled thereto.

(v)      The  Company  shall  comply,  to the extent  applicable,  with the  requirements  of Section  14(e) of the
         Exchange  Act  and any  other  securities  laws or  regulations  in  connection  with  the  repurchase  of
         Securities  pursuant to this Section 4.08. To the extent that the  provisions  of any  securities  laws or regulations  conflict  with the  provisions  of this  Section  4.08,  the  Company  shall  comply with the applicable  securities  laws and  regulations  and shall not be deemed to have  breached  its  obligations under this Section 4.08 by virtue thereof.

SECTION 4.09......Designation of Restricted  and  Unrestricted  Subsidiaries.  The Board of Directors may designate
                  ----------------------------------------------------------
any Subsidiary of the Company  (including  any newly  acquired or newly formed  Subsidiary of the Company) to be an
Unrestricted  Subsidiary if (i) the Subsidiary to be so designated  does not own any Capital Stock or  Indebtedness of,  or own or hold any  Lien on any  property  of,  the  Company  or any  other  Restricted  Subsidiary,  (ii) the
Subsidiary to be so designated is not obligated  under any  Indebtedness or other  obligation  that, if in default, would result (with the passage of time or the giving of notice or  otherwise) in a default on any  Indebtedness  of the Company or any  Restricted  Subsidiary and (iii) either (a) the Subsidiary to be so designated has total assets of $1,000 or less or (b) if such  Subsidiary has assets greater than $1,000,  such  designation  would be permitted under Section 4.04 as a Restricted  Payment.  Unless so designated as an Unrestricted  Subsidiary,  any Person that becomes a Subsidiary of the Company or of any Restricted Subsidiary will be classified as a Restricted Subsidiary.

         Notwithstanding the foregoing sentence,  the Board of Directors may designate any Unrestricted  Subsidiary to be a Restricted  Subsidiary if,  immediately after giving pro forma effect to such designation,  (i) the Company could incur $1.00 of additional  Indebtedness  pursuant to clause (i) of the  definition of Permitted  Indebtedness and (ii) no Default shall have occurred and be continuing.  Any such  designation  by the Board of Directors  shall be evidenced to the Trustee by promptly  filing with the Trustee a copy of the Certified  Resolution  giving effect to such designation and an Officers' Certificate certifying that such designation complies with this Section 4.09.

SECTION 4.10......Limitation  on  Sale/Leaseback  Transactions.  The Company shall not, and shall not permit any of
                  --------------------------------------------
its  Restricted  Subsidiaries  to, enter into any  Sale/Leaseback  Transaction;  provided,  that the Company or any
Restricted Subsidiary may enter into a Sale/Leaseback Transaction if:

(i)      the Company or such  Restricted  Subsidiary,  as the case may be, could have (a) incurred  Indebtedness in an amount equal to the Attributable  Indebtedness relating to such Sale/Leaseback  Transaction pursuant to
         Section 4.03 and (b) incurred a Lien to secure such Indebtedness pursuant to Section 4.13; and

(ii)     the gross cash  proceeds of such  Sale/Leaseback  Transaction  are at least equal to the Fair Market Value
         (as  conclusively  evidenced  by a  resolution  of the Board of  Directors)  of the  property  that is the subject of such Sale/Leaseback Transaction.

SECTION 4.11......Compliance  Certificate.  The Company shall deliver to the Trustee  within 120 days after the end
                  -----------------------
of each fiscal year of the Company an Officers'  Certificate  stating that in the course of the  performance by the signers of their duties as Officers of the Company they would  normally  have  knowledge of any Default and whether or not the  signers  know of any Default  that  occurred  during such  period.  If they do, the  certificate  shall describe  the Default,  its status and what action the Company is taking or proposes to take with respect  thereto.
The Company also shall comply with Section  314(a)(4) of the TIA.

SECTION 4.12......Further  Instruments  and Acts.  Upon  request of the  Trustee,  the  Company  will  execute  and
                  ------------------------------
deliver such further  instruments  and do such further acts as may be  reasonably  necessary or proper to carry out more effectively the purpose of this Indenture.

SECTION 4.13......Limitation  on Liens.  Each of the  Company  and the Parent  Guarantor  shall not,  and shall not
                  --------------------
permit any Restricted  Subsidiary  to,  directly or  indirectly,  Incur any Lien of any kind,  other than Permitted
Liens,  on or with  respect to any property or assets now owned or  hereafter  acquired or any interest  therein or any income or profits therefrom.

SECTION 4.14......Future  Subsidiary  Guarantors.  The Company  shall  cause each  Domestic  Restricted  Subsidiary
                  ------------------------------
created  or  acquired  after  the Issue  Date that has at any time a Fair  Market  Value of more than  $500,000  to execute and deliver to the Trustee a  supplemental  indenture  pursuant to which such  Restricted  Subsidiary  will
Guarantee  payment  of the  Securities  on the same  terms and  conditions  as those  set forth in this  Indenture;
provided  that the  aggregate  Fair  Market  Value of  Domestic  Restricted  Subsidiaries  that are not  Subsidiary
Guarantors  shall not at any time exceed  $1,500,000.  Each  Subsidiary  Guarantee  will be limited in amount to an amount not to exceed the maximum  amount that can be  Guaranteed by the  applicable  Subsidiary  Guarantor  without rendering such Subsidiary  Guarantee voidable under applicable law relating to fraudulent  conveyance or fraudulent transfer or similar laws  affecting  the rights of  creditors  generally.  Notwithstanding  the  foregoing,  if any
Foreign  Restricted  Subsidiary  shall  Guarantee  any  Indebtedness  of the Company,  the Parent  Guarantor or any
Domestic  Subsidiary  while the Securities are  outstanding,  then the Company shall cause such Foreign  Restricted
Subsidiary  to  execute  and  deliver to the  Trustee a  supplemental  indenture  pursuant  to which  such  Foreign
Restricted  Subsidiary  will  guarantee  payment of the  Securities  on the same terms and  conditions as those set forth in this Indenture.

ARTICLE 5.........

                                                 SURVIVING ENTITY

SECTION 5.01......Merger, Consolidation and Sale of Assets.
                  ----------------------------------------

(i)      The Company shall not, and shall not permit any Restricted  Subsidiary  to, merge or  consolidate  with or into  any  other  entity  or  sell,  convey,  assign,  transfer,  lease  or  otherwise  dispose  of all or substantially  all of the Company's  assets  (determined on a  consolidated  basis for the Company and the
         Restricted  Subsidiaries)  unless (a) the entity formed by or surviving any such  consolidation  or merger
         (if other than the Company or such  Restricted  Subsidiary) or to which such sale,  transfer or conveyance is made (the  "Surviving  Entity")  shall be a corporation  organized  and existing  under the laws of the
         United States of America (or any state thereof) and such corporation  expressly  assumes,  by supplemental indenture  satisfactory to the Trustee, all obligations of the Company or such Restricted  Subsidiary,  as the case may be,  pursuant to this  Indenture;  (b)  immediately  before and after  giving  effect to such transaction or series of  transactions  on a pro forma basis, no Default or Event of Default (and no event that,  after notice or lapse of time, or both,  would become an Event of Default)  shall have occurred and be continuing;  (c)  immediately  after giving effect to such  transaction or series of  transactions on a pro forma basis (including,  without limitation,  any Indebtedness  Incurred or anticipated to be Incurred in connection with such transaction or series of  transactions),  the Company or the Surviving  Entity, as the case may be, would be able to Incur at least $1.00 of  additional  debt  pursuant to clause (i) of the definition  of  Permitted  Indebtedness;  and (d) the  Company  shall  have  delivered  to the  Trustee an
         Officers' Certificate and an Opinion of Counsel, each stating that such consolidation,  merger or transfer and such supplemental  indenture (if any) comply with this Indenture.  Notwithstanding  the foregoing,  no
         Subsidiary  Guarantor shall merge or consolidate with or into any other entity, or sell,  convey,  assign, transfer,  lease or  otherwise  dispose  of all or  substantially  all of its  assets  (other  than to the
         Company or another Subsidiary  Guarantor),  unless the Company and its remaining  Restricted  Subsidiaries are in compliance with Sections 5.01(i)(b), (c) and (d).

(ii)     The Surviving  Entity shall  succeed to, and be  substituted  for, and may exercise  every right and power of, the Company or such Restricted Subsidiary,  as the case may be, under this Indenture,  but in the case of a lease,  the Company or such  Restricted  Subsidiary,  as the case may be, shall not be released  from the obligation to pay the principal of and interest on the Notes.

(iii)    Notwithstanding  Sections  5.01(i)(b),  (c) and (d), any Domestic  Restricted  Subsidiary may  consolidate with,  merge  into or  transfer  all or part of its  properties  and  assets to the  Company  or any other
         Domestic  Restricted  Subsidiary,  and any Foreign Restricted  Subsidiary may consolidate with, merge into or transfer all or part of its  properties  or assets to (a) any other  Foreign  Restricted  Subsidiary or
         (b) the  Company  or any  Domestic  Restricted  Subsidiary,  provided  that the  surviving  company or the transferee  entity,  as  applicable,  in such  consolidation,  merger or  transfer  is the Company or such
         Domestic Restricted Subsidiary.

ARTICLE 6.........

                                          ARTICLE 6 DEFAULTS AND REMEDIES

SECTION 6.01......Events of Default.  An "Event of Default" occurs if:
                  -----------------

(i)      the Company and the  Guarantors  default in any payment of interest on any Security  when the same becomes due and payable, and such default continues for a period of 30 days;

(ii)     the Company and the  Guarantors  (a) default in the payment of the principal of any Security when the same becomes due and payable at its Stated  Maturity,  upon  redemption,  upon  declaration of  acceleration or otherwise,  or (b) fail to redeem or purchase  Securities when required  pursuant to this Indenture or the
         Securities;

(iii)    the Company or any Restricted Subsidiary fails to comply with the provisions of Section 5.01;

(iv)     the Company, the Parent Guarantor or any Restricted  Subsidiary,  as the case may be, fails to comply with
         Sections  4.03,  4.04,  4.05,  4.06,  4.07,  4.08,  4.10,  4.13 or 4.14  (other than a failure to purchase
         Securities  when required under Section 4.06 or 4.08) of this Indenture and such failure  continues for 30 days after the notice specified in Section 6.02;

(v)      the  Company,  the  Parent  Guarantor  or any  Restricted  Subsidiary  fails  to  comply  with  any of its agreements in the Securities or this Indenture  (other than those referred to in clauses (i), (ii),  (iii)
         or (iv) above) and such failure continues for 60 days after the notice specified in Section 6.02;

(vi)     the  principal,  any premium or accrued and unpaid  interest of  Indebtedness  of the Company,  the Parent
         Guarantor  or any  Restricted  Subsidiary  is not paid  within any  applicable  grace  period  after final maturity  or is  accelerated  by the  holders  thereof  because  of a  default,  the total  amount of such
         Indebtedness  unpaid or  accelerated  exceeds $10 million at the time and such  default  continues  for 10 days;

(vii)    the Company,  any  Guarantor or any Foreign  Significant  Subsidiary  pursuant to or within the meaning of any  Bankruptcy  Law:  (a)  commences a voluntary  case;  (b) consents to the entry of an order for relief against it in an  involuntary  case;  (c)  consents to the  appointment  of a  Custodian  of it or for any substantial  part of its property;  (d) makes a general  assignment for the benefit of its  creditors;  or
         (e) takes any comparable action under any foreign laws relating to insolvency;

(viii)   a court of competent  jurisdiction  enters an order or decree under any  Bankruptcy  Law that:  (a) is for relief against the Company,  any Guarantor or any Foreign  Significant  Subsidiary in an involuntary case;
         (b) appoints a Custodian of the Company,  any Guarantor or any Foreign  Significant  Subsidiary or for any
         substantial part of the Company's,  any Guarantor's or any Foreign Significant  Subsidiary's  property; or
         (c) orders the winding up or  liquidation  of the  Company or any  Guarantor  or any  Foreign  Significant
         Subsidiary;  or any  similar  relief is granted  under any  foreign  laws and the order or decree  remains unstayed and in effect for 60 days;

(ix)     any  judgment or decree for the  payment of money in excess of $10 million at the time is entered  against the Company,  the Parent  Guarantor or any  Restricted  Subsidiary and is not discharged and either (a) an enforcement  proceeding  has been commenced by any creditor upon such judgment or decree or (b) there is a period of 60 days  following  the entry of such judgment or decree during which such judgment or decree is not  discharged,  waived or the  execution  thereof  stayed and, in the case of (a) or (b),  such  default continues for 10 days;

(x)      the Parent  Guarantee or any Subsidiary  Guarantee is held to be  unenforceable or invalid or ceases to be in full force and effect; or

(xi)     any Second  Priority  Security  Document or the  Intercreditor  Agreement is held to be  unenforceable  or invalid for any reason,  the security  interests  purported to be created by the Second Priority  Security
         Documents  are held to be  unenforceable,  invalid or impaired  with respect to a material  portion of the
         Collateral,  the Company or any Guarantor  defaults in the  performance  of the terms of any of the Second
         Priority  Security  Documents  or the  Intercreditor  Agreement in a manner  which  adversely  affects the enforceability  or  validity of the  security  interest on a material  portion of the  Collateral  or in a manner which  adversely  affects the condition or value of a material  portion of the  Collateral,  or the
         Company  or any  Guarantor  repudiates  or  disaffirms  any of its  obligations  under  any of the  Second
         Priority Security Documents or the Intercreditor Agreement.

                  The  foregoing  shall  constitute  Events of  Default  whatever  the reason for any such Event of
Default  and  whether it is  voluntary  or  involuntary  or is  effected  by  operation  of law or  pursuant to any judgment,  decree or order of any court or any order,  rule or regulation  of any  administrative  or  governmental body.

                  The term  "Bankruptcy  Law" means Title 11, United  States Code, or any similar  Federal or state law for the relief of debtors. The term "Custodian" means any receiver,  trustee, assignee,  liquidator,  custodian or similar official under any Bankruptcy Law.

SECTION 6.02......Acceleration.  If an Event of  Default  (other  than an Event of  Default  specified  in  Section
                  ------------
6.01(vii) or (viii) with respect to the Company or any Guarantor)  occurs and is continuing,  the Trustee by notice to the Company,  or the Holders of at least 25% in aggregate  principal  amount of the Securities by written notice to the Company and the Trustee,  may declare the principal of and accrued  interest on all the Securities to be due and payable.  Upon such a  declaration,  such principal and interest  shall be due and payable  immediately.  If an
Event of Default  specified in Section  6.01(vii) or (viii) with  respect to the Company or any  Guarantor  occurs, the  principal of and interest on all the  Securities  shall ipso facto become and be  immediately  due and payable without  any  declaration  or other act on the part of the  Trustee or any  Holders.  The  Holders of a majority in principal  amount  of the  Securities  by  written  notice to the  Trustee  may  rescind  an  acceleration  and its consequences  if the  rescission  would not  conflict  with any  judgment or decree and if all  existing  Events of
Default have been cured or waived except  nonpayment  of principal or interest  that has become due solely  because of acceleration.  No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03......Other  Remedies.  If an Event of Default  occurs and is  continuing,  the  Trustee may pursue any
                  ---------------
available  remedy to collect  the  payment  of  principal  of or  interest  on the  Securities  or to  enforce  the performance of any provision of the Securities or this Indenture.

                  The Trustee may maintain a proceeding  even if it does not possess any of the  Securities or does not produce any of them in the  proceeding.  A delay or  omission  by the Trustee or any Holder in  exercising  any right or remedy  accruing  upon an Event of Default  shall not impair the right or remedy or constitute a waiver of or acquiescence  in the Event of Default.  No remedy is exclusive of any other remedy.  All available  remedies are cumulative, provided, however, there shall be no duplication of any recovery provided by such remedies.

SECTION 6.04......Waiver of Past  Defaults.  The Holders of a majority in  principal  amount of the  Securities  by
                  ------------------------
written  notice to the  Trustee  may waive an existing  Default  and its  consequences  except (i) a Default in the payment of the  principal  of or  interest  on a Security  or (ii) a Default in respect of a  provision  that under
Section  9.02  cannot be amended  without  the consent of each  Holder  affected.  When a Default is waived,  it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

SECTION 6.05......Control by  Majority.  The  Holders of a  majority  in  principal  amount of the  Securities  may
                  --------------------
direct the time,  method and place of  conducting  any  proceeding  for any remedy  available  to the Trustee or of exercising  any trust or power  conferred on the Trustee.  However,  the Trustee may refuse to follow any direction that  conflicts  with law or this  Indenture  or,  subject to Section 7.01,  that the Trustee  determines is unduly prejudicial to the rights of other Holders,  it being  understood  that the Trustee shall have no duty to ascertain whether or not such actions or forbearances  are unduly  prejudicial to such Holders,  or would involve the Trustee in personal liability;  provided,  however, that the Trustee may take any other action deemed proper by the Trustee that is not  inconsistent  with  such  direction.  Prior to taking  any  action  hereunder,  the  Trustee  shall be entitled to  indemnification  satisfactory to it in its sole  discretion  against all losses and expenses caused by taking or not taking such action.

SECTION 6.06......Limitation  on Suits.  Except as  provided  in Section  6.07,  a Holder may not pursue any remedy
                  --------------------
with respect to this Indenture or the Securities, including any Guarantee provided hereunder, unless:

                  (1)      the Holder  gives to the  Trustee  written  notice  stating  that an Event of Default is continuing;

                  (2)      the  Holders of at least 25% in  aggregate  principal  amount of the  Securities  make a written request to the Trustee to pursue the remedy;

                  (3)      such Holder or Holders  offer to the Trustee  reasonable  security or indemnity  against any loss, liability or  expense;

                  (4)      the  Trustee  does not  comply  with the  request  within 60 days  after  receipt of the request and the offer of security or indemnity; and

                  (5)      the  Holders  of a  majority  in  principal  amount  of the  Securities  do not give the
         Trustee a direction inconsistent with the request during such 60-day period.

                  A Holder may not use this  Indenture  to  prejudice  the rights of another  Holder or to obtain a preference or priority over another Holder.

SECTION 6.07......Rights of Holders to Receive  Payment.  Notwithstanding  any other  provision of this  Indenture,
                  -------------------------------------
the right of any Holder to receive payment of principal of and interest on the Securities  held by such Holder,  on or after the respective due dates  expressed in the  Securities,  or to bring suit for the  enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08......Collection  Suit by  Trustee.  If an Event  of  Default  in  payment  of  interest  or  principal
                  ----------------------------
specified in Section  6.01(i) or (ii) occurs and is  continuing,  the Trustee may recover  judgment in its own name and as trustee of an express  trust  against the Company for the whole amount of principal  and interest  remaining unpaid  (together  with  interest on such unpaid  interest to the extent  lawful) and the amounts  provided  for in
Section 7.07.

SECTION 6.09......Trustee  May File Proofs of Claim.  The  Trustee  may file such proofs of claim and other  papers
                  ---------------------------------
or documents  as may be  necessary or advisable in order to have the claims of the Trustee and the Holders  allowed in any judicial  proceedings  relative to the Company,  its creditors or its property and, unless prohibited by law or  applicable  regulations,  may vote on behalf of the Holders in any election of a trustee in bankruptcy or other
Person  performing  similar  functions,  and any Custodian in any such judicial  proceeding is hereby authorized by each  Holder to make  payments to the Trustee  and,  in the event that the Trustee  shall  consent to the making of such payments  directly to the Holders,  to pay to the Trustee any amount due it for the  reasonable  compensation, expenses,  disbursements  and advances of the Trustee,  its agents and its counsel,  and any other  amounts due the
Trustee under Section 7.07.

SECTION 6.10......Priorities.  If the Trustee  collects any money or property  pursuant to this Article 6, it shall
                  ----------
pay out the money or property in the following order:

                  FIRST:   to the Trustee for amounts due under Section 7.07;

                  SECOND:  to Holders for amounts due and unpaid on the  Securities  for  principal  and  interest, ratably,  without  preference  or  priority of any kind,  according  to the amounts due and payable on the
         Securities for principal and interest, respectively; and

                  THIRD:   to the Company.

                  The Trustee may fix a record  date and payment  date for any payment to Holders  pursuant to this
Section.  At least 15 days  before  such  record  date,  the  Company  shall mail to each  Holder and the Trustee a notice that states the record date, the payment date and the amount to be paid.

SECTION 6.11......Undertaking  for  Costs.  In any suit for the  enforcement  of any  right or  remedy  under  this
                  -----------------------
Indenture  or in any suit  against  the Trustee  for any action  taken or omitted by it as Trustee,  a court in its discretion  may require  the filing by any party  litigant  in the suit of an  undertaking  to pay the costs of the suit, and the court in its discretion may assess reasonable costs,  including  reasonable  attorneys' fees, against any party  litigant in the suit,  having due regard to the merits and good faith of the claims or defenses  made by the party  litigant.  This Section does not apply to a suit by the Trustee,  a suit by a Holder pursuant to Section
6.07 or a suit by Holders of more than 10% in principal amount of the Securities.

SECTION 6.12......Waiver of Stay or  Extension  Laws.  The Company (to the extent it may  lawfully do so) shall not
                  ----------------------------------
at any time insist upon,  or plead,  or in any manner  whatsoever  claim or take the benefit or  advantage  of, any stay or extension law wherever  enacted,  now or at any time hereafter in force,  which may affect the covenants or the  performance  of this  Indenture;  and the Company (to the extent that it may lawfully do so) hereby  expressly waives all benefit or advantage of any such law, and shall not hinder,  delay or impede the  execution of any power herein  granted to the  Trustee,  but shall  suffer and permit the  execution of every such power as though no such law had been enacted.

ARTICLE 7.........

                                                      TRUSTEE

SECTION 7.01......Duties of Trustee.
                  -----------------

(i)      If an Event of Default has occurred and is  continuing,  the Trustee shall  exercise the rights and powers vested in it by this  Indenture  and use the same degree of care and skill in their  exercise as a prudent
         Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

(ii)     Except during the  continuance of an Event of Default:  (a) the Trustee  undertakes to perform such duties and only  such  duties as are  specifically  set  forth in this  Indenture  and no  implied  covenants  or obligations  shall be read into this  Indenture  against the Trustee;  and (b) in the absence of bad faith on its part, the Trustee may  conclusively  rely, as to the truth of the statements and the correctness of the opinions expressed  therein,  upon certificates or opinions furnished to the Trustee and conforming to the  requirements of this Indenture.  However,  the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(iii)    The Trustee may not be relieved from  liability for its own negligent  action,  its own negligent  failure to act or its own willful  misconduct,  except that: (a) this Section  7.01(iii) does not limit the effect of Section  7.01(ii);  (b) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in  ascertaining  the pertinent  facts;
         and (c) the  Trustee  shall not be liable  with  respect  to any  action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(iv)     Every  provision of this Indenture that in any way relates to the Trustee is subject to Sections  7.01(i),
         (ii) and (iii).

(v)      The Trustee  shall not be liable for interest on any money  received by it except as the Trustee may agree in writing with the Company.

(vi)     Money held in trust by the Trustee need not be segregated  from other funds except to the extent  required by law.

(vii)    No  provision  of this  Indenture  shall  require the Trustee to expend or risk its own funds or otherwise incur financial  liability in the performance of any of its duties  hereunder or in the exercise of any of its  rights or powers if it shall have  reasonable  grounds to  believe  that  repayment  of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(viii)   Every  provision  of this  Indenture  relating to the conduct or affecting  the  liability of or affording protection  to the Trustee  shall be subject to the  provisions  of this Section and to the  provisions of the TIA.

SECTION 7.02......Rights of Trustee.
                  -----------------

(i)      The Trustee  may rely on any  document  believed by it to be genuine and to have been signed or  presented by the proper person.  The Trustee need not investigate any fact or matter stated in the document.

(ii)     Before the Trustee acts or refrains  from acting,  it may require an Officers'  Certificate  or an Opinion of  Counsel.  The  Trustee  shall not be liable  for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

(iii)    The Trustee may act through  agents and shall not be  responsible  for the misconduct or negligence of any agent appointed with due care.

(iv)     The  Trustee  shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers;  provided,  however,  that the Trustee's conduct does not constitute willful misconduct or negligence.

(v)      The Trustee may consult with  counsel,  and the advice or opinion of counsel with respect to legal matters relating to this  Indenture and the  Securities  shall be full and complete  authorization  and protection from  liability in respect of any action  taken,  omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(vi)     The Trustee shall not be required to give any bond or surety in respect of the  performance  of its powers and duties hereunder.

(vii)    The  Trustee  shall not be bound to  ascertain  or  inquire as to the  performance  or  observance  of any covenants,  conditions,  or agreements  on the part of the Company,  except as otherwise set forth herein, but the Trustee  may  require of the Company  full  information  and advice as to the  performance  of the covenants, conditions and agreements contained herein.

(viii)   The permissive  rights of the Trustee to do things  enumerated in this Indenture shall not be construed as a duty and the Trustee shall not be answerable for other than its negligence or willful misconduct;

(ix)     Except for (a) a default under  Sections  6.01(i) or (ii) hereof,  or (b) any other event of which a Trust
         Officer  has  "actual  knowledge"  and which  event,  with the giving of notice or the  passage of time or both, would  constitute an Event of Default under this Indenture,  the Trustee shall not be deemed to have notice of any  default or Event of Default  unless  specifically  notified in writing of such event by the
         Company  or the  Holders  of not less  than 25% in  aggregate  principal  amount  of the  Securities  then outstanding;  as used  herein,  the term  "actual  knowledge"  means the actual  fact or state of knowing, without any duty to make any investigation with regard thereto.

SECTION 7.03......Individual Rights of Trustee.  The Trustee,  in its individual or any other capacity,  may become
                  ----------------------------
the owner or pledgee of Securities and may otherwise  deal with the Company or its Affiliates  with the same rights it would have if it were not Trustee.  Any Paying  Agent,  Registrar,  co-registrar  or co-paying  agent may do the same with like rights.  However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04......Trustee's  Disclaimer.  The Trustee shall not be responsible for and makes no  representation  as
                  ---------------------
to the validity or adequacy of this  Indenture or the  Securities,  it shall not be  accountable  for the Company's use of the proceeds from the  Securities,  and it shall not be responsible for any statement of the Company in this
Indenture or in any document issued in connection  with the sale of the Securities or in the Securities  other than the Trustee's certificate of authentication.

SECTION 7.05......Notice of  Defaults.  If a Default  occurs and is  continuing  and if it is  actually  known to a
                  -------------------
Trust  Officer,  the  Trustee  shall mail to each Holder  notice of the  Default  within 90 days after it occurs or after the  Trustee  acquires  knowledge  thereof.  Except in the case of a Default in payment  of  principal  of or interest on any Security (including payments pursuant to the mandatory redemption  provisions of such Security,  if any), the Trustee may withhold the notice if and so long as the Trustee in good faith  determines that  withholding the notice is in the interests of Holders.

SECTION 7.06......Reports by Trustee to Holders.  At the expense of the Company,  as promptly as practicable  after
                  -----------------------------
each May 15 beginning  with May 15, 2004,  and in any event prior to July 15 in each year,  the Trustee  shall mail to each Holder a brief report  dated as of May 15 that  complies  with Section  313(a) of the TIA. The Trustee also shall comply with Section 313(b) of the TIA.

                  A copy of each  report at the time of its mailing to Holders  shall be filed with the  Commission and each stock  exchange (if any) on which the Securities  are listed.  The Company  agrees to notify  promptly the
Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

SECTION 7.07......Compensation  and  Indemnity.  The Company  shall pay to the Trustee  from time to time,  and the
                  ----------------------------
Trustee shall be entitled to, reasonable  compensation for its services.  The Trustee's  compensation  shall not be limited by any law on  compensation  of a trustee of an express  trust.  The Company  shall  reimburse  the Trustee upon request for all reasonable  out-of-pocket  expenses incurred or made by it, including costs of collection,  in addition to the  compensation  for its  services.  Such  expenses  shall include the  reasonable  compensation  and expenses,  disbursements  and advances of the  Trustee's  agents,  counsel,  accountants  and experts.  The Company shall  indemnify  the Trustee  and its agents,  officers,  directors  and  employees  for,  and hold them  harmless against, any and all loss,  liability or expense (including  attorneys' fees) incurred by it in connection with the administration  of this trust and the  performance  of its duties  hereunder.  The Trustee shall notify the Company promptly of any claim for which it may seek  indemnity.  Failure by the Trustee to so notify the Company  shall not relieve  the Company of its  obligations  hereunder,  except to the extent that such  failure to notify the Company results in  additional  liability to the Company.  Upon notice of a claim,  the Company shall defend the claim with counsel  reasonably  satisfactory  to the Trustee.  If the Company does not retain  counsel within 10 Business Days after the notice,  the Trustee may retain  separate  counsel  and the  Company  shall pay the  reasonable  fees and expenses of such counsel.  The Company need not reimburse any expense or indemnify  against any loss,  liability or expense  incurred by the Trustee through the Trustee's own willful  misconduct or negligence.  The Company need not pay for any  settlement  made by the Trustee  without the Company's  consent,  such consent not to be  unreasonably withheld.

                  To secure the  Company's  payment  obligations  in this  Section,  the Trustee  shall have a Lien prior to the  Securities  on all money or property  held or collected  by the Trustee  other than money or property held in trust to pay principal of and interest on particular Securities.

                  The Company's  payment  obligations  pursuant to this Section shall survive the discharge of this
Indenture.  When the Trustee incurs  expenses after the occurrence of a Default  specified in Section  6.01(vii) or
(viii) with respect to the Company,  the expenses are intended to constitute  expenses of administration  under the
Bankruptcy Law.

SECTION 7.08......Replacement  of Trustee.  The Trustee may resign at any time by so  notifying  the  Company.  The
                  -----------------------
Holders of a majority in principal  amount of the  Securities  may remove the Trustee by so  notifying  the Trustee and may appoint a successor Trustee.  The Company shall remove the Trustee if:

                  (1)      the Trustee fails to comply with Section 7.10;

                  (2)      the Trustee is adjudged bankrupt or insolvent;

                  (3)      a receiver or other public officer takes charge of the Trustee or its property; or

                  (4)      the Trustee otherwise becomes incapable of acting.

                  If the Trustee  resigns,  is removed by the Company or by the Holders of a majority in  principal amount of the Securities and such Holders do not reasonably  promptly appoint a successor Trustee,  or if a vacancy exists in the office of  Trustee  for any  reason  (the  Trustee  in such  event  being  referred  to herein as the
"retiring Trustee"), the Company shall promptly appoint a successor Trustee.

                  A successor  Trustee  shall  deliver a written  acceptance  of its  appointment  to the  retiring
Trustee and to the Company.  Thereupon the resignation or removal of the retiring  Trustee shall become  effective, and the successor  Trustee shall have all the rights,  powers and duties of the Trustee under this  Indenture.  The successor  Trustee shall mail a notice of its succession to Holders.  The retiring Trustee shall promptly  transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided for in Section 7.07.

                  If a successor  Trustee does not take office  within 60 days after the retiring  Trustee  resigns or is removed,  the retiring  Trustee or the Holders of 25% in aggregate  principal  amount of the  Securities  may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the  Trustee  fails to  comply  with  Section  7.10,  any  Holder  may  petition  any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  Notwithstanding  the  replacement  of  the  Trustee  pursuant  to  this  Section,  the  Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09......Successor  Trustee by Merger.  If the Trustee  consolidates  with,  merges or converts  into,  or
                  ----------------------------
transfers all or  substantially  all its corporate  trust  business or assets to,  another  corporation  or banking association,  the resulting,  surviving or transferee  corporation or banking  association  without any further act shall be the successor Trustee.

                  In case at the time such  successor or successors by merger,  conversion  or  consolidation  with the  Trustee  shall  succeed  to the  trusts  created  by this  Indenture,  any of the  Securities  shall have been authenticated  but not delivered,  any such successor to the Trustee may adopt the certificate of authentication of any  predecessor  trustee,  and deliver  such  Securities  so  authenticated;  and, in case at that time any of the
Securities  shall not have been  authenticated,  any  successor  to the Trustee may  authenticate  such  Securities either in the name of any  predecessor  hereunder or in the name of the successor to the Trustee;  and, in all such cases,  such  certificates  shall have the full force which it is anywhere in the  Securities or in this  Indenture provided that the certificate of the Trustee shall have.

SECTION 7.10......Eligibility;  Disqualification.  The  Trustee  shall at all times  satisfy  the  requirements  of
                  ------------------------------
Section  310(a) of the TIA.  The Trustee  shall have a combined  capital and surplus of at least $50 million as set forth in its most recent  published  annual  report of condition.  The Trustee shall comply with Section  310(b) of the TIA;  provided,  however,  that there shall be excluded from the operation of Section  310(b)(1) of the TIA any indenture  or  indentures  under which other  securities  or  certificates  of interest or  participation  in other securities of the Company are  outstanding if the  requirements  for such exclusion set forth in Section  310(b)(1)
of the TIA are met.

SECTION 7.11......Preferential  Collection  of Claims  Against  Company.  The Trustee  shall  comply  with  Section
                  -----------------------------------------------------
311(a) of the TIA,  excluding  any  creditor  relationship  listed in Section  311(b) of the TIA. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the TIA to the extent indicated.

ARTICLE 8.........

                                        DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01......Discharge of Liability on Securities; Defeasance.
                  ------------------------------------------------

(i)      When (a) the Company delivers to the Trustee all outstanding  Securities  (other than Securities  replaced pursuant  to  Section  2.06) for  cancellation  or (b) all  outstanding  Securities  have  become  due and payable,  whether at maturity or as a result of the mailing of a notice of redemption  pursuant to Article
         3 hereof and the Company  irrevocably  deposits  with the Trustee  funds  sufficient to pay at maturity or upon redemption all outstanding  Securities,  including  interest thereon (other than Securities  replaced pursuant to Section 2.06),  and, if in either case, the Company pays all other sums payable  thereunder by the Company,  then this Indenture  shall,  subject to Sections  8.01(iii) and 8.06, cease to be of further effect.  The Trustee  shall  acknowledge  satisfaction  and  discharge of this  Indenture on demand of the
         Company  accompanied by an Officers'  Certificate and an Opinion of Counsel and at the cost and expense of the Company.

(ii)     Subject  to  Sections  8.01(iii),  8.02 and  8.06,  the  Company  at any time  may  terminate  (a) all its obligations  under the Securities and this Indenture  ("legal  defeasance  option") or (b) its obligations under  Sections  4.02 (to the extent that the failure to comply with such  Section  4.02 shall not violate the TIA),  4.03,  4.04,  4.05,  4.06,  4.07,  4.08, 4.10, 4.12, 4.13 and 4.14 or Article 5 and the related operation of Sections  6.01(iii),  (iv), (v), (vi) and (ix) ("covenant  defeasance  option").  The Company may exercise its legal defeasance  option  notwithstanding  its prior exercise of its covenant  defeasance option.

                  If the Company  exercises  its legal  defeasance  option,  payment of the  Securities  may not be accelerated  because of an Event of Default.  If the Company  exercises  its covenant  defeasance  option, payment of the  Securities  may not be  accelerated  because of an Event of Default  specified in Sections
         6.01(iii),  (iv),  (v),  (vi) and (ix) (except to the extent  covenants or  agreements  referenced in such
         Sections remain applicable).

                  Upon  satisfaction  of the conditions  set forth herein and upon written  request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

(iii)    Notwithstanding  clauses (i) and (ii) above,  the Company's  obligations  in Sections  2.03,  2.04,  2.05,
         2.06,  7.07,  7.08,  8.04,  8.05 and 8.06  shall  survive  until  the  Securities  have been paid in full.
         Thereafter, the Company's obligations in Sections 7.07, 8.04 and 8.05 shall survive.

SECTION 8.02......Conditions to Defeasance.  The Company may exercise its legal  defeasance  option or its covenant
                  ------------------------
defeasance option only if:

(i)      the Company irrevocably  deposits in trust with the Trustee money or U.S.  Government  Obligations for the payment of principal and interest on the Securities to maturity or redemption, as the case may be;

(ii)     the  Company  delivers to the Trustee a  certificate  from a  nationally  recognized  firm of  independent certified  public  accountants  expressing  their opinion that the payments of principal and interest when due and without  reinvestment  on the deposited  U.S.  Government  Obligations  plus any  deposited  money without  investment  will  provide  cash at such times and in such  amounts as will be  sufficient  to pay principal and interest when due on all the Securities to maturity or redemption, as the case may be;

(iii)    91 days pass  after the  deposit is made and during  the  91-day  period no Default  specified  in Section
         6.01(vii) or (viii) occurs with respect to the Company, which is continuing at the end of the period;

(iv)     no Default or Event of Default  has  occurred  and is  continuing  on the date of such  deposit  and after giving effect thereto;

(v)      such  deposit  does not  constitute  a default  under any other  agreement  or  instrument  binding on the
         Company and is not prohibited by Article 10 or 11;

(vi)     the Company  delivers to the  Trustee an Opinion of Counsel to the effect  that the trust  resulting  from the deposit does not constitute,  or is qualified as, a regulated  investment company under the Investment
         Company Act of 1940;

(vii)    in the case of the legal  defeasance  option,  the Company shall have  delivered to the Trustee an Opinion of Counsel stating that (a) the Company has received from the Internal  Revenue  Service a ruling,  or (b)
         since the date of this  Indenture  there has been a change in the  applicable  federal  income tax law, in either  case,  to the effect that,  and based  thereon such Opinion of Counsel  shall  confirm  that,  the
         Holders of the  Securities  will not recognize  income,  gain or loss for federal income tax purposes as a result of such  defeasance  and will be  subject to federal  income tax on the same  amounts,  in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

(viii)   in the case of the  covenant  defeasance  option,  the  Company  shall have  delivered  to the  Trustee an
         Opinion of Counsel to the effect that the Holders of the  Securities  will not recognize  income,  gain or loss for  federal  income tax  purposes  as a result of such  covenant  defeasance  and will be subject to federal  income tax on the same  amounts,  in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

(ix)     the Company  delivers to the Trustee an  Officers'  Certificate  and an Opinion of Counsel,  each  stating that all conditions  precedent to the defeasance and discharge of the Securities as  contemplated  by this
         Article 8 have been complied with.

                  Before or after a deposit,  the Company  may make  arrangements  satisfactory  to the Trustee for the redemption of Securities at a future date in accordance with Article 3.

SECTION 8.03......Application  of  Trust  Money.  The  Trustee  shall  hold  in  trust  money  or  U.S.  Government
                  -----------------------------
Obligations  deposited  with it pursuant to this Article 8. It shall apply the  deposited  money and the money from
U.S.  Government  Obligations  through the Paying  Agent and in  accordance  with this  Indenture to the payment of principal of and interest on the Securities.  Money and securities so held in trust are not subject to Article 10.

SECTION 8.04......Repayment to Company.  The Trustee and the Paying Agent shall  promptly  turn over to the Company
                  --------------------
upon request any excess money or securities held by them at any time.

                  Subject to any applicable  abandoned  property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of  principal  or interest  that remains  unclaimed for two years,  and,  thereafter,  Holders  entitled  to the money must look to the  Company for payment as general creditors.

SECTION 8.05......Indemnity  for  Government  Obligations.  The Company  shall pay and shall  indemnify the Trustee
                  ---------------------------------------
against any tax, fee or other charge imposed on or assessed against  deposited U.S.  Government  Obligations or the principal and interest received on such U.S.  Government Obligations.

SECTION 8.06......Reinstatement.  If the  Trustee or Paying  Agent is unable to apply any money or U.S.  Government
                  -------------
Obligations  in  accordance  with this  Article 8 by  reason of any legal  proceeding  or by reason of any order or judgment of any court or governmental  authority enjoining,  restraining or otherwise prohibiting such application, the Company's  obligations  under this  Indenture and the  Securities  shall be revived and reinstated as though no deposit had  occurred  pursuant to this  Article 8 until such time as the Trustee or Paying  Agent is  permitted to apply all such money or U.S.  Government  Obligations in accordance with this Article 8; provided,  however,  that, if the Company has made any payment of principal of or interest on any Securities  because of the  reinstatement of its  obligations,  the Company shall be subrogated to the rights of the Holders of such  Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE 9.........

                                                    AMENDMENTS

SECTION 9.01......Without  Consent of Holders.  The Company,  the  Guarantors  and the Trustee (and if  applicable,
                  ---------------------------
the Collateral Agent) may amend this Indenture,  the Guarantees,  the Intercreditor  Agreement, the Second Priority
Security Documents or the Securities without notice to or consent of any Holder:

                  (1)      to cure any ambiguity, defect or inconsistency;

                  (2)      to comply with Article 5;

                  (3)      to provide for  uncertificated  Securities  in  addition to or in place of  certificated
         Securities;  provided,  however,  that the  uncertificated  Securities  are issued in registered  form for purposes  of  Section  163(f)  of the Code or in a manner  such  that the  uncertificated  Securities  are described in Section 163(f)(2)(B) of the Code;

                  (4)      to secure the  Securities,  to add Subsidiary  Guarantees with respect to the Securities or to confirm and evidence  the release,  termination  or  discharge of any such  Subsidiary  Guarantee or security when such release, termination or discharge is permitted under this Indenture;

                  (5)      to make any change that does not adversely affect the rights of any Holder;

                  (6)      to comply with any  requirements  of the Commission in connection  with  qualifying this
         Indenture  under the TIA or  otherwise  in  obtaining  an  exemption  from,  or  interpretation  of, or in elaborating  on,  the  requirements  of  Section  314(d) of the TIA or to enable  the  Company  to rely on existing interpretations of the Commission regarding the requirements of Section 314(d) of the TIA;

                  (7)      to add or  release  Collateral  as  permitted  or  required  under  the  terms  of  this
         Indenture, the Intercreditor Agreement or the Second Priority Security Documents; or

                  (8)      to confirm the automatic  amendment or waiver of the Second Priority Security  Documents pursuant to the terms of the Intercreditor Agreement.

                  Upon  the  request  of the  Company  accompanied  by a  resolution  of  the  Board  of  Directors authorizing the execution of any such amendment to this Indenture,  the Guarantees,  the  Intercreditor  Agreement,
the Second  Priority  Security  Documents  or the  Securities,  and upon  receipt by the  Trustee of the  documents described in Section  9.06,  the Trustee  shall join with the Company and the  Guarantors  in the  execution of any amendment to this Indenture,  the Guarantees,  the Intercreditor  Agreement, the Second Priority Security Documents
or the  Securities  authorized  or permitted  by the terms of this  Indenture  and to make any further  appropriate agreements and  stipulations  that may be therein  contained,  but the Trustee shall not be obligated to enter into such amendment to this Indenture,  the  Guarantees,  the  Intercreditor  Agreement,  the Second  Priority  Security
Documents or the Securities that affects its own rights, duties or immunities under this Indenture or otherwise.

                  After an  amendment  under this  Section  becomes  effective,  the  Company or the Trustee at the
Company's  request and expense,  shall mail to Holders a notice briefly  describing such amendment.  The failure to give such notice to all  Holders,  or any defect  therein,  shall not impair or affect the validity of an amendment under this Section.

SECTION 9.02......With Consent of Holders.  The Company,  the Guarantors and the Trustee may amend this  Indenture,
                  -----------------------
the Guarantees,  the  Intercreditor  Agreement,  the Second Priority Security  Documents or the Securities  without notice to any Holder but with the  written  consent of the Holders of at least a majority  in  principal  amount of the Securities (it being  understood that the provisions of this  Indenture,  the  Intercreditor  Agreement and the
Second Priority  Security  Documents that may by their terms be amended or waived without consent of the Holders do not require the consent of the Holders  contemplated by this Section 9.02);  provided,  however,  that no amendment may be made to Section 4.08 without the written  consent of the Holders of at least 75% in principal  amount of the
Securities.  However, without the consent of each Holder affected, an amendment may not:

                  (1)      reduce the  principal  amount of  Securities  the  Holders  of which must  consent to an amendment;

                  (2)      reduce the rate of or extend the time for payment of interest on any Security;

                  (3)      reduce the principal of or extend the Stated Maturity of any Security;

                  (4)      reduce the premium  payable  upon the  redemption  of any Security or change the time at which any Security may be redeemed in accordance with Article 3;

                  (5)      reduce the premium  payable  upon the  repurchase  of any  Security  pursuant to Section
         4.08;

                  (6)      make any Security payable in money other than that stated in the Security;

                  (7)      make any change in Section 6.04 or 6.07 or the second sentence of this Section; or

                  (8)      modify or change  any  provision  of this  Indenture  that  affects  the  ranking of the
         Securities or Subsidiary Guarantees in a manner adverse to the Holders;

                  (9)      release the  Company or the  Guarantors  from their  respective  obligations  under this
         Indenture, the Securities or the Guarantees (except pursuant to Article 5); or

                  (10)     make any changes in the  Securities  not  otherwise  permitted  by this  Indenture  that would adversely affect the rights of any Holder.

                  It shall not be  necessary  for the  consent of the  Holders  under this  Section to approve  the particular  form of any proposed  amendment,  but it shall be  sufficient  if such consent  approves the  substance thereof.

                  Upon  the  request  of the  Company  accompanied  by a  resolution  of  the  Board  of  Directors authorizing the execution of any such amendment to this Indenture,  the Guarantees,  the  Intercreditor  Agreement,
the Second  Priority  Security  Documents  or the  Securities,  and upon  receipt by the  Trustee of the  documents described in Section  9.06,  the Trustee  shall join with the Company and the  Guarantors  in the  execution of any amendment to this Indenture,  the Guarantees,  the Intercreditor  Agreement, the Second Priority Security Documents
or the  Securities  authorized  or permitted  by the terms of this  Indenture  and to make any further  appropriate agreements and  stipulations  that may be therein  contained,  but the Trustee shall not be obligated to enter into such amendment to this Indenture,  the  Guarantees,  the  Intercreditor  Agreement,  the Second  Priority  Security
Documents or the Securities that affects its own rights, duties or immunities under this Indenture or otherwise.

                  After an  amendment  under this Section  becomes  effective,  the Company,  or the Trustee at the
Company's  request and expense,  shall mail to Holders a notice briefly  describing such amendment.  The failure to give such notice to all  Holders,  or any defect  therein,  shall not impair or affect the validity of an amendment under this Section.

SECTION 9.03......Compliance with Trust  Indenture Act. Every  amendment to this Indenture or the Securities  shall
                  ------------------------------------
comply with the TIA as then in effect.

SECTION 9.04......Revocation  and  Effect of  Consents  and  Waivers.  A consent to an  amendment  or a waiver by a
                  --------------------------------------------------
Holder of a  Security  shall  bind the  Holder  and every  subsequent  Holder of that  Security  or  portion of the
Security  that  evidences the same debt as the  consenting  Holder's  Security,  even if notation of the consent or waiver is not made on the  Security.  However,  any such  Holder or  subsequent  Holder may  revoke the  consent or waiver as to such  Holder's  Security or portion of the Security if the Trustee  receives the notice of  revocation before the date the amendment or waiver  becomes  effective.  After an amendment or waiver  becomes  effective,  it shall bind every Holder.

                  The  Company  may,  but  shall  not be  obligated  to,  fix a  record  date  for the  purpose  of determining  the Holders  entitled to give their  consent or take any other action  described  above or required or permitted to be taken pursuant to this Indenture.  If a record date is fixed, then  notwithstanding the immediately preceding  paragraph,  those Persons who were Holders at such record date (or their duly designated  proxies),  and only those  Persons,  shall be entitled to give such consent or to revoke any consent  previously  given or to take any such  action,  whether or not such  Persons  continue to be Holders  after such record  date.  No such  consent shall be valid or effective for more than 120 days after such record date.

SECTION 9.05......Notation on or Exchange  of  Securities.  If an  amendment  changes the terms of a Security,  the
                  ---------------------------------------
Trustee  may  require  the  Holder  of the  Security  to  deliver  it to the  Trustee.  The  Trustee  may  place an appropriate  notation on the Security  regarding the changed terms and return it to the Holder.  Alternatively,  if the Company or the Trustee so determines,  the Company,  in exchange for the Security,  shall issue and the Trustee shall  authenticate a new Security that reflects the changed  terms.  Failure to make the  appropriate  notation or to issue a new Security shall not affect the validity of such amendment.

SECTION 9.06......Trustee to Sign  Amendments.  The Trustee  shall sign any amendment  authorized  pursuant to this
                  ---------------------------
Article 9 if the  amendment  does not  adversely  affect the  rights,  duties,  liabilities  or  immunities  of the
Trustee.  If it does,  the  Trustee  may but need not sign it.  In  signing  any  amendment  the  Trustee  shall be entitled to receive  indemnity  reasonably  satisfactory to it and to receive,  and (subject to Section 7.01) shall be fully  protected in relying  upon,  an  Officers'  Certificate  and an Opinion of Counsel  stating that such (i)
amendment  is  authorized  or permitted  by this  Indenture  and that all  conditions  precedent to the  execution, delivery and  performance  of such  amendment  have been  satisfied;  (ii) the Company has all necessary  corporate power and authority to execute and deliver the amendment and that the execution,  delivery and  performance of such amendment  has been  duly  authorized  by all  necessary  corporate  action;  (iii)  the  execution,  delivery  and performance  of the  amendment do not conflict  with,  or result in the breach of or constitute a default under any of the terms,  conditions or provisions of (a) this Indenture or (b) the  Certificate of  Incorporation  or By-laws of the Company;  (iv) such  amendment  has been duly and validly  executed and  delivered by the Company,  and this
Indenture  together  with  such  amendment  constitutes  a legal,  valid  and  binding  obligation  of the  Company enforceable  against the Company in  accordance  with its terms,  except as such  enforceability  may be limited by applicable  bankruptcy,  insolvency or similar laws affecting the  enforcement of creditors'  rights  generally and general equitable principles; and (v) this Indenture together with such amendment complies with the TIA.

SECTION 9.07......Payment for  Consent.  Neither the Company nor any  Affiliate of the Company  shall,  directly or
                  --------------------
indirectly,  pay or cause to be paid any  consideration,  whether  by way of  interest,  fee or  otherwise,  to any
Holder for or as an  inducement  to any  consent,  waiver or amendment  of any of the terms or  provisions  of this
Indenture or the Securities unless such  consideration is offered to be paid to all Holders that so consent,  waive or agree to amend in the time  frame  set forth in  solicitation  documents  relating  to such  consent,  waiver or agreement.

ARTICLE 10........

                                        SECOND PRIORITY SECURITY DOCUMENTS

SECTION 10.01.....Second Priority  Security  Documents.  The due and punctual payment of the principal and premium,
                  ------------------------------------
if any, of and interest on the  Securities  when and as the same shall be due and  payable,  whether on an interest payment date, at Stated Maturity, by acceleration,  repurchase,  redemption,  special redemption or otherwise,  and interest on the overdue  principal of and interest on the  Securities and  performance of all other  obligations of the Company and the Parent and  Subsidiary  Guarantors to the Holders or the Trustee under this  Indenture,  Second
Priority  Security  Documents or the Securities,  according to the terms hereunder or thereunder,  shall be secured as provided in the Second Priority Security Documents.

                  Each  Holder,  by its  acceptance  of the  Securities,  consents  and  agrees to the terms of the
Intercreditor Agreement and the Second Priority Security Documents (including,  without limitation,  the provisions providing for foreclosure  and release of Collateral and the automatic  amendment and waiver of the Second Priority
Security  Documents  pursuant to the terms set forth in the  Intercreditor  Agreement) as the same may be in effect or may be amended  from time to time in  accordance  with their terms and  authorizes  and  directs the  Collateral
Agent,  to enter into such Second  Priority  Security  Documents and  Intercreditor  Agreement and to perform their obligations and exercise their rights thereunder in accordance therewith.

                  The Company shall  deliver to the Trustee  copies of all  documents  delivered to the  Collateral
Agent pursuant to the  Intercreditor  Agreement and the Second Priority Security  Documents,  and shall do or cause to be done all such acts and things as may be necessary or proper,  or as may be required by the  provisions of the
Intercreditor  Agreement and the Second Priority Security  Documents,  to assure and confirm to the Trustee and the
Collateral Agent the security interest in the Collateral contemplated hereby, by the Intercreditor  Agreement,  the
Second  Priority  Security  Documents or any part thereof,  as from time to time  constituted,  so as to render the same available for the security and benefit of this Indenture and of the Securities  secured thereby,  according to the intent and purposes herein and therein expressed.

                  The Company shall take, upon request of the Trustee,  any and all actions reasonably  required to cause the Second  Priority  Security  Documents  to create and  maintain,  as security for the  obligations  of the
Company  hereunder,  a valid and  enforceable  perfected lien on and security  interest in all the  Collateral,  in favor of the  Collateral  Agent for the benefit of the Holders and other Persons for whose  benefit the  Collateral
Agent or  Trustee,  as  applicable,  acts  pursuant  to the  Second  Priority  Security  Documents,  subject to the provisions of the  Intercreditor Agreement.

SECTION 10.02.....Recording and Opinions.
                  ----------------------

(a)      As required by the  provisions of Section  314(b) of the TIA, the Company and, if  applicable,  the Parent and Subsidiary  Guarantors shall take or cause to be taken all action required to perfect,  maintain,  preserve and protect the Lien on and security  interest in the  Collateral  granted by the Second  Priority  Security  Documents
(subject only to Permitted Liens), including without limitation,  the filing of financing statements,  continuation statements,  mortgages  and any  instruments  of further  assurance,  in such  manner and in such  places as may be required by law fully to preserve and protect the rights of the Holders and the Trustee  under this  Indenture  and the Second Priority Security  Documents to all property  comprising the Collateral.  The Company and the Parent and
Subsidiary  Guarantors  shall from time to time  promptly pay all  financing,  continuation  statement and mortgage recording,  registration  and/or filing fees,  charges and taxes relating to this Indenture and the Second Priority
Security  Documents,  any amendments  thereto and any other instruments of further assurance  required hereunder or pursuant to the Second  Priority  Security  Documents.  The Trustee  shall have no  obligation  to, nor shall it be responsible for any failure to, so register, file or record.

(b)      As required by the  provisions  of Section  314(b) of the TIA,  the Company  shall  furnish to the Trustee within  three  months  after each  anniversary  of the Issue Date,  an Opinion of  Counsel,  dated as of such date, stating  either that (a) in the opinion of such counsel,  all action has been taken (and stating what  actions,  if any, are necessary to be taken within the next calendar year) with respect to the recording,  registering,  filing, re-recording,  re-registering and refiling of this Indenture and the Second Priority Security Documents,  financing statements,  continuation  statements  or other  instruments  of further  assurance as is necessary to maintain the
Liens intended to be created by the Second Priority  Security  Documents and reciting the details of such action or
(b) in the opinion of such counsel,  no such action is necessary to maintain  such Liens,  which Opinion of Counsel also shall state what actions it then  believes are  necessary to maintain the  effectiveness  of such Liens during the next two years.

SECTION 10.03.....Possession, Use and Release of Collateral.
                  ------------------------------------------

(a)      Subject to the rights of the collateral agent under the First Priority  Security  Documents in the case of an event of default  thereunder  and  subject  to the  rights of the  Collateral  Agent  under the Second  Priority
Security  Documents  in the case of an Event of  Default,  and  subject to the terms and  conditions  in the Credit
Facility,  this Indenture and the Security Documents,  the Company and the Guarantors will have the right to remain in  possession  and  retain  control of the  Collateral  (other  than any cash,  securities,  obligations  and cash equivalents  constituting  part of the Collateral and deposited with the collateral agent for the lenders under the
Credit  Facility or the  Collateral  Agent in accordance  with the  provisions of the Security  Documents and other than as set forth in the Security Documents),  to freely operate the Collateral and to collect,  invest and dispose of any income therefrom.

(b)      Collateral may (and, as applicable,  shall) be released or substituted  only in accordance  with the terms of the  Intercreditor  Agreement  and the Second  Priority  Security  Documents  or this  Section  10.03.  Upon any disposition of Collateral  pursuant to and in compliance with Section 4.06, or pursuant to a transaction  that does not constitute an "Asset  Disposition" or otherwise violate any provision of this Indenture,  such Collateral shall be sold free and clear of any lien under the Second Priority  Security  Documents and  automatically  released from the provisions thereof.

(c)      Provided  that the Company has  certified  that there is no Event of Default  under the  Indenture and the
Trustee  has not  received a notice of any Event of  Default,  all of the Liens  securing  the  Securities  and the
Guarantees  will be released upon the release of the Liens on the Collateral  securing the Bank  Indebtedness,  for so long  as,  (1) the  Bank  Indebtedness  continues  to be  unsecured  and (2) the  Credit  Agreement  includes  a commitment  under a revolving  credit  facility with (a) a minimum amount of $50 million (unless such commitment is terminated  following  an Event of Default  under such Bank  Indebtedness)  and (b) an initial term of no less than
364 days.

(d)      The  release  of any  Collateral  from the  terms  of this  Indenture  and the  Second  Priority  Security
Documents  shall not be deemed to impair the security  under this  Indenture  in  contravention  of the  provisions hereof if and to the extent the Collateral is released  pursuant to the terms of the Intercreditor  Agreement,  the
Second Priority Security Documents or this Section 10.03.

(e)      Any  request  by the  Company  for the  Trustee  or the  Collateral  Agent to  execute  a  release  of any
Collateral  from the  terms of this  Indenture  shall  be made  pursuant  to the  terms  of  Section  10.05 of this
Indenture.

SECTION 10.04.....Certificates  of the  Company.  To the extent  applicable,  the  Company  shall  comply (or cause
                  -----------------------------
compliance)  with Section 313(b) of the TIA,  relating to reports,  and Section 314(d) of the TIA,  relating to the release of property or securities  from the lien and security  interest of the Second Priority  Security  Documents and relating to the  substitution  therefor of any property or  securities to be subjected to the lien and security interest of the Second Priority  Security  Documents.  Any certificate or opinion required by Section 314(d) of the
TIA may be made by an Officer of the Company  except in cases where  Section  314(d) of the TIA requires  that such certificate or opinion be made by an independent Person, which Person shall be an independent  engineer,  appraiser or other expert selected or approved by the Collateral Agent in the exercise of reasonable care.

SECTION 10.05.....Execution  of  Release  by  Trustee.  In the event that the  Company  or any  Guarantor  wish the
                  -----------------------------------
Trustee  or the  Collateral  Agent to  execute a release of any  Collateral  from the lien of the  Second  Priority
Security  Documents  in  accordance  with this  Indenture,  the  Intercreditor  Agreement  and the Second  Priority
Security Documents,  it shall furnish the Trustee and the Collateral Agent an Officers'  Certificate complying with
Section  12.04(1)  certifying  that all  conditions  precedent  have been met and that no consent of the Holders is required  together  with any  documents  required by Section  4.06,  Section  10.04 or any other  provision of this
Indenture  and deliver as required by this  Indenture,  an Opinion of Counsel to the effect that such  accompanying documents  constitute all the documents  required by this  Indenture,  by Section 314(d) of the TIA or that no such documents  are  so  required.  If  such  release  is  given  pursuant  the  automatic  release  provisions  of  the
Intercreditor  Agreement,  the Officers'  Certificate shall also be accompanied by evidence that the Collateral has been released under the First  Priority  Security  Documents.  Upon the receipt of such documents the Trustee shall execute,  or shall cause the  Collateral  Agent to execute,  a release of the  Collateral.  The  Trustee,  however, shall have no duty to confirm the  legality or validity of such  documents,  its sole duty being to certify that it has received such documentation which on their face conform to Section 314(d) of the TIA.

SECTION 10.06.....Authorization  of Actions To Be Taken by the Trustee  Under the  Security  Documents.  Subject to
                  ------------------------------------------------------------------------------------
the provisions of the Intercreditor  Agreement and the Second Priority Security  Documents hereof, the Trustee may, in its sole  discretion and without the consent of the Holders of Securities,  direct,  on behalf of the Holders of
Securities,  or the Collateral  Agent, as the case may be, to take all actions it deems necessary or appropriate in order to (a) enforce any of the terms of the  Intercreditor  Agreement and the Second Priority  Security  Documents
and (b) collect and receive any and all amounts  payable in respect of the  obligations  of the Company  hereunder.
The Trustee  shall have power to institute  and maintain  such suits and  proceedings  as it may deem  expedient to prevent any  impairment  of the  Collateral  by any acts that may be unlawful or in violation of the  Intercreditor
Agreement and the Second  Priority  Security  Documents or this  Indenture,  and such suits and  proceedings as the
Trustee  may deem  expedient  to  preserve  or  protect  its  interests  and the  interests  of the  Holders in the
Collateral  (including  power to institute and maintain  suits or  proceedings  to restrain the  enforcement  of or compliance with any legislative or other  governmental  enactment,  rule or order that may be  unconstitutional  or otherwise  invalid if the  enforcement  of, or  compliance  with,  such  enactment,  rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or to the Trustee).

SECTION 10.07.....Authorization  of Receipt of Funds by the Trustee Under the Second Priority  Security  Documents.
                  ------------------------------------------------------------------------------------------------
The  Trustee  is  authorized  to receive  any funds for the  benefit of the  Holders  distributed  under the Second
Priority  Security  Documents,  and to make  further  distributions  of such funds to the Holders  according to the provisions of this Indenture, the Intercreditor Agreement and the Second Priority Security Documents.

SECTION 10.08.....Collateral  Agent.  The Trustee  shall act as  Collateral  Agent  pursuant  to the  Intercreditor
                  -----------------
Agreement  and Second  Priority  Security  Documents and shall be  authorized  to appoint  co-Collateral  Agents as necessary  in its  sole  discretion.  Except  as  otherwise  explicitly  provided  herein  or in the  Intercreditor
Agreement or Second Priority Security Documents,  neither the Collateral Agent nor any of its respective  officers, directors,  employees  or agents  shall be liable  for  failure  to  demand,  collect  or  realize  upon any of the
Collateral  or for any delay in doing so or shall be under  any  obligation  to sell or  otherwise  dispose  of any
Collateral  upon the  request  of any other  Person  or to take any  other  action  whatsoever  with  regard to the
Collateral  or any part  thereof.  The  Collateral  Agent shall be  accountable  only for amounts  that it actually receives as a result of the  exercise of such powers,  and neither the  Collateral  Agent nor any of its  officers, directors,  employees or agents shall be responsible  for any act or failure to act  hereunder,  except for its own willful misconduct, gross negligence or bad faith.

SECTION 10.09.....Security Documents.
                  ------------------

(a)      By their  acceptance  of the  Securities,  the Holders  hereby  authorize  and instruct  the  Trustee,  as
Collateral Agent, to (i) enter into the Second Priority Security  Documents,  (ii) bind the Holders on the terms as set forth in the Second  Priority  Security  Documents  and (iii)  perform and observe  its  obligations  under the
Security Documents.

(b)      By their  acceptance  of the  Securities,  the Holders  hereby  authorize  and instruct the Trustee to (i)
enter  into the  Intercreditor  Agreement,  (ii) bind the  Holders  on the  terms  set  forth in the  Intercreditor
Agreement, and (iii) perform and observe its obligations under the Intercreditor Agreement.

SECTION 10.10.....Authorization  of  other  Intercreditor  Agreements.  In the  event  that  the  Company  and  the
                  ---------------------------------------------------
Guarantors wish the Trustee to enter into an  intercreditor  agreement with respect to liens permitted  pursuant to clauses  (ix),  (xi) or (xxiii) of the  definition  of  Permitted  Liens for which the  Holders  are  entitled to a second-priority  lien, or pursuant to clause (xxii) of the definition of Permitted  Liens for which the Holders are entitled to a pari passu lien,  the Company and the Guarantors  shall furnish the Trustee and the Collateral  Agent an Officers'  Certificate  complying with Section 12.04(1)  certifying that all conditions  precedent have been met and that no consent of the Holders is required  together  with any  documents  required  by any  provision  of this
Indenture  and  deliver an Opinion of Counsel to the effect  that the  intercreditor  agreement  complies  with the requirements of the applicable  provision of the definition of Permitted Liens.  Upon the receipt of such documents the Trustee is authorized and shall execute,  or shall cause the Collateral  Agent to execute,  such  intercreditor agreement.  The Trustee,  however,  shall have no duty to confirm the legality or validity of such  documents,  its sole duty being to certify that it has received such  documentation  which on their face conform to Section  314(d)
of the TIA.

ARTICLE 11........

                                                    GUARANTEES

SECTION 11.01.....Parent and  Subsidiary  Guarantees.  Subject to the  provisions  of this  Article  11, the Parent
                  ----------------------------------
Guarantor and each Subsidiary  Guarantor  hereby  unconditionally  guarantees,  jointly and severally,  on a senior secured  basis to each  Holder and to the  Trustee on behalf of the  Holders  (i) the due and  punctual  payment of principal of and interest on each  Security  when and as the same shall become due and payable  whether at the date of maturity or by declaration of  acceleration or otherwise,  (ii) the due and punctual  payment of interest on the overdue  principal  of and  interest,  if any,  on the  Securities,  to the  extent  lawful,  and (iii) the due and punctual  performance  of all other  obligations  of the Company to the Holders or the Trustee,  all in  accordance with the terms of the Securities,  this Indenture,  the Registration Rights Agreement,  the Intercreditor Agreement
and the Security  Documents (the  "Guarantees").  In case of the failure of the Company punctually to make any such principal or interest  payment,  the Guarantors  hereby agree to cause any such payment to be made  punctually when and as the same shall become due and payable,  whether at the date of maturity or by  declaration  of  acceleration or otherwise,  and as if such payment were made by the Company.  Each Guarantor  hereby agrees that its obligations hereunder shall be unconditional,  irrespective of and unaffected by the validity,  regularity or enforceability of the Securities,  this Indenture,  the Registration  Rights Agreement,  the Intercreditor  Agreement or the Security
Documents  or of any  amendment  thereto or hereto,  the absence of any action to enforce  the same,  the waiver or consent by any Holder or by the Trustee with respect to any provisions  thereof or of this Indenture,  the recovery of any  judgment  against  the  Company or any action to enforce  the same or any other  circumstance  which  might otherwise constitute a legal or equitable discharge or defense of a guarantor.

                  The Company and each Guarantor hereby waive  diligence,  presentment,  demand of payment,  filing of claims with a court in the event of merger,  insolvency  or  bankruptcy  of the Company,  any right to require a proceeding  first  against  the  Company,  protest or notice with  respect to the  Securities  or the  Indebtedness evidenced  thereby and all demands  whatsoever,  and covenants that the Guarantees will not be discharged except by complete  performance of the obligations  contained in the  Securities,  in this  Indenture,  in the  Intercreditor
Agreement,  in the Second  Priority  Security  Documents and pursuant to the  Guarantees.  The  Guarantors  further agree that, as between the  Guarantors,  on the one hand,  and Holders and the Trustee,  on the other hand, (i) for purposes of the  Guarantees,  the maturity of the  obligations  guaranteed by the  Guarantees may be accelerated as provided in Article 6,  notwithstanding any stay,  injunction or other prohibition  preventing such acceleration in respect of the  obligations  guaranteed  thereby,  and (ii) in the event of any  acceleration  of such  obligations
(whether or not due and payable),  such  obligations  shall forthwith  become due and payable by the Guarantors for purposes of the Guarantees.

                  The Guarantees  shall continue to be effective or shall be reinstated,  as the case may be, if at any time any payment,  or any part  thereof,  of principal of or interest on any of the  Securities is rescinded or must otherwise be returned by the Holders or the Trustee upon the insolvency,  bankruptcy or  reorganization of the
Company or the Guarantors or otherwise, all as though such payment had not been made.

                  The  Guarantors  shall be subrogated to all rights of the Holders  against the Company in respect of any amounts paid by the Guarantors  pursuant to the provisions of the  Guarantees or this  Indenture;  provided, however,  that the  Guarantors  shall not be entitled to enforce or to receive any payments  until the principal of and interest on all Securities issued hereunder shall have been paid in full.

                  The Guarantees are  specifically  designated by the Guarantors as  Indebtedness of the Guarantors
for purposes of this Indenture.

                  Any term or provision of this Indenture to the contrary  notwithstanding,  the maximum  aggregate amount of the obligations  guaranteed  hereunder by any Guarantor  shall not exceed the maximum amount that,  after giving  effect to all other  contingent  and fixed  liabilities  of such  Guarantor  and after giving effect to any collections  from or payments  made on behalf of any other  Guarantor in respect of the  obligations  of such other
Guarantor  under its Guarantee or pursuant to its  contribution  obligations  under this  Indenture,  can be hereby guaranteed  without  rendering this Indenture,  as it relates to such Guarantor,  voidable under the applicable law relating to  fraudulent  conveyance  or  fraudulent  transfer or similar  laws  affecting  the rights of  creditors generally.

SECTION 11.02.....Contribution.  In order to provide  for just and  equitable  contribution  among the  Guarantors,
                  ------------
the Guarantors  agree,  inter se, that in the event any payment or  distribution is made by a Guarantor (a "Funding
Guarantor")  under its  Guarantee,  such  Funding  Guarantor  shall be  entitled to a  contribution  from all other
Guarantors  in a pro rata  amount  based upon the  Adjusted  Net Assets of each  Guarantor  (including  the Funding
Guarantor) for all payments,  damages and expenses  incurred by that Funding Guarantor in discharging the Company's obligations with respect to the Securities or any other Guarantor's obligations with respect to the Guarantee.

                  "Adjusted  Net  Assets"  of such  Guarantor  at any date  shall  mean the lesser of the amount by which (x) the fair value of the  property of such  Guarantor  exceeds the total amount of  liabilities,  including, without  limitation,  contingent  liabilities  (after giving effect to all other fixed and  contingent  liabilities
Incurred or assumed on such date), but excluding  liabilities  under the Guarantee,  of such Guarantor at such date and (y) the present fair saleable  value of the assets of such  Guarantor at such date exceeds the amount that will be required to pay the probable  liability of such  Guarantor on its debts  including,  without  limitation,  First
Lien  Indebtedness  of Guarantors  (after giving effect to all other fixed and contingent  liabilities  Incurred or assumed on such date and after giving effect to any  collection  from any  Subsidiary of such  Guarantor in respect of the  obligations of such  Subsidiary  under the  Guarantee),  excluding debt in respect of the Guarantee of such
Guarantor, as they become absolute and matured.

SECTION 11.03.....Execution and Delivery of Guarantee.
                  -----------------------------------

                  (a) To evidence its Guarantee set forth in this Article 11, each  Guarantor  hereby agrees that a notation of such Guarantee in  substantially  the form included in Exhibits A and B shall be endorsed by the manual
                                                                   ----------------
or  facsimile  signature  of an Officer of such  Guarantor  on each  Security  authenticated  and  delivered by the
Trustee  and that this  Indenture  shall be  executed  on  behalf  of such  Guarantor  by the  manual or  facsimile signature of an Officer of the Guarantor.

                  (b) Each  Guarantor  hereby  agrees that its  Guarantee  set forth in Section  11.01 hereof shall remain in full force and  effect  notwithstanding  any  failure  to  endorse  on each  Security a notation  of such
Guarantee.

                  (c) If an Officer  whose  signature  is on this  Indenture  or on the  notation of  Guarantee  no longer  holds that office at the time the Trustee  authenticates  the  Security on which a notation of Guarantee is endorsed, the Guarantee shall be valid nevertheless.

                  (d) The delivery of any  Security by the Trustee,  after the  authentication  thereof  hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of each Guarantor.

SECTION 11.04.....Additional  Guarantors.  The Company  covenants  and agrees  that it will cause any Person  which
                  ----------------------
becomes  obligated  to  Guarantee  the  Securities  pursuant  to the terms of this  Indenture  hereof to  execute a supplemental  indenture,  pursuant to which such Guarantor shall Guarantee the Obligations of the Company under the
Securities  and this  Indenture in  accordance  with this Article 11 with the same effect and to the same extent as if such Person had been named herein as a Guarantor.

SECTION 11.05.....Release of  Subsidiary  Guarantors.  The  Subsidiary  Guarantee  as to any  Subsidiary  Guarantor
                  ----------------------------------
shall  terminate  and be of no  further  force  or  effect  on the sale or other  transfer  (i) by such  Subsidiary
Guarantor of all or  substantially  all of its assets in compliance with the terms of this Indenture or (ii) by the
Company of all of its stock or other equity interests in such Subsidiary  Guarantor,  in each case to a Person that is not an Affiliate of the Company;  provided,  however,  that such sale or transfer  shall be deemed to constitute an Asset  Disposition  and the Company shall comply with all applicable  provisions of Section 4.06 with respect to such Asset Disposition.

ARTICLE 12........

                                                   MISCELLANEOUS

SECTION 12.01.....Trust  Indenture  Act  Controls.  If and to the  extent  that  any  provision  of this  Indenture
                  -------------------------------
limits,  qualifies  or  conflicts  with  the  duties  imposed  by,  or with  another  provision  (an  "incorporated provision")  included in this Indenture by operation of, Sections 310 to 318,  inclusive,  of the TIA, such imposed duties or  incorporated  provision  shall  control.  If any  provision of this  Indenture  modifies or excludes any provision of the TIA that may be so modified or  excluded,  the latter  provision  shall be deemed to apply to this
Indenture as so modified or excluded, as the case may be.

SECTION 12.02.....Notices.  Any  notice or  communication  shall be in  writing  and  delivered  in person  sent by
                  -------
facsimile, delivered by commercial courier service or mailed by first-class mail addressed as follows:

                           If to the Company or any Guarantor:

                                    United States Can Company
                                    700 East Butterfield Road, Suite 250
                                    Lombard, Illinois  60148
                                    Attention:  Chief Financial Officer
                                                  General Counsel
                                    Facsimile: (630) 678-8130

                           With a copy to:

                                    Ropes & Gray
                                    One International Place
                                    Boston, Massachusetts 02110-2624
                                    Attention:  Philip J. Smith, Esq.
                                                  Jane D. Goldstein, Esq.
                                    Facsimile: (617) 951-7050

                           If to the Trustee:

                                    Wells Fargo Bank Minnesota,
                                       National Association
                                    Corporate Trust
                                    Sixth and Marquette, N9303-120
                                    Minneapolis, MN  55479
                                    Attention:  Jane Schweiger/U.S. Can Administrator
                                    Facsimile:  (612)667-9825

                           If to the Paying Agent:

                                    Wells Fargo Bank Minnesota,
                                       National Association
                                    Corporate Trust
                                    Sixth and Marquette, N9303-120
                                    Minneapolis, MN  55479
                                    Attention:  U.S. Can Administrator
                                    Facsimile:  (612)667-9825

                  The  Company  or the  Trustee  by  notice  to the other may  designate  additional  or  different addresses for subsequent notices or communications.

                  Any notice or  communication  mailed to a Holder  shall be mailed to the  Holder at the  Holder's address as it appears on the  registration  books of the  Registrar  and shall be  sufficiently  given if so mailed within the time prescribed.

                  Failure  to mail a notice or  communication  to a Holder or any defect in it shall not affect its sufficiency  with respect to other Holders.  If a notice or  communication  is mailed in the manner provided above, it is duly  given,  whether or not the  addressee  receives  it. If the  Company or a  Guarantor  mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Paying Agent at the same time.

SECTION 12.03.....Communication  by  Holders  with Other  Holders.  Holders  may  communicate  pursuant  to Section
                  -----------------------------------------------
312(b) of the TIA with other  Holders  with respect to their rights  under this  Indenture or the  Securities.  The
Company, the Trustee, the Registrar and anyone else shall have the protection of Section  312(c) of the TIA.

SECTION 12.04.....Certificate  and  Opinion as to  Conditions  Precedent.  Upon any request or  application  by the
                  ------------------------------------------------------
Company to the Trustee to take or refrain from taking any action under this  Indenture,  the Company  shall furnish to the Trustee:

                  (1)      an Officers'  Certificate in form and substance  reasonably  satisfactory to the Trustee and complying with Section 12.05 stating that, in the opinion of the signers,  all  conditions  precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (2)      an Opinion  of Counsel in form and  substance  reasonably  satisfactory  to the  Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 12.05.....Statements  Required in  Certificate  or Opinion.  Each  certificate  or opinion  with respect to
                  ------------------------------------------------
compliance  with a covenant or  condition  provided for in this  Indenture  (other than a  certificate  pursuant to
Section 3.14(a)(4) of the TIA) shall comply with the provisions of Section 3.14(e) of the TIA and shall include:

                  (1)      a  statement  that the  individual  making  such  certificate  or opinion  has read such covenant or condition;

                  (2)      a brief  statement as to the nature and scope of the examination or  investigation  upon which the statements or opinions contained in such certificate or opinion are based;

                  (3)      a statement  that, in the opinion of such  individual,  he or she or such individual has made such  examination  or  investigation  as is  necessary  to enable him or her to  express an  informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4)      a statement as to whether or not, in the opinion of such  individual,  such  covenant or condition has been complied with or satisfied.

SECTION 12.06.....When  Securities  Disregarded.  In  determining  whether  the Holders of the  required  principal
                  -----------------------------
amount of Securities  have concurred in any  direction,  waiver or consent,  Securities  owned by the Company or by any Person,  directly or  indirectly,  controlling  or controlled by or under,  direct or indirect,  common control with the  Company  shall be  disregarded  and  deemed  not to be  outstanding,  except  that,  for the  purpose  of determining  whether the Trustee  shall be  protected  in relying on any such  direction,  waiver or consent,  only
Securities  which the Trustee has actual  knowledge to be so owned shall be so  disregarded.  Also,  subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

SECTION 12.07.....Rules by Trustee,  Paying Agent and Registrar.  The Trustee may make reasonable  rules for action
                  ---------------------------------------------
by or a meeting of Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

SECTION 12.08.....Legal  Holidays.  A  "Legal  Holiday"  is  a  Saturday,  a  Sunday  or a  day  on  which  banking
                  ---------------
institutions  are not required to be open in the State of New York or the State of  Illinois.  If a payment date is a Legal Holiday,  payment shall be made on the next  succeeding  day that is not a Legal  Holiday,  and no interest shall accrue for the  intervening  period.  If a regular record date is a Legal Holiday,  the record date shall not be affected.

SECTION 12.09.....GOVERNING  LAW.  THIS  INDENTURE  AND THE  SECURITIES  SHALL BE  GOVERNED  BY, AND  CONSTRUED  IN
                  --------------
ACCORDANCE  WITH,  THE LAWS OF THE  STATE OF NEW YORK  BUT  WITHOUT  GIVING  EFFECT  TO  APPLICABLE  PRINCIPLES  OF
CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 12.10.....No Recourse  Against  Others.  A director,  officer,  employee or  stockholder,  as such,  of the
                  ----------------------------
Company,  the  Guarantors or the Trustee (as the case may be) shall not have any liability for any  obligations  of the Company,  the  Guarantors or the Trustee (as the case may be) under the Securities or this Indenture or for any claim based on, in respect of or by reason of such  obligations or their  creation.  By accepting a Security,  each
Holder shall waive and release all such liability.  The waiver and release shall be part of the  consideration  for the issue of the Securities.

SECTION 12.11.....Successors.  All  agreements of each of the Company and the  Guarantors in this Indenture and the
                  ----------
Securities  shall bind their  respective  successors.  All agreements of the Trustee in this  Indenture  shall bind its successors.

SECTION 12.12.....Multiple  Originals.  The  parties may sign any number of copies of this  Indenture.  Each signed
                  -------------------
copy shall be an original,  but all of them  together  represent the same  agreement.  One signed copy is enough to prove this Indenture.

SECTION 12.13.....Table of Contents;  Headings.  The table of contents,  cross-reference  sheet and headings of the
                  ----------------------------
Articles and Sections of this Indenture have been inserted for  convenience of reference  only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 12.14.....Severability.  In case any  provision in this  Indenture or in the  Securities  shall be invalid,
                  ------------
illegal or unenforceable,  the validity,  legality and enforceability of the remaining  provisions shall not in any way be affected or impaired thereby.

                                             [signature page follows]

CHI:1233900.5
                  IN WITNESS  WHEREOF,  the parties have caused this  Indenture to be duly  executed as of the date first written above.

                                                     UNITED STATES CAN COMPANY,
                                                     as Issuer

                                                     By: /s/ Sandra K. Vollman
                                                         ----------------------------------------------------------
                                                           Name: Sandra K. Vollman
                                                           Title: Senior Vice President and
                                                                     Chief Financial Officer

                                                     U.S. CAN CORPORATION,
                                                     as Parent Guarantor

                                                     By: /s/ Sandra K. Vollman
                                                         ----------------------------------------------------------
                                                           Name: Sandra K. Vollman
                                                           Title: Senior Vice President and
                                                                     Chief Financial Officer

                                                     USC MAY VERPACKUNGEN HOLDING, INC.,
                                                     as Subsidiary Guarantor

                                                     By: /s/ Sandra K. Vollman
                                                         ----------------------------------------------------------
                                                           Name: Sandra K. Vollman
                                                           Title: Senior Vice President and
                                                                     Chief Financial Officer

                                                     WELLS FARGO BANK MINNESOTA,
                                                     NATIONAL ASSOCIATION
                                                     as Trustee

                                                     By: /s/ Jane Schweiger
                                                         ----------------------------------------------------------
                                                           Name: Jane Y. Schweiger
                                                           Title: Vice President

                                                        A-3

CHI:1233900.5
                                                        A-1

CHI:1233900.5
                                                                                                          EXHIBIT A
                                                                                                          ---------

                                          [FORM OF FACE OF INITIAL NOTES]

                  UNLESS THIS  CERTIFICATE IS PRESENTED BY AN AUTHORIZED  REPRESENTATIVE  OF THE  DEPOSITORY  TRUST
COMPANY,  A NEW YORK  CORPORATION  ("DTC"),  NEW YORK,  NEW YORK, TO THE COMPANY OR ITS AGENT FOR  REGISTRATION  OF
TRANSFER,  EXCHANGE OR PAYMENT,  AND ANY  CERTIFICATE  ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER
NAME AS IS  REQUESTED  BY AN  AUTHORIZED  REPRESENTATIVE  OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH
OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED  REPRESENTATIVE OF DTC) ANY TRANSFER,  PLEDGE OR OTHER USE HEREOF FOR
VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL  INASMUCH AS THE  REGISTERED  OWNER  HEREOF,  CEDE & CO., HAS AN
INTEREST HEREIN.

                  TRANSFERS OF THIS GLOBAL  SECURITY  SHALL BE LIMITED TO TRANSFERS IN WHOLE,  BUT NOT IN PART,  TO
NOMINEES OF DTC OR TO A SUCCESSOR  THEREOF OR SUCH  SUCCESSORS  NOMINEE  AND  TRANSFERS  OF PORTIONS OF THIS GLOBAL
SECURITY  SHALL BE LIMITED  TO  TRANSFERS  MADE IN  ACCORDANCE  WITH THE  RESTRICTIONS  SET FORTH IN THE  INDENTURE
REFERRED TO ON THE REVERSE HEREOF.

                  [Restricted Security Legend]

                  "THIS SECURITY (OR ITS  PREDECESSOR)  HAS NOT BEEN  REGISTERED  UNDER THE U.S.  SECURITIES ACT OF
1933,  AS AMENDED  (THE  "SECURITIES  ACT"),  AND,  ACCORDINGLY,  MAY NOT BE OFFERED,  SOLD,  PLEDGED OR  OTHERWISE
TRANSFERRED  WITHIN THE UNITED  STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S.  PERSONS,  EXCEPT AS SET FORTH
IN THE NEXT SENTENCE.  BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

                  (1)      REPRESENTS  THAT (A) IT IS A  "QUALIFIED  INSTITUTIONAL  BUYER" (AS DEFINED IN RULE 144A
         UNDER THE  SECURITIES  ACT) (A "QIB"),  (B) IT IS ACQUIRING  THIS SECURITY IN AN OFFSHORE  TRANSACTION  IN
         COMPLIANCE  WITH  REGULATION  S  UNDER  THE  SECURITIES  ACT,  OR (C) IT IS AN  INSTITUTIONAL  "ACCREDITED
         INVESTOR" (AS DEFINED IN RULE 501(A) (1), (2), (3) OR (7) OF  REGULATION D UNDER THE  SECURITIES  ACT) (AN
         "IAI"),

                  (2)      AGREES THAT IT WILL NOT RESELL OR OTHERWISE  TRANSFER  THIS  SECURITY  EXCEPT (A) TO THE
         COMPANY  OR ANY OF ITS  SUBSIDIARIES,  (B) TO A  PERSON  WHOM  THE  SELLER  REASONABLY  BELIEVES  IS A QIB
         PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION  MEETING THE  REQUIREMENTS  OF
         RULE 144A,  (AS  INDICATED  BY THE BOX CHECKED BY THE  TRANSFEROR  ON THE  CERTIFICATE  OF TRANSFER ON THE
         REVERSE OF THIS SECURITY),  (C) IN AN OFFSHORE  TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF
         REGULATION  S UNDER THE  SECURITIES  ACT,  (AS  INDICATED  BY THE BOX  CHECKED  BY THE  TRANSFEROR  ON THE
         CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY),  (D) IN A TRANSACTION  MEETING THE  REQUIREMENTS
         OF RULE 144 UNDER THE SECURITIES  ACT, (E) TO AN IAI THAT,  PRIOR TO SUCH TRANSFER,  FURNISHES THE TRUSTEE
         A SIGNED  LETTER  CONTAINING  CERTAIN  REPRESENTATIONS  AND  AGREEMENTS  RELATING TO THE  TRANSFER OF THIS
         SECURITY  (THE FORM OF WHICH CAN BE OBTAINED  FROM THE TRUSTEE)  AND, IF SUCH TRANSFER IS IN RESPECT OF AN
         AGGREGATE  PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000,  AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY,
         THAT SUCH  TRANSFER IS IN  COMPLIANCE  WITH THE  SECURITIES  ACT, (AS  INDICATED BY THE BOX CHECKED BY THE
         TRANSFEROR  ON THE  CERTIFICATE  OF TRANSFER  ON THE REVERSE OF THIS  SECURITY),  (F) IN  ACCORDANCE  WITH
         ANOTHER  EXEMPTION FROM THE REGISTRATION  REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF
         COUNSEL ACCEPTABLE TO THE COMPANY),  OR (G) PURSUANT TO AN EFFECTIVE  REGISTRATION  STATEMENT AND, IN EACH
         CASE, IN ACCORDANCE  WITH THE  APPLICABLE  SECURITIES  LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER
         APPLICABLE JURISDICTION, AND

                  (3)      AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS  SECURITY OR AN INTEREST  HEREIN
         IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

                  AS USED HEREIN,  THE TERMS "OFFSHORE  TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO
THEM BY RULE 902 OF  REGULATION  S UNDER THE  SECURITIES  ACT. THE  INDENTURE  CONTAINS A PROVISION  REQUIRING  THE
TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING."

                                             UNITED STATES CAN COMPANY

                                       107/8% Senior Secured Notes Due 2010

No.                                                                                               U.S. $125,000,000
                                                                                            CUSIP No.:  ___________

         United States Can Company, a Delaware  corporation,  promises to pay to CEDE & Co., or registered assigns, the principal  sum set forth above or such other  principal  sum on the schedule  attached  hereto (which shall not exceed U.S. $125,000,000) on July 15, 2010.

         Interest Payment Dates:  January 15 and July 15

         Record Dates:  January 1 and July 1

         Additional provisions of this Security are set forth on the other side of this Security.

Dated:  July 22, 2003

                                                              UNITED STATES CAN COMPANY

                                                              By:__________________________________________________
                                                                  President

                                                              By:__________________________________________________
                                                                  Secretary

CHI:1233900.5
                                      TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                                                              WELLS FARGO BANK MINNESOTA,
                                                                 NATIONAL ASSOCIATION, as Trustee, certifies that
                                                              this is one of the Securities referred to in the
                                                              Indenture.

[seal]
                                                              By:__________________________________________________
                                                                              Authorized Signatory

                                                         8

CHI:1233900.5

                                                         1

CHI:1233900.5
                                      [FORM OF REVERSE SIDE OF INITIAL NOTES]

                                             UNITED STATES CAN COMPANY

                                       107/8% Senior Secured Notes due 2010

1.       Interest
         --------

                  United States Can Company,  a Delaware  corporation  (such  corporation,  and its  successors and assigns under the Indenture  hereinafter referred to, being herein called the "Company"),  promises to pay interest on the  principal  amount of this  Security (the  "Security")  at the rate per annum shown above.  The Company will pay interest  semiannually  on January 15 and July 15 of each year,  beginning  January 15,  2004.  Interest on the
Securities  will  accrue  from the most recent  date to which  interest  has been paid or, if no interest  has been paid,  from the Issue  Date.  Interest  will be computed on the basis of a 360-day  year of 12 30-day  months.  The
Company  shall pay interest on overdue  principal  at the rate borne by the  Securities  plus 1% per annum,  and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.       Special Interest
         ----------------

                  The holder of this  Security is entitled to the  benefits  of a  Registration  Rights  Agreement, dated as of July 22, 2003, among the Company,  U.S. Can Corporation (the "Parent Guarantor"),  USC May Verpackungen
Holding Inc. (the  "Subsidiary  Guarantor"  and,  together with the Parent  Guarantor,  the  "Guarantors")  and the
Initial  Purchasers (the  "Registration  Rights  Agreement").  Pursuant to the Registration  Rights Agreement,  the
Company and the Guarantors have agreed as follows:

                           (1)      If  neither  a  registration   statement  (the  "Exchange  Offer   Registration
         Statement")  in respect of a registered  offered to exchange the Securities  (the "Exchange  Offer") nor a registration  statement  permitting public resale of the Securities (the "Shelf  Registration  Statement")
         has been filed on or prior to the 120th day (the  "Filing  Date")  after the date the  Initial  Notes were originally issued (the "Issue Date"), then,  commencing on the 121st day after the Issue Date,  additional interest on the  Securities  ("Liquidated  Damages")  shall  accrue on the  Securities  over and above the stated  interest at a rate of 0.50% per annum of the principal  amount of the  Securities for the first 90 days  immediately  following the Filing Date,  such  Liquidated  Damages rate  increasing by an additional
         0.25% per annum of the  principal  amount of the  Securities at the  beginning of each  subsequent  90-day period;

                           (2)      If the Exchange Offer  Registration  Statement is not declared effective by the
         Commission  on or prior  to the  150th  day  (the  "Effectiveness  Date")  after  the  Issue  Date,  then, commencing  on the 151st day after the Issue  Date,  Liquidated  Damages  shall  accrue on the  Securities included or which  should  have been  included in such  Registration  Statement  over and above the stated
         interest  at a rate of 0.50% per annum of the  principal  amount of the  Securities  for the first 90 days immediately  following the  Effectiveness  Date, such Liquidated  Damages rate increasing by an additional
         0.25% per annum of the principal  amount of the  Securities at the end of each  subsequent  90-day period;
         and

                           (3)      If (A) the Exchange Offer has not been consummated,  and the Shelf Registration
         Statement  has not been  declared  effective  by the  Commission,  on or prior to the  180th day after the
         Issue Date or (B) the Exchange  Offer  Registration  Statement or, if applicable,  the Shelf  Registration
         Statement has been declared  effective and such Registration  Statement ceases to be effective at any time during the  periods  specified  in the  Registration  Rights  Agreement  (unless all the  Securities  have previously  been sold  thereunder),  then  Liquidated  Damages  shall  accrue (over and above any interest otherwise  payable  on such  Securities)  at a rate of 0.50%  per  annum of the  principal  amount  of the
         Securities  for the first 90 days  commencing  on (x) the 181st day after the Issue  Date with  respect to the Securities  validly  tendered and not exchanged by the Company  pursuant to the Exchange Offer, in the case of (A)  above,  or (y) the day such  Exchange  Offer  Registration  Statement  or Shelf  Registration
         Statement ceases to be effective in the case of (B) above,  such Liquidated  Damages rate increasing by an additional  0.25% per annum of the principal  amount of the Securities at the end of each such  subsequent
         90-day period (it being  understood and agreed that, in the case of (B) above,  so long as any Security is then covered by an effective  Shelf  Registration  Statement,  no Liquidated  Damages shall accrue on such
         Security);

provided,  however,  that the  Liquidated  Damages rate on any affected  Security may not exceed at any one time in the aggregate 1.0% per annum of the principal  amount of the Securities;  and provided  further,  that (1) upon the filing of the Exchange Offer Registration  Statement or a Shelf  Registration  Statement (in the case of clause (1)
of this  Section 2), (2) upon the  effectiveness  of the  Exchange  Offer  Registration  Statement  (in the case of clause (2) of this Section 2), or (3) upon the  exchange of all  Securities  tendered in the Exchange  Offer or the effectiveness  of the Shelf  Registration  Statement  (in the case of clause (3)(A) of this Section 2), or upon the effectiveness of the Exchange Offer  Registration  Statement or the Shelf  Registration  Statement which had ceased to  remain  effective  (in the case of  clause  (3)(B) of this  Section  2),  Liquidated  Damages  on the  affected
Securities  as a result of such clause (or the  relevant  subclause  thereof),  as the case may be,  shall cease to accrue as of the day  immediately  preceding  the date of the  event  described  in such  clause  (or the  relevant subclause thereof).

3.       Method of Payment
         -----------------

                  The  Company,  in  accordance  with  Section  4.01 of the  Indenture,  will pay  interest  on the
Securities  (except defaulted  interest) to the persons who are registered holders of Securities (each, a "Holder")
at the close of business  on the Record Date next  preceding  the  interest  payment  date even if  Securities  are cancelled after the Record Date and on or before the interest  payment date.  Holders must surrender  Securities to an office or agency where  Securities  may be  presented  for payment  (the  "Paying  Agent") to collect  principal payments.  The  Securities  will be payable as to  principal  and  interest  at the office or agency of the Company maintained  for such purpose  within the City and State of New York,  or, at the option of the Company,  payment of interest  may be made by check  mailed to the  Holders at their  addresses  set forth in the  Security  register of
Holders;  provided that the Company will be required to make, by wire transfer of  immediately  available  funds to the accounts  specified by a Holder of at least $5 million aggregate  principal amount of Securities,  all payments of principal  of,  premium,  if any,  and interest  with  respect to such  Holder's  Securities  if such Holder has provided wire transfer instructions to the Company.

4.       Paying Agent and Registrar
         --------------------------

                  Initially,  Wells Fargo Bank Minnesota,  National  Association,  a national  banking  association
("Trustee"),  will act as Paying Agent and the office or agency where  Securities may be presented for registration or transfer or for exchange (the "Registrar").

5.       Indenture
         ----------

                  The  Company  issued  the  Securities  under  an  Indenture  dated  as  of  July  22,  2003  (the
"Indenture"),  among the Company,  the Guarantors and the Trustee. The terms of the Securities include those stated
in the Indenture  and those made part of the  Indenture by reference to the Trust  Indenture Act of 1939 (15 U.S.C.
Section  77aaa-77bbbb)  as in effect on the date of the Indenture  and, to the extent  required by any amendment to the Trust  Indenture  Act of 1939 after such date,  as amended from time to time (the "Act").  Terms defined in the
Indenture and not defined herein have the meanings  ascribed  thereto in the Indenture.  The Securities are subject to all such terms, and Holders are referred to the Indenture and the Act for a statement of those terms.

                  The  Securities are senior secured  obligations  of the Company of which  $125,000,000  aggregate principal  amount  will be  initially  issued on the  Closing  Date  (subject  to Section  2.07 of the  Indenture).
Subject to the conditions  set forth in the Indenture,  the Company may issue  Additional  Notes.  This Security is one of the Initial Notes referred to in the Indenture.  The  Securities  include the Initial Notes,  the Additional
Notes and any notes issued in exchange for the Initial Notes  pursuant to the  Registration  Rights  Agreement (the
"Exchange  Notes").  The Initial Notes,  the Additional  Notes and the Exchange Notes are treated as a single class of securities  under the Indenture.  The Indenture  imposes  certain  limitations on the Company and the Restricted
Subsidiaries,  including the  Incurrence of additional  Indebtedness,  payment of dividends or other  distributions with respect to Capital Stock of the Company,  sale of assets of the Company or its  Restricted  Subsidiaries,  and restrictions  on the ability of any  Restricted  Subsidiary  to pay  dividends or make any other  distributions  in respect of its Capital Stock. In addition,  the Indenture  contains  certain  covenants  that,  among other things, limit the ability of the Company and the  Guarantors to Incur  Indebtedness  which is senior to or ranks pari passu with the Securities or the  Guarantees,  as the case may be, create certain  Liens,  or enter into certain  mergers and consolidations.

                  The payment of principal  and  interest on the  Securities  is  unconditionally  guaranteed  on a senior secured basis by the Guarantors.

6.       Optional Redemption
         -------------------

(i)      Except as set forth in  paragraphs  7 and 8, the  Securities  may not be redeemed  prior to July 15, 2007.
On and after that date,  the  Company may redeem the  Securities  in whole at any time or in part from time to time at the following redemption prices (expressed in percentages of principal amount),  plus accrued interest,  if any, to the redemption date (subject to the right of Holders of record on the relevant  Record Date to receive  interest due on the related  interest  payment date) if redeemed during the 12-month period  beginning July 15, of the years below:

Year                                                               Percentage
----                                                               ----------
2007.........................................................        105.438%
2008.........................................................        102.719%
2009 and thereafter..........................................        100.000%

                  At any  time,  or from  time to time,  on or prior to July 15,  2006,  the  Company  may,  at its option,  use all or any portion of the net cash proceeds of one or more Public Equity  Offerings (as defined below)
to redeem up to 35% of the  aggregate  principal  amount of the  Securities  issued at a redemption  price equal to
110.875%  of the  principal  amount  thereof  plus  accrued  and unpaid  interest  thereon,  if any, to the date of redemption;  provided that at least 65% of the aggregate  principal  amount of Securities  initially issued remains outstanding  immediately after any such redemption.  In order to effect the foregoing  redemption with the proceeds of any  Public  Equity  Offering,  the  Company  shall  make  such  redemption  not more  than 180 days  after  the consummation of any such Public Equity Offering.

                  As used in the  preceding  paragraph,  "Public  Equity  Offering"  means an  underwritten  public offering of the Company's  Capital  Stock (other than  Disqualified  Stock)  pursuant to a  registration  statement filed with the Commission in accordance with the Securities Act or a firm commitment  private  placement of Capital
Stock (other than  Disqualified  Stock)  pursuant to an agreement that requires the  registration  of the resale of such Capital Stock (or Capital Stock issued upon conversion  thereof)  contemporaneously  with the issuance thereof or as soon as practical thereafter.

                  In the case of any partial  redemption,  selection of the Securities for redemption  will be made by the Trustee  (subject to DTC procedures) on a pro rata basis, by lot or by such other method as the Trustee,  in its sole  discretion,  shall  deem to be fair and  appropriate  (and  which  complies  with  applicable  legal  and securities  exchange  requirements),  although no Security of $1,000 in original  principal  amount or less will be redeemed in part.  In the case of any  partial  redemption  made with the  proceeds  of a Public  Equity  Offering, selection of the Securities  for  redemption  will be made by the Trustee on a pro rata basis or on as nearly a pro rata basis as is  practicable  (subject to DTC  procedures),  unless such method is  otherwise  prohibited.  If any
Security  is to be redeemed  in part only,  the notice of  redemption  relating  to such  Security  shall state the portion of the principal  amount  thereof to be redeemed.  Subject to DTC  procedures,  a new Security in principal amount equal to the unredeemed  portion thereof will be issued in the name of the Holder thereof upon  cancellation of the original Security.

7.       Notice of Redemption
         --------------------

                  A notice of  redemption  will be mailed  at least 30 days but not more  than 60 days  before  the redemption  date to each Holder of  Securities to be redeemed at such Holder's  registered  address.  Securities in denominations  larger  than  $1,000  may be  redeemed  in part but  only in whole  multiples  of  $1,000.  If money sufficient  to pay the  redemption  price of and accrued  interest on all  Securities  (or portions  thereof) to be redeemed on the redemption  date is deposited  with the Paying Agent on or before the  redemption  date and certain other  conditions  are  satisfied,  on and after such date interest  ceases to accrue on such  Securities  (or such portions thereof) called for redemption.

8.       Put Provisions
         --------------

                  Upon a Change of  Control,  any  Holder of  Securities  will have the  right,  subject to certain conditions,  to cause the Company to  repurchase  all or any part of the  Securities of such Holder at a repurchase price equal to 101% of the principal  amount of the Securities to be repurchased  plus accrued interest to the date of  repurchase  (subject to the right of holders of record on the relevant  Record Date to receive  interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

9.       Security
         --------

                  The Indenture  provides that the Securities or Guarantees  must be secured by Liens on Collateral of  the  Company  or  Guarantors.  Liens  securing  the  Securities  or  Guarantees  may  be  released  in  various circumstances, including in certain circumstances without the consent of Holders.

10.      Denominations; Transfer; Exchange
         ---------------------------------

                  The  Securities  are in  registered  form without  coupons in  denominations  of $1,000 and whole multiples  of $1,000.  A Holder  may  transfer  or  exchange  Securities  in  accordance  with the  Indenture.  The
Registrar may require a Holder,  among other things, to furnish appropriate  endorsements or transfer documents and to pay any taxes and fees  required by law or  permitted  by the  Indenture.  The  Registrar  need not register the transfer of or exchange any Securities  selected for redemption  (except,  in the case of a Security to be redeemed in part,  the  portion of the  Security  not to be  redeemed)  or any  Securities  for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

11.      Persons Deemed Owners
         ---------------------

                  The registered Holder of this Security may be treated as the owner of it for all purposes.

12.      Unclaimed Money
         ---------------

                  If money for the payment of principal or interest  remains  unclaimed for two years,  the Trustee or Paying  Agent  shall pay the  money  back to the  Company  at its  request  unless  an  abandoned  property  law designates  another  Person.  After any such payment,  Holders  entitled to the money must look only to the Company and not to the Trustee for payment.

13.      Discharge and Defeasance
         ------------------------

                  Subject  to  certain  conditions,  the  Company  at any  time  may  terminate  some or all of its obligations  under the Securities and the Indenture if the Company  deposits with the Trustee  payment of principal and interest on the Securities to redemption or maturity, as the case may be.

14.      Amendment, Waiver
         -----------------

                  Subject to certain  exceptions  set forth in the  Indenture,  (i) the Indenture or the Securities
may be amended with the written  consent of the Holders of at least a majority in principal  amount  outstanding of the Securities and (ii) any default or  noncompliance  with any provision may be waived with the written consent of the Holders of a majority in principal  amount  outstanding of the  Securities.  Subject to certain  exceptions set forth in the Indenture,  without the consent of any Holder,  the Company and the Trustee may amend the Indenture or the  Securities  to cure any  ambiguity,  omission,  defect or  inconsistency,  or to comply with  Article 5 of the
Indenture, or to provide for uncertificated  Securities in addition to or in place of certificated  Securities,  or to secure the  Securities,  to add  guarantees  with  respect to the  Securities  or to confirm  and  evidence  the release,  termination or discharge of any such security or guaranty when such release,  termination or discharge is permitted by the Indenture,  or to comply with any  requirement of the Commission in connection with qualifying the
Indenture  under  the Act or  otherwise,  or to add or  release  Collateral  as  permitted  under  the terms of the
Indenture  or the  Security  Documents,  or to make any  change  that does not  adversely  affect the rights of any
Holder.

15.      Defaults and Remedies
         ---------------------

                  Under the  Indenture,  Events of Default  include  (i) default for 30 days in payment of interest on the  Securities;  (ii) default in payment of principal on the  Securities  at maturity,  upon  redemption,  upon declaration  of  acceleration  or  otherwise,  or failure by the Company and the  Guarantors  to redeem or purchase
Securities  when required;  (iii) failure by the Company or the Guarantors to comply with the provisions of Section
5.01 of the Indenture;  (iv) failure by the Company,  the Parent  Guarantor or any Restricted  Subsidiary to comply with certain other  sections of the  Indenture;  (v) failure by the Company or any  Subsidiary  Guarantor to comply with other  agreements  in the Indenture or the  Securities,  in certain cases subject to notice and lapse of time;
(vi)  certain  accelerations  (including  failure to pay within any grace  period  after final  maturity)  of other
Indebtedness  of the  Company  if the amount  accelerated  (or so  unpaid)  exceeds  $10  million  and the  default continues  for 10 days;  (vii)  certain  events of  bankruptcy  or  insolvency  with  respect to the  Company,  any
Guarantor or any Foreign  Significant  Subsidiary;  (viii) certain judgments or decrees for the payment of money in excess of $10 million;  (ix) the Parent  Guarantee or any Subsidiary  Guarantee is held to be  unenforceable  or is invalid  or  ceases  to be in full  force  and  effect;  and (x)  any  Second  Priority  Security  Document  or the
Intercreditor  Agreement is held to be unenforceable or invalid for any reason,  the security  interests  purported to be created by the Second  Priority  Security  Documents are held to be  unenforceable,  invalid or impaired with respect to a material  portion of the Collateral,  the Company or any Guarantor  defaults in the performance of the terms of any of the Second Priority Security  Documents or the Intercreditor  Agreement in a manner which adversely affects the  enforceability  or validity of the security  interest on a material  portion of the Collateral or in a manner which adversely  affects the condition or value of a material  portion of the Collateral,  or the Company or any Guarantor  repudiates or disaffirms any of its obligations under any of the Second Priority Security  Documents or the  Intercreditor  Agreement.  If an Event of Default (other than certain Events of Default  specified in (vii)
above) occurs and is continuing,  the Trustee or the Holders of at least 25% in principal  amount of the Securities may, by notice to the Company and, in the case of such Holders,  to the Trustee,  declare the  principal  amount of and accrued  interest on the  Securities  to be due and payable  immediately  upon the  occurrence of such Event of
Default.

                  Holders may not enforce the  Indenture  or the  Securities  except as provided in the  Indenture.
The Trustee may refuse to enforce the  Indenture  or the  Securities  unless it receives  reasonable  indemnity  or security.  Subject to certain  limitations,  Holders of a majority in principal amount of the Securities may direct the  Trustee  in its  exercise  of any  trust or  power.  The  Trustee  may  withhold  from  Holders  notice of any continuing  Default  (except a Default in payment of  principal  or interest)  if it  determines  that  withholding notice is in the interest of the Holders.

16.      Trustee Dealings with the Company
         ---------------------------------

                  Subject to certain  limitations  imposed by the Act, the Trustee,  in its individual or any other capacity,  may become the owner or pledgee of Securities and may otherwise deal with and collect  obligations  owed to it by the Company or its  Affiliates  and may otherwise  deal with the Company or its  Affiliates  with the same rights it would have if it were not Trustee.

17.      No Recourse Against Others
         --------------------------

                  A director,  officer,  employee or  stockholder,  as such,  of the Company,  any Guarantor or the
Trustee  shall not have any liability for any  obligations  of the Company,  any Guarantor or the Trustee under the
Securities  or the  Indenture  or for any claim based on, in respect of or by reason of such  obligations  or their creation.  By accepting a Security,  each Holder  waives and releases  all such  liability.  The waiver and release are part of the consideration for the issue of the Securities.

18.      Authentication
         --------------

                  This  Security  shall  not  be  valid  until  an  authorized  signatory  of  the  Trustee  (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

19.      Abbreviations
         -------------

                  Customary  abbreviations  may be used in the name of a  Holder  or an  assignee,  such as TEN COM
(=tenants in common),  TEN ENT (=tenants by the  entireties),  JT TEN (=joint  tenants with rights of  survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

20.      CUSIP Numbers
         -------------

                  Pursuant to a  recommendation  promulgated  by the Committee on Uniform  Security  Identification
Procedures,  the Company has caused CUSIP numbers to be printed on the  Securities  and has directed the Trustee to use CUSIP  numbers in notices of  redemption  as a  convenience  to Holders.  No  representation  is made as to the accuracy of such  numbers  either as printed on the  Securities  or as contained  in any notice of  redemption  and reliance may be placed only on the other identification numbers placed thereon.

                  THE COMPANY WILL FURNISH TO ANY HOLDER,  UPON WRITTEN  REQUEST AND WITHOUT  CHARGE TO THE HOLDER,
A COPY OF THE  INDENTURE  WHICH  HAS IN IT THE TEXT OF THIS  SECURITY  IN  LARGER  TYPE.  REQUESTS  MAY BE MADE TO:
UNITED STATES CAN COMPANY,  700 EAST  BUTTERFIELD  ROAD,  SUITE 250,  LOMBARD,  ILLINOIS  60148,  ATTENTION:  CHIEF
FINANCIAL OFFICER.

CHI:1233900.5
                             [FORM OF NOTATION ON INITIAL NOTE RELATING TO GUARANTEE]

                                             SENIOR SECURED GUARANTEE

                  U.S. CAN CORPORATION (the "Parent  Guarantor") and MAY VERPACKUNGEN  HOLDING INC.  (together with any other Subsidiary Guarantor,  the "Subsidiary  Guarantors") have unconditionally  guaranteed on a senior secured basis (such  guarantee by each  Guarantor  being  referred to herein as the  "Guarantee")  (i) the due and punctual payment of the principal of and interest on the  Securities,  whether at maturity,  by  acceleration  or otherwise, the due and punctual payment of interest on the overdue principal and interest,  if any, on the Securities,  to the extent lawful,  and the due and punctual  performance of all other obligations of the Company to the Holders or the
Trustee all in  accordance  with the terms set forth in the  Indenture and (ii) in case of any extension of time of payment or renewal of any  Securities  or any of such other  obligations,  that the same will be  promptly  paid in full when due or performed in accordance  with the terms of the extension or renewal,  whether at stated  maturity, by acceleration or otherwise.

                  No director,  officer, employee or stockholder,  as such, of any of the Guarantors shall have any liability  under the Guarantee of such Guarantor by reason of such person's status as director,  officer,  employee or  stockholder.  Each Holder of a Security by accepting a Security  waives and releases  all such  liability.  The waiver and release are part of the consideration for the issuance of the Guarantee.

                  The  Guarantee  shall  not be valid or  obligatory  for any  purpose  until  the  certificate  of authentication  on the  Securities  upon which the Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized signatories.

                                                     U.S. CAN CORPORATION

                                                     By:___________________________________________________________
                                                           Name:
                                                           Title:

                                                     MAY VERPACKUNGEN HOLDING INC.

                                                     By:___________________________________________________________
                                                           Name:
                                                           Title:

CHI:1233900.5
                                                  ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Print or type assignee's name, address and zip code)

(Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint
                        -------------------------------------------------------------------------------------------
as agent to transfer this Security on the books of the Company.  The agent may substitute another to act for him.

Date:  __________ Your Signature:
                                 ----------------------------------------------------------------------------------

Sign exactly as your name appears on the other side of this Security.

Signature Guaranty:
                   ------------------------------------------------------------------------------------------------
                         (Signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company)

                  In  connection  with  any  transfer  of any of  the  Securities  evidenced  by  this  certificate occurring  prior to the date that is two years after the later of the date of original  issuance of such Securities and the last date,  if any, on which such  Securities  were owned by the Company or any  Affiliate  of the Company, the undersigned confirms that such Securities are being transferred:

(CHECK ONE BOX BELOW)

                  (1)    |_|   to the Company or a subsidiary thereof

                  (2)    |_|   to an institutional  "accredited  investor" (as defined in rule 501(a)(1),  (2), (3)
                               or (7) under the  Securities  Act of 1933,  as amended)  that has  furnished  to the
                               Holder a signed letter containing certain  representations  and agreements (the form of which letter can be obtained from the Trustee)

                  (3)    |_|   pursuant to effective  registration  statement  under the Securities Act of 1933, as amended

                  (4)    |_|   inside the United  States to a "qualified  institutional  buyer" (as defined in Rule
                               144A under the  Securities  Act of 1933,  as  amended)  that  purchases  for its own account or for the  account of a  qualified  institutional  buyer to whom  notice is given that such  transfer  is being  made in  reliance  on Rule 144A,  in each case, pursuant to and in compliance  with Rule 144A under the  Securities  Act of 1933, as amended

                  (5)    |_|   outside  the United  States in an  offshore  transaction  to a  "foreign  person" in accordance  with Rule 904 of  Regulation  S under  the  Securities  Act of 1933,  as amended

                  (6)    |_|   pursuant  to the  exemption  from  registration  provided  by  Rule  144  under  the
                               Securities Act of 1933, as amended

                  (7)    |_|   pursuant to another  available  exemption from the registration  requirements of the
                               Securities Act of 1933, as amended

                  Unless one of the boxes is checked,  the Trustee  will refuse to register  any of the  Securities evidenced  by this  certificate  in the name of any person  other than the  registered  holder  thereof;  provided, however,  that if box (2),  (5), (6) or (7) is checked,  the Trustee may  require,  prior to  registering  any such transfer  of the  Securities  such  legal  opinions,  certifications  and  other  information  as the  Company  has reasonably  requested  to  confirm  that such  transfer  is being  made  pursuant  to an  exemption  from,  or in a transaction not subject to, the  registration  requirements of the Securities Act of 1933, as amended,  such as the exemption provided by Rule 144 under such Securities Act of 1933, as amended.

-------------------------------------------------------------------------------------------------------------------
                                                                                    Signature

                               TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED

                  The  undersigned  represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole  investment  discretion and that it and any such account is a
"qualified  institutional  buyer" within the meaning of Rule 144A ("Rule 144A") under the  Securities  Act of 1933, as amended,  and is aware that the sale to it is being made in reliance on Rule 144A and  acknowledges  that it has received such  information  regarding  the Company as the  undersigned  has requested  pursuant to Rule 144A or has determined  not to  request  such  information  and  that it is aware  that  the  transferor  is  relying  upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:
      ------------------------------                 --------------------------------------------------------------

                                                                NOTICE:         To be executed by an executive
                                                                                officer

                                       [TO BE ATTACHED TO GLOBAL SECURITIES]

                               SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The following increases or decreases in this Global Security have been made:

                                                                        Principal Amount [at
                       Amount of decrease in   Amount of Increase in      Maturity] of this          Signature of
                        Principal Amount [at    Principal Amount [at       Global Security      authorized officer of
                            Maturity] of         Maturity] of this         following such       Trustee or Securities
  Date of Exchange              this              Global Security       decrease or increase          Custodian
  ----------------                                ---------------       --------------------          ---------
                          Global Security
                          ---------------

                                        OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Security  purchased by the Company  pursuant to Section 4.06 or
4.08 of the Indenture, check the box:  |_|

                  If you want to elect to have only part of this  Security  purchased  by the  Company  pursuant to
Section 4.06 or 4.08 of the Indenture, state the amount: $_________________

Date:
      ------------------------------                 --------------------------------------------------------------
                                                     (Sign exactly as your name appears on the other side of the
                                                     Security)

Signature Guaranty:
                             --------------------------------------------------------------------------------------
                            (Signature  must be  guaranteed  by a member  firm of the New York Stock  Exchange or a commercial bank or trust company)

                                                        B-1

CHI:1233900.5
                                                                                                          EXHIBIT B
                                                                                                          ---------

                                          [FORM OF FACE OF EXCHANGE NOTE]

                  UNLESS THIS  CERTIFICATE IS PRESENTED BY AN AUTHORIZED  REPRESENTATIVE  OF THE  DEPOSITORY  TRUST
COMPANY,  A NEW YORK  CORPORATION  ("DTC"),  NEW YORK,  NEW YORK, TO THE COMPANY OR ITS AGENT FOR  REGISTRATION  OF
TRANSFER,  EXCHANGE OR PAYMENT,  AND ANY  CERTIFICATE  ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER
NAME AS IS  REQUESTED  BY AN  AUTHORIZED  REPRESENTATIVE  OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH
OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED  REPRESENTATIVE OF DTC) ANY TRANSFER,  PLEDGE OR OTHER USE HEREOF FOR
VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL  INASMUCH AS THE  REGISTERED  OWNER  HEREOF,  CEDE & CO., HAS AN
INTEREST HEREIN.

                  TRANSFERS OF THIS GLOBAL  SECURITY  SHALL BE LIMITED TO TRANSFERS IN WHOLE,  BUT NOT IN PART,  TO
NOMINEES OF DTC OR TO A SUCCESSOR  THEREOF OR SUCH  SUCCESSORS  NOMINEE  AND  TRANSFERS  OF PORTIONS OF THIS GLOBAL
SECURITY  SHALL BE LIMITED  TO  TRANSFERS  MADE IN  ACCORDANCE  WITH THE  RESTRICTIONS  SET FORTH IN THE  INDENTURE
REFERRED TO ON THE REVERSE HEREOF.

                                             UNITED STATES CAN COMPANY

                                   Series B 107/8% Senior Secured Notes Due 2010

No.                                                                                               U.S. $125,000,000
CUSIP No.:

                  U.S.  Can  Corporation,  a Delaware  corporation,  promises to pay to CEDE & Co.,  or  registered assigns, the principal sum of One Hundred Twenty-Five Million Dollars ($125,000,000) on October 1, 2010.

                  Interest Payment Dates:  January 15 and July 15

                  Record Dates:  January 1 and July 1

                  Additional provisions of this Security are set forth on the other side of this Security.

Dated:                                                        UNITED STATES CAN COMPANY

                                                              by:__________________________________________________
                                                                                    President

                                                              by:__________________________________________________
                                                                                           Secretary

CHI:1233900.5
                                      TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                                                              WELLS FARGO BANK MINNESOTA,
                                                                 NATIONAL ASSOCIATION, as Trustee, certifies that
                                                              this is  one of the Securities referred to  in the
                                                              Indenture.

[seal]

                                                              by:__________________________________________________
                                                                              Authorized Signatory

                                                         6

CHI:1233900.5
                                                         1

CHI:1233900.5
                                      [FORM OF REVERSE SIDE OF EXCHANGE NOTE]

                                             UNITED STATES CAN COMPANY

                                   Series B 107/8% Senior Secured Notes Due 2010

1.       Interest
         --------

                  United States Can Company,  a Delaware  corporation  (such  corporation,  and its  successors and assigns under the Indenture  hereinafter referred to, being herein called the "Company"),  promises to pay interest on the  principal  amount of this  Security  at the rate per annum  shown  above.  The  Company  will pay  interest semiannually on January 15 and July 15 of each year,  beginning  January 15, 2004.  Interest on the Securities will accrue from the most recent date to which  interest has been paid or, if no interest has been paid,  from the Issue
Date.  Interest  will be  computed  on the  basis of a 360-day  year of 12 30-day  months.  The  Company  shall pay interest on overdue  principal at the rate borne by the Securities plus 1% per annum,  and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.       Method of Payment
         -----------------

                  The  Company,  in  accordance  with  Section  4.01 of the  Indenture,  will pay  interest  on the
Securities  (except  defaulted  interest)  to the persons who are  registered  holders of  Securities  ("Holder" or
"Holders") at the close of business on the Record Date next preceding the interest  payment date even if Securities are  cancelled  after  the  Record  Date and on or  before  the  interest  payment  date.  Holders  must  surrender
Securities to an office or agency where  Securities  may be presented  for payment (the "Paying  Agent") to collect principal  payments.  The  Securities  will be payable as to principal  and interest at the office or agency of the
Company  maintained  for such  purpose  within the City and State of New York,  or, at the  option of the  Company, payment of interest  may be made by check  mailed to the  Holders at their  addresses  set forth in the  Securities register of  Holders;  provided  that the  Company  will be  required  to make,  by wire  transfer  of  immediately available  funds to the  accounts  specified  by a Holder  of at least $5  million  aggregate  principal  amount of
Securities,  all payments of principal of, premium,  if any, and interest with respect to such Holder's  Securities if such Holder has provided wire transfer instructions to the Company.

3.       Paying Agent and Registrar
         --------------------------

                  Initially,  Wells Fargo Bank Minnesota,  National  Association,  a national  banking  association
("Trustee"),  will act as Paying Agent and the office or agency where  Securities may be presented for registration or transfer or for exchange (the "Registrar").

4.       Indenture
         ---------

                  The  Company  issued  the  Securities  under  an  Indenture  dated  as  of  July  22,  2003  (the
"Indenture"),  among the Company,  the Guarantors and the Trustee. The terms of the Securities include those stated
in the Indenture  and those made part of the  Indenture by reference to the Trust  Indenture Act of 1939 (15 U.S.C.
Section  77aaa-77bbbb)  as in effect on the date of the Indenture  and, to the extent  required by any amendment to the Trust  Indenture  Act of 1939 after such date,  as amended from time to time (the "Act").  Terms defined in the
Indenture and not defined herein have the meanings  ascribed  thereto in the Indenture.  The Securities are subject to all such terms, and Holders are referred to the Indenture and the Act for a statement of those terms.

                  The  Securities are senior secured  obligations  of the Company of which  $125,000,000  aggregate principal  amount  will be  initially  issued on the  Closing  Date  (subject  to Section  2.07 of the  Indenture).
Subject to the conditions  set forth in the Indenture,  the Company may issue  Additional  Notes.  This Security is one of the Series B  107/8% Senior  Secured Notes due 2010 (the  "Exchange  Notes")  referred to in the  Indenture.
The  Securities  include the 107/8%  Senior  Secured  Notes due 2010  originally  issued under the  Indenture  (the
"Initial  Notes"),  the  Additional  Notes and any Exchange  Notes issued in exchange  for the Initial  Notes.  The
Initial Notes,  the Additional  Notes and the Exchange Notes are treated as a single class of securities  under the
Indenture.  The Indenture  imposes certain  limitations on the Company and the Restricted  Subsidiaries,  including the  Incurrence of additional  Indebtedness,  payment of dividends or other  distributions  with respect to Capital
Stock of the  Company,  sale of assets of the  Company or its  Restricted  Subsidiaries,  and  restrictions  on the ability of any  Restricted  Subsidiary to pay dividends or make any other  distributions  in respect of its Capital
Stock. In addition,  the Indenture  contains certain  covenants that, among other things,  limit the ability of the
Company and the  Guarantors  to Incur  Indebtedness  which is senior to or ranks pari passu with the  Securities or the Guarantees, as the case may be, create certain Liens, or enter into certain mergers and consolidations.

                  The payment of principal  and  interest on the  Securities  is  unconditionally  guaranteed  on a senior secured basis by the Guarantors.

5.       Optional Redemption
         -------------------

                  Except as set forth in paragraphs 6 and 7, the  Securities  may not be redeemed prior to July 15,
2007.  On and after that date,  the Company may redeem the  Securities in whole at any time or in part from time to time at the following redemption prices (expressed in percentages of principal amount),  plus accrued interest,  if any,  to the  redemption  date  (subject to the right of Holders of record on the  relevant  Record Date to receive interest due on the related  interest  payment date), if redeemed during the 12-month period  beginning July 15, of the years below:

Year                                                               Percentage
----                                                               ----------
2007.........................................................        105.438%
2008.........................................................        102.719%
2009 and thereafter..........................................        100.000%

                  At any time,  or from time to time,  on or prior to July 15, 2006,  the  Company,  at its option, may use all or any portion of the net cash  proceeds of one or more Public Equity  Offerings (as defined  below) to redeem  up to 35% of the  aggregate  principal  amount of the  Securities  issued at a  redemption  price  equal to
110.875% of the  principal  amount  thereof plus accrued and unpaid  interest,  if any, to the date of  redemption;
provided that at least 65% of the aggregate  principal amount of Securities  initially  issued remains  outstanding immediately  after any such  redemption.  In order to effect the  foregoing  redemption  with the  proceeds  of any
Public Equity  Offering,  the Company shall make such  redemption not more than 180 days after the  consummation of any such Public Equity Offering.

                  As used in the  preceding  paragraph,  "Public  Equity  Offering"  means an  underwritten  public offering of the Company's  Capital  Stock (other than  Disqualified  Stock)  pursuant to a  registration  statement filed with the Commission in accordance with the Securities Act or a firm commitment  private  placement of Capital
Stock (other than  Disqualified  Stock)  pursuant to an agreement that requires the  registration  of the resale of such Capital Stock (or Capital Stock issued upon conversion  thereof)  contemporaneously  with the issuance thereof or as soon as practical thereafter.

                  In the case of any partial  redemption,  selection of the Securities for redemption  will be made by the Trustee  (subject to DTC procedures) on a pro rata basis, by lot or by such other method as the Trustee,  in its sole  discretion,  shall  deem to be fair and  appropriate  (and  which  complies  with  applicable  legal  and securities  exchange  requirements),  although no Security of $1,000 in original  principal  amount or less will be redeemed in part.  In the case of any  partial  redemption  made with the  proceeds  of a Public  Equity  Offering, selection of the Securities  for  redemption  will be made by the Trustee on a pro rata basis or on as nearly a pro rata basis as is  practicable  (subject to DTC  procedures),  unless such method is  otherwise  prohibited.  If any
Security  is to be redeemed  in part only,  the notice of  redemption  relating  to such  Security  shall state the portion of the principal  amount  thereof to be redeemed.  Subject to DTC  procedures,  a new Security in principal amount equal to the unredeemed  portion thereof will be issued in the name of the Holder thereof upon  cancellation of the original Security.

6.       Notice of Redemption
         --------------------

                  A notice of  redemption  will be mailed  at least 30 days but not more  than 60 days  before  the redemption  date to each Holder of  Securities to be redeemed at such Holder's  registered  address.  Securities in denominations  larger  than  $1,000  may be  redeemed  in part but  only in whole  multiples  of  $1,000.  If money sufficient  to pay the  redemption  price of and accrued  interest on all  Securities  (or portions  thereof) to be redeemed on the redemption  date is deposited  with the Paying Agent on or before the  redemption  date and certain other  conditions  are  satisfied,  on and after such date interest  ceases to accrue on such  Securities  (or such portions thereof) called for redemption.

7.       Put Provisions
         --------------

                  Upon a Change of  Control,  any  Holder of  Securities  will have the  right,  subject to certain conditions,  to cause the Company to  repurchase  all or any part of the  Securities of such Holder at a repurchase price equal to 101% of the principal  amount of the Securities to be repurchased  plus accrued interest to the date of  repurchase  (subject to the right of holders of record on the relevant  Record Date to receive  interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

8.       Security
         --------

                  The Indenture  provides that the Securities or Guarantees  must be secured by Liens on Collateral of  the  Company  or  Guarantors.  Liens  securing  the  Securities  or  Guarantees  may  be  released  in  various circumstances, including in certain circumstances without the consent of Holders.

9.       Denominations; Transfer; Exchange
         ---------------------------------

                  The  Securities  are in  registered  form without  coupons in  denominations  of $1,000 and whole multiples  of $1,000.  A Holder  may  transfer  or  exchange  Securities  in  accordance  with the  Indenture.  The
Registrar may require a Holder,  among other things, to furnish appropriate  endorsements or transfer documents and to pay any taxes and fees  required by law or  permitted  by the  Indenture.  The  Registrar  need not register the transfer of or exchange any Securities  selected for redemption  (except,  in the case of a Security to be redeemed in part,  the  portion of the  Security  not to be  redeemed)  or any  Securities  for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

10.      Persons Deemed Owners
         ---------------------

                  The registered Holder of this Security may be treated as the owner of it for all purposes.

11.      Unclaimed Money
         ---------------

                  If money for the payment of principal or interest  remains  unclaimed for two years,  the Trustee or Paying  Agent  shall pay the  money  back to the  Company  at its  request  unless  an  abandoned  property  law designates  another  Person.  After any such payment,  Holders  entitled to the money must look only to the Company and not to the Trustee for payment.

12.      Discharge and Defeasance
         ------------------------

                  Subject  to  certain  conditions,  the  Company  at any  time  may  terminate  some or all of its obligations  under the Securities and the Indenture if the Company  deposits with the Trustee  payment of principal and interest on the Securities to redemption or maturity, as the case may be.

13.      Amendment, Waiver
         -----------------

                  Subject to certain  exceptions  set forth in the  Indenture,  (i) the Indenture or the Securities
may be amended with the written  consent of the Holders of at least a majority in principal  amount  outstanding of the Securities and (ii) any default or  noncompliance  with any provision may be waived with the written consent of the Holders of a majority in principal  amount  outstanding of the  Securities.  Subject to certain  exceptions set forth in the Indenture,  without the consent of any Holder,  the Company and the Trustee may amend the Indenture or the  Securities  to cure any  ambiguity,  omission,  defect or  inconsistency,  or to comply with  Article 5 of the
Indenture, or to provide for uncertificated  Securities in addition to or in place of certificated  Securities,  or to secure the  Securities,  to add  guarantees  with  respect to the  Securities  or to confirm  and  evidence  the release,  termination or discharge of any such security or guaranty when such release,  termination or discharge is permitted by the Indenture,  or to comply with any  requirement of the Commission in connection with qualifying the
Indenture  under  the Act or  otherwise,  or to add or  release  Collateral  as  permitted  under  the terms of the
Indenture  or the  Security  Documents,  or to make any  change  that does not  adversely  affect the rights of any
Holder.

14.      Defaults and Remedies
         ---------------------

Under the Indenture,  Events of Default  include (i) default for 30 days in payment of interest on the  Securities;
(ii)  default in payment of  principal  on the  Securities  at  maturity,  upon  redemption,  upon  declaration  of acceleration  or  otherwise,  or failure by the Company and the  Guarantors to redeem or purchase  Securities  when required;  (iii)  failure by the Company or the  Guarantors  to comply with the  provisions  of Section 5.01 of the
Indenture;  (iv) failure by the Company,  the Parent Guarantor or any Restricted  Subsidiary to comply with certain other sections of the Indenture;  (v) failure by the Company, the Parent Guarantor or any Restricted  Subsidiary to
comply with other  agreements in the Indenture or the  Securities,  in certain cases subject to notice and lapse of time; (vi) certain  accelerations  (including failure to pay within any grace period after final maturity) of other
Indebtedness  of the Company if the amount  accelerated  (or so unpaid)  exceeds $10  million and  continue  for 10 days;  (vii) certain events of bankruptcy or insolvency  with respect to the Company,  any Guarantor or any Foreign
Significant  Subsidiary;  (viii)  certain  judgments  or decrees for the payment of money in excess of $10 million;
(ix) the Parent  Guarantee or any Subsidiary  Guarantee is held  unenforceable  or invalid or ceasing to be in full force and effect;  and (x) any Second  Priority  Security  Document or the  Intercreditor  Agreement  is held to be unenforceable  or invalid for any reason,  the security  interests  purported to be created by the Second  Priority
Security  Documents are held to be  unenforceable,  invalid or impaired  with respect to a material  portion of the
Collateral,  the Company or any Guarantor  defaults in the  performance of the terms of any of the Second  Priority
Security  Documents or the  Intercreditor  Agreement  in a manner which  adversely  affects the  enforceability  or validity of the security  interest on a material  portion of the Collateral or in a manner which adversely  affects the  condition or value of a material  portion of the  Collateral,  or the Company or any  Guarantor  repudiates or disaffirms  any of its  obligations  under any of the  Second  Priority  Security  Documents  or the  Intercreditor
Agreement..  If an Event of  Default  (other  than an Event of  Default  specified  in (vii)  above)  occurs and is continuing,  the Trustee or the Holders of at least 25% in  principal  amount of the  Securities  may, by notice to the  Company  and,  in the case of such  Holders,  to the  Trustee,  declare  the  principal  amount of and accrued interest on the Securities to be due and payable immediately upon the occurrence of such Events of Default.

                  Holders may not enforce the  Indenture  or the  Securities  except as provided in the  Indenture.
The Trustee may refuse to enforce the  Indenture  or the  Securities  unless it receives  reasonable  indemnity  or security.  Subject to certain  limitations,  Holders of a majority in principal amount of the Securities may direct the  Trustee  in its  exercise  of any  trust or  power.  The  Trustee  may  withhold  from  Holders  notice of any continuing  Default  (except a Default in payment of  principal  or interest)  if it  determines  that  withholding notice is in the interest of the Holders.

15.      Trustee Dealings with the Company
         ---------------------------------

                  Subject to certain  limitations  imposed by the Act, the Trustee,  in its individual or any other capacity,  may become the owner or pledgee of Securities and may otherwise deal with and collect  obligations  owed to it by the Company or its  Affiliates  and may otherwise  deal with the Company or its  Affiliates  with the same rights it would have if it were not Trustee.

16.      No Recourse Against Others
         --------------------------

                  A director,  officer,  employee or  stockholder,  as such,  of the Company,  any Guarantor or the
Trustee  shall not have any liability for any  obligations  of the Company,  any Guarantor or the Trustee under the
Securities  or the  Indenture  or for any claim based on, in respect of or by reason of such  obligations  or their creation.  By accepting a Security,  each Holder  waives and releases  all such  liability.  The waiver and release are part of the consideration for the issue of the Securities.

17.      Authentication
         --------------

                  This  Security  shall  not  be  valid  until  an  authorized  signatory  of  the  Trustee  (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

18.      Abbreviations
         -------------

                  Customary  abbreviations  may be used in the name of a  Holder  or an  assignee,  such as TEN COM
(=tenants in common),  TEN ENT (=tenants by the  entireties),  JT TEN (=joint  tenants with rights of  survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

19.      CUSIP Numbers
         -------------

                  Pursuant to a  recommendation  promulgated  by the Committee on Uniform  Security  Identification
Procedures  the Company has caused CUSIP  numbers to be printed on the  Securities  and has directed the Trustee to use CUSIP  numbers in notices of  redemption  as a  convenience  to Holders.  No  representation  is made as to the accuracy of such  numbers  either as printed on the  Securities  or as contained  in any notice of  redemption  and reliance may be placed only on the other identification numbers placed thereon.

                  THE COMPANY WILL FURNISH TO ANY HOLDER,  UPON WRITTEN  REQUEST AND WITHOUT  CHARGE TO THE HOLDER,
A COPY OF THE  INDENTURE  WHICH  HAS IN IT THE TEXT OF THIS  SECURITY  IN  LARGER  TYPE.  REQUESTS  MAY BE MADE TO:
UNITED STATES CAN COMPANY,  700 EAST  BUTTERFIELD  ROAD,  SUITE 250,  LOMBARD,  ILLINOIS  60148,  ATTENTION:  CHIEF
FINANCIAL OFFICER.

CHI:1233900.5
                             [FORM OF NOTATION ON EXCHANGE NOTE RELATING TO GUARANTEE]

                                             SENIOR SECURED GUARANTEE

                  U.S. CAN CORPORATION (the "Parent  Guarantor") and MAY VERPACKUNGEN  HOLDING INC.  (together with any other Subsidiary Guarantor,  the "Subsidiary  Guarantors") have unconditionally  guaranteed on a senior secured basis (such  guaranty by each  Guarantor  being  referred to herein as the  "Guarantee")  (i) the due and  punctual payment of the principal of and interest on the  Securities,  whether at maturity,  by  acceleration  or otherwise, the due and punctual payment of interest on the overdue principal and interest,  if any, on the Securities,  to the extent lawful,  and the due and punctual  performance of all other obligations of the Company to the Holders or the
Trustee all in  accordance  with the terms set forth in the  Indenture and (ii) in case of any extension of time of payment or renewal of any  Securities  or any of such other  obligations,  that the same will be  promptly  paid in full when due or performed in accordance  with the terms of the extension or renewal,  whether at stated  maturity, by acceleration or otherwise.

                  No director,  officer, employee or stockholder,  as such, of any of the Guarantors shall have any liability  under the Guarantee of such Guarantor by reason of such person's status as director,  officer,  employee or  stockholder.  Each Holder of a Security by accepting a Security  waives and releases  all such  liability.  The waiver and release are part of the consideration for the issuance of the Guarantee.

                  The  Guarantee  shall  not be valid or  obligatory  for any  purpose  until  the  certificate  of authentication  on the  Securities  upon which the Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized signatories.

                                                     U.S. CAN CORPORATION

                                                     By:___________________________________________________________
                                                           Name:
                                                           Title:

                                                     MAY VERPACKUNGEN HOLDING INC.

                                                     By:___________________________________________________________
                                                           Name:
                                                           Title:

                                                  ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Print or type assignee's name, address and zip code)

(Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint
                        -------------------------------------------------------------------------------------------
as agent to transfer this Security on the books of the Company.  The agent may substitute another to act for him.

Date:  __________ Your Signature:
                                 ----------------------------------------------------------------------------------

Sign exactly as your name appears on the other side of this Security.

Signature Guaranty:
                   ------------------------------------------------------------------------------------------------
                         (Signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company)

                                       [TO BE ATTACHED TO GLOBAL SECURITIES]

                               SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

         The following increases or decreases in this Global Security have been made:

                       Amount of decrease in   Amount of Increase in     Principal Amount [at         Signature of
                        Principal Amount [at    Principal Amount [at      Maturity] of this      authorized officer of
                            Maturity] of         Maturity] of this         Global Security       Trustee or Securities
  Date of Exchange              this              Global Security      following such decrease         Custodian
  ----------------                                ---------------                     ---------        ---------
                          Global Security                                    or increase
                          ---------------                                    -----------

                                        OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Security  purchased by the Company  pursuant to Section 4.06 or
4.08 of the Indenture, check the box:  |_|

                  If you want to elect to have only part of this  Security  purchased  by the  Company  pursuant to
Section 4.06 or 4.08 of the Indenture, state the amount: $_________________

Date:
      ------------------------------                 --------------------------------------------------------------
                                                     (Sign exactly as your name appears on the other side of the
                                                     Security)

Signature Guaranty:
                             --------------------------------------------------------------------------------------
                            (Signature  must be  guaranteed  by a member  firm of the New York Stock  Exchange or a commercial bank or trust company)